Execution Version

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AMENDED AND RESTATED CREDIT AGREEMENT
dated as of February 3, 2014
among
MILLER ENERGY RESOURCES, INC.,
as Borrower,
APOLLO INVESTMENT CORPORATION,
as Arranger and Administrative Agent,
and
The Lenders Party Hereto

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#4452571.13

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS
Section 1.01.    Terms Defined Above                                1
Section 1.02.    Certain Defined Terms                            1
Section 1.03.    Types of Loans                                29
Section 1.04.    Terms Generally; Rules of Construction                    29
Section 1.05.    Accounting Terms and Determinations; GAAP                30
ARTICLE II
THE CREDITS
Section 2.01.    Commitments                                    30
Section 2.02.    Loans                                        30
Section 2.03.    Requests for Loans                                31
Section 2.04.    Interest Elections                                32
Section 2.05.    Funding of Loans                                33
Section 2.06.    Reserved                                    33
Section 2.07.    Reserved                                    33
Section 2.08.    Reserved                                    33
ARTICLE III
PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES
Section 3.01.    Repayment of Loans                                33
Section 3.02.    Interest                                        33
Section 3.03.    Alternate Rate of Interest                            34
Section 3.04.    Prepayments                                    35
Section 3.05.    Make-Whole Premium & Prepayment Premium                36
Section 3.06.    Fees                                        37
ARTICLE IV
Payments; Pro Rata Treatment; Sharing of Set-offs
Section 4.01.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs        37
Section 4.02.    Presumption of Payment by the Borrower                    38
Section 4.03.    Certain Deductions by the Administrative Agent                38
Section 4.04.    Disposition of Proceeds                            39
ARTICLE V
INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

i

Section 5.01.    Increased Costs                                39
Section 5.02.    Break Funding Payments                            40
Section 5.03.    Taxes                                        40
Section 5.04.    Mitigation Obligations; Replacement of Lenders                45
Section 5.05.    Illegality                                    46
ARTICLE VI
CONDITIONS PRECEDENT
Section 6.01.    Effective Date                                    46
Section 6.02.    Additional Conditions                                51
ARTICLE VII
REPRESENTATIONS AND WARRANTIES
Section 7.01.    Organization; Powers                                52
Section 7.02.    Authority; Enforceability                            52
Section 7.03.    Approvals; No Conflicts                            52
Section 7.04.    Financial Condition; No Material Adverse Change                53
Section 7.05.    Litigation                                    53
Section 7.06.    Environmental Matters                            54
Section 7.07.    Compliance with the Laws and Agreements; No Defaults            55
Section 7.08.    Investment Company Act                            55
Section 7.09.    Taxes                                        55
Section 7.10.    ERISA                                        56
Section 7.11.    Disclosure; No Material Misstatements                    56
Section 7.12.    Insurance                                    57
Section 7.13.    Restriction on Liens                                57
Section 7.14.    Subsidiaries                                    57
Section 7.15.    Location of Business and Offices                        57
Section 7.16.    Properties; Titles, Etc.                                58
Section 7.17.    Maintenance of Properties                            59
Section 7.18.    Gas Imbalances, Prepayments                        59
Section 7.19.    Marketing of Production                            60
Section 7.20.    Swap Agreements                                60
Section 7.21.    Use of Loans                                    60
Section 7.22.    Solvency                                    60
Section 7.23.    Acquisition Documents                            61
Section 7.24.    Foreign Corrupt Practices                            61
Section 7.25.    Money Laundering                                61

Section 7.26.    OFAC                                        61
Section 7.27.    Patriot Act                                    61
Section 7.28.    Security Documents                                61
Section 7.29.    Labor Matters.                                    62
Section 7.30.    Brokerage Fees                                62
Section 7.31.    Material Contracts                                62
ARTICLE VIII
AFFIRMATIVE COVENANTS
Section 8.01.    Financial Statements; Other Information                    63
Section 8.02.    Notices of Material Events                            67
Section 8.03.    Existence; Conduct of Business                        67
Section 8.04.    Payment of Obligations                            67
Section 8.05.    Performance of Obligations under Loan Documents and Material Contracts
                                        67
Section 8.06.    Operation and Maintenance of Properties                    68
Section 8.07.    Insurance                                    68
Section 8.08.    Books and Records; Inspection Rights                    69
Section 8.09.    Compliance with Laws                            69
Section 8.10.    Environmental Matters                            69
Section 8.11.    Further Assurances                                71
Section 8.12.    Reserve Reports                                71
Section 8.13.    Title Information                                72
Section 8.14.    Additional Collateral; Additional Guarantors                    72
Section 8.15.    ERISA Compliance                                73
Section 8.16.    Post-Closing Covenants                            74
Section 8.17.    Hedging Maintenance.                            75
Section 8.18.    Board Observation Rights                            75
Section 8.19.    Appraisal                                    76
Section 8.20.    Minimum Liquidity                                76
ARTICLE IX
NEGATIVE COVENANTS
Section 9.01.    Financial Covenants                                76
Section 9.02.    Debt                                        77
Section 9.03.    Liens                                        78
Section 9.04.    Dividends, Distributions and Redemptions                    79
Section 9.05.    Investments, Loans and Advances                        80

Section 9.06.    Nature of Business; International Operations                    81
Section 9.07.    Limitation on Leases                                82
Section 9.08.    Proceeds of Loans                                82
Section 9.09.    ERISA Compliance                                82
Section 9.10.    Sale or Discount of Receivables; Alaska Oil & Gas Production Tax Credits    83
Section 9.11.    Mergers, Etc.                                    83
Section 9.12.    Dispositions of Properties                            83
Section 9.13.    Transactions with Affiliates                            85
Section 9.14.    Subsidiaries; Equity Interests                            85
Section 9.15.    Negative Pledge Agreements; Dividend Restrictions                85
Section 9.16.    Gas Imbalances, Take-or-Pay or Other Prepayments                86
Section 9.17.    Swap Agreements                                86
Section 9.18.    Acquisition Documents & Organizational Documents            86
Section 9.19.    Fiscal Year                                    87
Section 9.20.    Preferred Equity Interests                            87
Section 9.21.    Marketing Activities                                87
Section 9.22.    Press Release and Related Matters                        87
Section 9.23.    Consolidated G&A Expenses                            88
ARTICLE X
EVENTS OF DEFAULT; REMEDIES
Section 10.01.    Events of Default                                88
Section 10.02.    Remedies                                    90
ARTICLE XI
THE AGENTS
Section 11.01.    Appointment; Powers                                92
Section 11.02.    Duties and Obligations of Administrative Agent                92
Section 11.03.    Action by Administrative Agent                        93
Section 11.04.    Reliance by Administrative Agent                        93
Section 11.05.    Subagents                                    94
Section 11.06.    Resignation of Administrative Agent                        94
Section 11.07.    Agents as Lenders                                94
Section 11.08.    No Reliance                                    94
Section 11.09.    Administrative Agent May File Proofs of Claim                95
Section 11.10.    Authority of Administrative Agent to Release Collateral and Liens        96
Section 11.11.    The Arranger                                    96
ARTICLE XII

MISCELLANEOUS
Section 12.01.    Notices                                    96
Section 12.02.    Waivers; Amendments                            97
Section 12.03.    Expenses, Indemnity; Damage Waiver                    99
Section 12.04.    Successors and Assigns                            101
Section 12.05.    Survival; Revival; Reinstatement                        105
Section 12.06.    Counterparts; Integration; Effectiveness                    106
Section 12.07.    Severability                                    106
Section 12.08.    Right of Setoff                                    106
Section 12.09.    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS
107
Section 12.10.    Headings                                    108
Section 12.11.    Confidentiality                                108
Section 12.12.    Interest Rate Limitation                            109
Section 12.13.    EXCULPATION PROVISIONS                        109
Section 12.14.    Reserved                                    110
Section 12.15.    No Third Party Beneficiaries                            110
Section 12.16.    USA Patriot Act Notice                            110
Section 12.17.    Alaska Statutes                                110
Section 12.18.    Intercreditor Agreement                            110
Section 12.19.    Amendment and Restatement                            110

v

ANNEXES, EXHIBITS AND SCHEDULES

Annex I        Commitments

Exhibit A        Form of Note
Exhibit B        Form of Borrowing Request
Exhibit C        Form of Continuation Request
Exhibit D        Form of Compliance Certificate
Exhibit E        Form of Transfer Order Letters
Exhibit F        Form of Assignment and Assumption
Exhibit G        Form of Intercreditor Agreement

Schedule 7.05        Litigation
Schedule 7.06        Environmental Matters
Schedule 7.14        Subsidiaries and Partnerships
Schedule 7.18        Gas Imbalances
Schedule 7.19        Marketing Contracts
Schedule 7.20        Swap Agreements
Schedule 7.31        Material Contracts
Schedule 8.16        Post-Closing Items
Schedule 9.02        Existing Debt
Schedule 9.05        Existing Investments
Schedule 9.13         Transactions with Affiliates

THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 3, 2014, is among: MILLER ENERGY RESOURCES, INC., a corporation duly formed and existing under the laws of the State of Tennessee (the “Borrower”); each of the Lenders from time to time party hereto; and APOLLO INVESTMENT CORPORATION (in its individual capacity, “Apollo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
A.    The Borrower entered into a Loan Agreement dated as of June 29, 2012 with Apollo Investment Corporation, as arranger and administrative agent, and the other financial institutions party thereto (as amended to the date hereof, the “Existing Credit Agreement”).
B.    The Borrower has requested, and the Lenders and the Administrative Agent have agreed, that the Existing Credit Agreement be amended and restated in its entirety as set forth herein.
C.    Now, therefore, in consideration of the mutual covenants and agreements herein contained and of the loans and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS
Section 1.01.    Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02.    Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan, refers to whether such Loan is bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquired Equity” means the Equity Interests of Anchor Point Energy, LLC, to be acquired pursuant to the terms of the Acquisition Agreement.
“Acquisition” means the acquisition of certain oil, gas and mineral Properties pursuant to the terms and conditions of the Acquisition Documents.
“Acquisition Agreement” means the Purchase and Sale Agreement among Armstrong Cook Inlet, LLC, GMT Exploration Company, LLC, Dale Resources Alaska, LLC, Jonah Gas Company, LLC and Nerd Gas Company, LLC, collectively, as Seller, and CIE, as Buyer, dated November 22, 2013.
“Acquisition Closing Date” means the “Closing Date” as defined in the Acquisition Agreement.
“Acquisition Documents” means (a) the Acquisition Agreement, and (b) all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith, as amended in accordance with the terms hereof and thereof.
“Acquisition Properties” means the Oil and Gas Properties and other properties acquired by the Borrower or any Guarantor pursuant to the Acquisition Documents.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate; provided however, that at no time shall the Adjusted LIBO Rate be less than 2.00% per annum.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Loans” has the meaning assigned such term in Section 5.05.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means, collectively, the Administrative Agent and any sub-agent appointed by the Administrative Agent pursuant to Section 11.05; and “Agent” shall mean any of them individually, as the context requires.
“Aggregate Commitment” means, as of any date of determination, the sum of the Commitments of all of the Lenders as of such date. On the Effective Date, the Aggregate Commitment is $175,000,000.
“Agreement” means this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.
“Aircraft” means that certain Hawker 400 aircraft owned by the Borrower as of the Effective Date, acquired pursuant to the Aircraft Purchase Agreement, dated November 17, 2010, among The Heavener Company Leasing, LLC, Bristol Capital Advisors, LLC, as seller, and the Borrower, as purchaser.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a three month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 (or any successor or substitute page) at approximately 11:00 a.m., New York time, on such day (or the immediately preceding Business Day if such day is not a day on which banks are open for dealings in dollar deposits in the London interbank market). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Applicable Margin” means, for any day, with respect to (a) any ABR Loan, a rate per annum equal to 8.75%, and (b) any Eurodollar Loan, a rate per annum equal to 9.75%.
“Applicable Percentage” means, with respect to any Lender, (a) at any time prior to the termination of the Aggregate Commitment, the percentage of the Aggregate Commitment represented by such Lender’s Commitment, and (b) at any time after the termination of the Aggregate Commitment, the percentage of all outstanding Loans represented by the outstanding Loans made by such Lender. The Applicable Percentage of each Lender on the Effective Date is set forth on Annex I.
“Approved Counterparty” means (a) Cargill, Incorporated, (b) BP Corporation North America Inc., (c) any First Lien Lender or Affiliate thereof and (d) any other Person whose long term senior unsecured debt rating at the time of entering into the Swap Agreement is A/A2 by S&P or Moody’s (or their equivalent) or higher.

“Approved Petroleum Engineers” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company Petroleum Consultants, L.P., (c) DeGolyer & MacNaughton and (d) any other independent petroleum engineers reasonably acceptable to the Administrative Agent.
“Approved Senior Credit Agreement” means a credit agreement (as amended, restated, extended, replaced, supplemented, modified or refinanced as permitted by the Intercreditor Agreement) to be entered into on or before the date that is 45 days after the Effective Date, which credit agreement contains terms substantially in accordance with those set forth in the term sheet dated January 31, 2014 provided by the Borrower to the Administrative Agent on or before the date hereof (and certified by the Borrower as being a true and complete copy thereof), with the First Lien Administrative Agent as described in said term sheet, and other usual and customary terms and conditions approved by the Administrative Agent and the Majority Lenders (such approval not to be unreasonably withheld or delayed); provided, that, for the avoidance of doubt, such Approved Senior Credit Agreement may not contain any financial covenants that are more restrictive than those set forth in Section 9.01 hereof.
“Arranger” means Apollo, in its capacity as arranger hereunder.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.
“Asset Coverage Test Date” means (a) the date of each Borrowing Base redetermination under the First Lien Credit Agreement, including all scheduled, interim and special redeterminations thereunder, (b) the last day of each fiscal quarter, commencing with the fiscal quarter ending April 30, 2014, (c) each other date on which the Loan Parties acquire or Dispose of (to the extent permitted hereby or otherwise consented to in accordance with the terms hereof) Oil and Gas Properties or any other Properties pursuant to Section 9.12(c) or Section 9.05(n) or otherwise with an aggregate NYMEX Value of total Proved Developed Reserves or fair market value, respectively, equal to $500,000 or more, and (d) the date on which any borrowing of First Lien Loans or any other credit extension is made under the First Lien Credit Agreement (including without limitation any issuance of a letter of credit thereunder).
“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.
“Borrowing Base” has the meaning set forth in the Intercreditor Agreement.
“Borrowing Base Deficiency” means “Borrowing Base Deficiency” or any similar term as defined in the First Lien Credit Agreement.
“Borrowing Request” means a request by the Borrower for a borrowing of Loans in accordance with Section 2.03.
“BP Swap Agreement” means the ISDA 2002 Master Agreement dated as of December 6, 2010 between the Borrower and BP Corporation North America Inc., as amended by the Amendment dated as of December 8, 2010, together with all schedules and annexes thereto and transactions thereunder.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed; and if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Loan or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which banks are open for dealings in dollar deposits in the London interbank market.
“Capital Leases” means, in respect of any Person, all leases that are or should be, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder. Any lease that was treated as an operating lease under GAAP at the time it was entered into that later becomes a capital lease as a result of a change in GAAP during the life of such lease, including any renewals, shall be treated as an operating lease for all purposes under this Agreement, and any lease that was treated as a capital lease under GAAP at the time it was entered into that later becomes an operating lease as a result of a change in GAAP during the life of such lease, including any renewals, shall be treated as a capital lease for all purposes under this Agreement.
“Cargill Swap Agreement” means the means the ISDA 1992 Master Agreement dated as of December 17, 2013 between the Borrower and Cargill, Incorporated, together with all schedules and annexes thereto and transactions thereunder.
“Cash Equivalents” means Investments described in Section 9.05(c), (d), (e) and (f).
“Cash Management Agreement” means any agreement to provide any one or more of the following types of services or facilities to a Loan Party: (a) ACH transactions, (b) treasury and/or cash management services, including, without limitation, controlled disbursement services, (c) foreign exchange facilities, (d) credit or debit cards, (e) deposit and other accounts and (f) merchant services (other than those constituting a line of credit).
“Casualty Event” means any loss, casualty or other damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Oil and Gas Property of the Borrower or any of its Subsidiaries having an estimated dollar amount in excess of $5,000,000.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and Rule 13d-3 of the Securities and Exchange Commission thereunder as in effect on the Effective Date) of Equity Interests representing more than 30.0% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) approved or appointed by directors so nominated; or (c) other than in a Permitted Disposition, any of Scott Boruff, David Hall, David Voyticky, or Deloy Miller sells or otherwise disposes of any of the Equity Interests of the Borrower owned by such Person on the Effective Date; provided, however, that each will be permitted to sell Equity Interests of the Borrower in an amount equal to the proceeds required for (i) the exercise of warrants or stock options with respect to the Borrower’s Equity Interests prior to their expiration and/or (ii) the payment of U.S. federal and state income Taxes recognized by such Person with respect to Equity Interests granted to such Person by the Borrower as compensation for employment and the provision of services to or for the Borrower. In connection with sales of Equity Interests permitted under clause (ii) of the prior sentence, the Person selling such Equity Interests shall provide the Administrative Agent with a detailed calculation of such Person’s taxable income derived from the receipt of Equity Interests from the Borrower as employment compensation and the proceeds generated from the sale of Equity Interests to pay the U.S. federal and state income Taxes owing with respect to such receipts within 60 days of the date of sale.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“CIE” means Cook Inlet Energy LLC, an Alaska limited liability company and wholly owned subsidiary of the Borrower.
“CIE Pipeline Asset Disposition” means the sale by CIE to Tesoro Alaska Company or its Affiliates of approximately eight miles of 8” diameter onshore crude oil pipeline which connects CIE’s Kustatan production facility to the Trading Bay Production Facility, together with the related right-of-way in connection with the construction and operation of the planned Trans-Foreland Pipeline project under consideration by the Alaska Department of Natural Resources.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
“Collections Account” means (a) Account Nos. 7238394311 and 7238394329 maintained by the Loan Parties with Fifth Third Bank and (b) any other DDA established by any Loan Party into which proceeds from the sales of Hydrocarbons are deposited.
“Commitment” means, with respect to each Lender at any time, the commitment of such Lender to make Loans in an aggregate principal amount not to exceed the dollar amount set forth opposite such Lender’s name on Annex I, as such commitment may be modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b).
“Conforming RBL Agreement” means a credit agreement (as amended, restated, extended, replaced, supplemented, modified or refinanced as permitted by the Intercreditor Agreement) to be entered into on or before the date that is 365 days after the Effective Date among the Borrower, the First Lien Administrative Agent and the other lenders party thereto from time to time, that:
(a) provides for a combined all in rate (which includes all interest, fees, original issue discount, and any other similar payment obligations thereunder and under the other First Lien Loan Documents) not to exceed a rate based on the London Interbank Offered Rate (it being understood that there shall be no minimum floor for such rate) plus 4.75% per annum;
(b) provides for an initial Borrowing Base of not less than $50,000,000;
(c) provides only for one, three and six month interest periods in respect of the loans thereunder bearing interest a rate based on the London Interbank Offered Rate;
(d) does not contain any financial covenants that are more restrictive than those set forth in Section 9.01 hereof; and
(e) contains other usual and customary terms and conditions approved by the Administrative Agent and the Majority Lenders (such approval not to be unreasonably withheld or delayed).

“Consolidated G&A Expenses” means, for any period, the aggregate of all general and administrative expenses of the Borrower and its Subsidiaries paid in cash, determined on a consolidated basis in accordance with GAAP, excluding legal fees and other non-recurring items reasonably acceptable to the Administrative Agent. Annual performance bonuses acceptable to the Administrative Agent in its sole discretion shall also be excluded from “Consolidated G&A Expenses”.
“Consolidated Net Income” means with respect to the Borrower and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Consolidated Subsidiaries after allowances for taxes (but for the avoidance of doubt, prior to preferred stock dividends and accretions) for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (or loss) (to the extent otherwise included therein) the following: (a) the net income (or loss) of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited; (c) any extraordinary gains or losses during such period, (d) non-cash gains, losses or adjustments, including non-cash gains, losses or adjustments under authoritative guidance from the FASB as a result of changes in the fair market value of derivatives and any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns and writedowns under authoritative guidance from the FASB as a result of accounting for oil and gas activities, goodwill and other intangible assets, and property, plant and equipment (for the avoidance of doubt, realized gains or losses will be counted in Consolidated Net Income in the quarter that cash is actually received or paid); (e) any non-cash employee based compensation; and (f) any gain or loss realized in connection with asset sales.
“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.
“DDA” means any Deposit Account (as defined in the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of New York) maintained by the Borrower or any Subsidiary.
“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services (including, without limitation, any earn-out obligations, contingent payment obligations, or other similar obligations associated with such purchase), but excluding trade accounts payable in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities) that are either (i) not greater than 90 days past due or (ii) are being contested in good faith by appropriate proceedings and adequate reserves therefore have been established under GAAP; (d) the principal component of obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing agreements in the ordinary course of business; (j) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (n) all obligations of such Person with respect to any arrangement, directly or indirectly, whereby such Person shall sell or transfer any material asset, and whereby such Person shall then or immediately thereafter rent or lease as lessee such asset or any part thereof. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.
For the avoidance of doubt, “Debt” does not include obligations in respect of Swap Agreements, indemnities incurred in the ordinary course of business or in connection with the disposition of assets, any employee or director compensation, any compensation paid to employees or directors pursuant to stock appreciation rights, or obligations under operating leases.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Deposit Account Control Agreement” means a deposit account control agreement to be executed and delivered among any Loan Party, the Administrative Agent and certain banks at which such Loan Party maintains Collection Accounts or other applicable DDAs, in each case, in form and substance as may be reasonably acceptable to the Administrative Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Disbursement Letter” means the disbursement request executed and delivered by the Borrower to the Administrative Agent contemporaneous with the Effective Date regarding the Loans to be made on the Effective Date, the form and substance of which shall be satisfactory to the Administrative Agent.
“Dispose” means to sell, lease, assign, farm-out, convey, transfer, or otherwise dispose of any Property. “Disposition” has a correlative meaning thereto.
“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Termination Date.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.
“EBITDAX” means, for any period of four consecutive fiscal quarters, without duplication, (a) Consolidated Net Income for such period plus (b) the following expenses or charges to the extent deducted in calculating Consolidated Net Income for such period: Interest Expense, income Taxes, depreciation, depletion, amortization (including amortization of deferred financing costs), exploration expenses, accretion of asset retirement obligations, and other noncash charges reasonably acceptable to the Administrative Agent, plus (c) to the extent deducted in calculating Consolidated Net Income for such period, the payments to be paid to Apollo under and as defined in the Restructuring Agreement, minus (d) the following items, to the extent added in the determination of Consolidated Net Income: (i) all noncash income included in the calculation of Consolidated Net Income and (ii) any cash received outside the ordinary course of business from any foreign, United States, state or local tax credit or incentive program, including, without limitation, Alaska’s Oil & Gas Production Tax Credit program; provided, however, that if any such Person shall have consummated any acquisition or disposition during such period, EBITDAX shall be subject to pro forma adjustments for such acquisition or disposition (calculated in accordance with Regulation S-X under the Securities Exchange Act of 1934, as amended or as otherwise approved by the Administrative Agent), as if such acquisition or disposition had occurred on the first day of such period and shall also include adding back to Consolidated Net Income any non-recurring or one-time cash or non-cash charges or expenses associated with such acquisition or disposition that are reasonably acceptable to the Administrative Agent; provided further that (i) for the fiscal quarter ended April 30, 2014, EBITDAX shall be EBITDAX for such fiscal quarter multiplied by 4; (ii) for the fiscal quarter ended July 31, 2014, EBITDAX shall be EBITDAX for the two fiscal quarters then ended multiplied by 2; and (iii) for the fiscal quarter ended October 31, 2014, EBITDAX shall be EBITDAX for the three fiscal quarters then ended multiplied by 4/3.
“Effective Date” means the date on which the conditions specified in Article VI are satisfied (or waived in accordance with Section 12.02).
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) a Related Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health and safety (insofar as either may be affected by a Release of, or exposure to, Hazardous Materials) the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting, or at any time has conducted, business, or where any Property of the Borrower or any Subsidiary is located, including, the Oil Pollution Act of 1990, as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials

Transportation Act, as amended, the Natural Gas Pipeline Safety Act of 1968, as amended, the Hazardous Liquid Pipeline Safety Act of 1979, as amended, and other environmental conservation or protection Governmental Requirements.
“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.
“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.
“ERISA Event” means (a) a Reportable Event with respect to any Plan subject to Title IV of ERISA, (b) the withdrawal of the Borrower or any of its Subsidiaries or ERISA Affiliates from a Plan subject to Title IV of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Plan or a Multiemployer Plan or, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan subject to Title IV of ERISA, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, or (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of the Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan.
“Eurodollar”, when used in reference to any Loan, refers to whether such Loan is bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Section 10.01.
“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law or otherwise in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out or farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision or any deposit account agreement or similar agreement relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and not in connection with the borrowing of money, and (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the Lien granted in favor of the Secured Parties is to be hereby implied or expressed by the permitted existence of such Excepted Liens.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto.
“Excluded Taxes” means, with respect to the Administrative Agent or any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) Taxes imposed on or measured by net income (however denominated), state franchise Taxes, and branch profits Taxes, in each case, (i) by the United States of America (or any political subdivision thereof) or such other jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.04(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to any such recipient’s failure to comply with Section 5.03(e), and (d) any United States federal withholding Tax that is imposed under FATCA.

“Existing Credit Agreement” has the meaning set forth in the Recitals.
“Extraordinary Proceeds” means any cash received by Borrower or any of its Subsidiaries (a) not in the ordinary course of business (and not consisting of proceeds described in Section 3.04(c)(i) or Section 3.04(c)(iii)), and/or (b) from or in respect of (ii) pension plan reversions, (iii) any insurance provider, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), and (vi) any purchase price adjustment received in connection with any purchase agreement; provided, however, that “Extraordinary Proceeds” shall not include any proceeds from (i) the issuance of any Equity Interests by the Borrower, or (ii) any foreign, United States, state or local tax credit or incentive program, including, without limitation, Alaska’s Oil & Gas Production Tax Credits program; provided, further that “Extraordinary Proceeds” shall be reduced by any amounts that are required to be and are applied to repay the First Lien Secured Obligations, unless, if required to be so applied, any one or more of the holders of the First Lien Secured Obligations entitled to receive such payments decline or waive their right to such payment, in each case, pursuant to and in accordance with the terms of the First Lien Credit Agreement (without giving effect to any amendments, supplements or modifications thereto unless approved by the Administrative Agent in its sole discretion).
“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fee Letter” means that certain letter agreement dated as of the Effective Date between Borrower and Administrative Agent.
“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.
“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Subsidiaries referred to in Section 7.04(a).
“First Lien Administrative Agent” means the “Senior Representative” as defined in the Intercreditor Agreement.
“First Lien Credit Agreement” means either (a) a Conforming RBL Agreement or (b) an Approved Senior Credit Agreement (but not both).
“First Lien Effective Date” means the date on which the First Lien Credit Agreement becomes effective in accordance with its terms.

“First Lien Lenders” means the “Senior Lenders” as defined in the Intercreditor Agreement.
“First Lien Loans” means the “Senior Loans” as defined in the Intercreditor Agreement.
“First Lien Loan Documents” means the “Senior Debt Documents” as defined in the Intercreditor Agreement.
“First Lien Secured Obligations” means the “Senior Obligations” as defined in the Intercreditor Agreement.
“fiscal quarter” means each fiscal quarter ending on the last day of each July, October, January and April.
“fiscal year” means each fiscal year of the Borrower and its Subsidiaries for accounting and tax purposes, ending on April 30 of each year.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.
“Guarantee and Collateral Agreement” means the Amended and Restated Guarantee and Collateral Agreement dated as of the Effective Date executed by the Borrower and the Guarantors, as the same may be amended, modified or supplemented from time to time.
“Guarantors” means each Subsidiary of the Borrower and each other Person who may hereafter guarantee payment or performance of the whole or any part of the Secured Obligations pursuant to Section 8.14(b).
“Gunsight Acquisition” means the acquisition by the Borrower of approximately 2,207 acres of land owned by Gunsight Holdings LLC in Scott County, Tennessee, as set forth in the Gunsight Acquisition Agreement, for a total purchase price of $1,300,000, with $300,000 deposited by Borrower at signing of the agreement, $50,000 due at closing and the remainder payable over three years, plus interest on any unpaid portion of that purchase price, at a rate of 5%.

“Gunsight Acquisition Agreement” means the Contract for Sale of Real Estate between Gunsight Holdings LLC, as seller and the Borrower, as buyer, with an effective date of January 28, 2014.
“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste (including drilling fluids and any produced water), crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious materials or medical wastes.
“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Secured Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.
“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired by the Borrower or any Guarantor in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.
“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and all products refined or separated therefrom.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower any Guarantor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Initial Reserve Report” means (a) the report of Ryder Scott Company Petroleum Consultants, L.P., dated as of December 10, 2013, with respect to certain Oil and Gas Properties being acquired by the Borrower under the Acquisition as of December 1, 2013; and (b) the report of Ryder Scott Company Petroleum Consultants, L.P., dated as of December 9, 2013, with respect to certain Oil and Gas Properties of the Borrower and its Subsidiaries as of December 1, 2013.
“Intercreditor Agreement” means that certain Intercreditor Agreement to be entered into among the Borrower, the Guarantors, the Administrative Agent and the First Lien Administrative Agent in substantially the form attached hereto as Exhibit G or such other form that is acceptable to the Administrative Agent in its sole discretion.
“Interest Expense” shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of obligations under any Capital Lease or Synthetic Lease) of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding, for the avoidance of doubt, interest on preferred stock), plus (b) any interest accrued during such period in respect of Debt of the Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP; provided that (i) for the fiscal quarter ended April 30, 2014, Interest Expense shall be Interest Expense for such fiscal quarter multiplied by 4; (ii)

for the fiscal quarter ended July 31, 2014, Interest Expense shall be Interest Expense for the two fiscal quarters then ended multiplied by 2; and (iii) for the fiscal quarter ended October 31, 2014, Interest Expense shall be Interest Expense for the three fiscal quarters then ended multiplied by 4/3. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to interest rate Swap Agreements.
“Interest Payment Date” means, with respect to any Loan, the last day of each March, June, September and December.
“Interest Period” means with respect to any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, twelve months) thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Loan that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a borrowing of Loans initially shall be the date on which such Loans are made and thereafter shall be the effective date of the most recent conversion or continuation of such Loans.
“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or of a business unit of such Person (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or of any Oil and Gas Properties or activities related to Oil and Gas Properties (other than an acquisition by any Loan Party of such interests in any Oil and Gas Properties or activities related to Oil and Gas Properties of any other Loan Party, or transfer of such interests from one Loan Party to another, provided that (i) no Default or Event of Default has occurred and is continuing, (ii) such acquisition or transfer shall not adversely affect the security interests of the Administrative Agent or any Secured Party granted under any Loan Document and (iii) the Administrative Agent shall have given its prior written consent to such purchase or transfer (not to be unreasonably withheld, conditioned or delayed)); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. For purposes hereof a “business unit” means (i) with respect to any seller from whom a collection of business assets are being acquired, a relatively autonomous division of that seller that has been operated by the seller as an independent enterprise within the seller’s overall business or (ii) any collection of assets that would be reasonably expected to be operated as  a relatively autonomous division of the Borrower or any Subsidiary thereof.
“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Leverage Ratio” means (a) for any date of determination on or prior to July 31, 2014, the ratio of (i) Net Debt as of such date to (ii) EBITDAX for the four fiscal quarters ending on or immediately prior to such date and (b) for any date of determination after July 31, 2014, the ratio of (i) Total Debt as of such date to (ii) EBITDAX for the four fiscal quarters ending on or immediately prior to such date.
“LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/100 of 1%) appearing on Reuters Reference Screen LIBOR01 Page (or on any successor or substitute screen of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Loan for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of an amount comparable to such Eurodollar Loan and for a maturity comparable to such Interest Period are offered by the principal London office of J.P. Morgan Chase Bank, N.A. (or such other commercial bank reasonably selected by the Administrative Agent) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
“Liquidity” means at any time, the sum of (a) readily and immediately available unrestricted cash held in deposit accounts of any Loan Party and Cash Equivalents of the Loan Parties, in each case, which are free and clear of all Liens (other than Liens in favor of Administrative Agent securing the Secured Obligations and the First Lien Administrative Agent securing the First Lien Secured Obligations) and which are reflected on the Borrower’s balance sheet, and (b) the amount of the First Lien Loans that are then available for borrowing.
“Loan Documents” means this Agreement, the Notes, the Security Instruments, the Fee Letter, the Intercreditor Agreement, the Disbursement Letter and any other agreement entered into, now or in the future, in connection with this Agreement.
“Loan Party” means the Borrower and each Guarantor.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Majority Lenders” means, at any time while no Loans are outstanding, Lenders having more than fifty percent (50.0%) of the Aggregate Commitment; and at any time while any Loans are outstanding, Lenders holding more than fifty percent (50.0%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)).

“Make-Whole Premium” means, with respect to a Loan on any Prepayment Date, the excess, if any, of (a) the present value on such Prepayment Date of (i) the principal amount of such Loan multiplied by the applicable Prepayment Percentage at the date immediately following the date that is the one-year anniversary of the Effective Date as set forth in Section 3.05 hereof, expressed in dollars, plus (ii) any required interest payments due on such Loan through the date immediately following the date that is the one-year anniversary of the Effective Date (except for accrued and unpaid interest to the Prepayment Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points and applied quarterly, discounted to the Prepayment Date (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such Loan on the Prepayment Date. For the avoidance of doubt, the Make-Whole Premium shall not be less than zero.
“Management Option Proceeds” means any cash proceeds received by the Borrower as consideration from the exercise by any director or officer of the Borrower of any option to purchase Equity Interests of the Borrower.
“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, operations, Property, assets, liabilities (actual or contingent), condition (financial or otherwise), prospects, or material agreements of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower, any Subsidiary or any Guarantor to perform any of its obligations under the Loan Documents to which it is a party or (c) the validity or enforceability of any Loan Document or the rights or remedies of or benefits available to the Administrative Agent, any other Agent or the Lenders thereunder.
“Material Contract” means, as to any Person, any supply, purchase, service, employment, tax, indemnity, farm-in agreement, farm-out agreement, gas marketing, gas imbalance, operating, unitization, communitization, partnership, joint venture or other agreement of such Person or any of its Subsidiaries or by which such Person or any of its Subsidiaries or any of their respective properties are otherwise bound, if such agreement either (i) requires the expenditure of over $100,000 by such Person during any calendar year (other than contracts with respect to the routine acquisition of leasehold, the drilling of wells, the construction and operation of gathering, processing or treating facilities or equipment, or other similar contracts pursuant to which such Person routinely acquires, drills, develops and operates the Hydrocarbon Interests), or (ii) involves the sale of more than $1,000,000 in Hydrocarbons by such Person in any calendar year (except to the extent any such contract is cancelable by such Person on 60-days’ notice or less), or (iii) involves a liability of such Person in excess of $500,000, or (iv) results or could reasonably be expected to result in the loss of title to, or the transfer or creation of a Lien upon any Property (except to the extent otherwise permitted hereunder), as the same shall be amended, modified and supplemented and in effect from time to time.
“Material Indebtedness” means Debt (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an individual or aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value.
“Maturity Date” means the earlier of (a) the later of (i) February 3, 2018 and (ii) the date that is six months after the scheduled maturity date of the First Lien Credit Agreement and (b) February 3, 2019. For the avoidance of doubt, if no First Lien Credit Agreement is in effect, the Maturity Date shall be February 3, 2018.
“Miller 2009 Partnership” means Miller Energy Income 2009-A, LP, a Delaware limited partnership, and its successors and permitted assigns.

“Miller Drilling Fund” means a limited partnership or similar investment vehicle to which the Borrower or other Loan Party Disposes of any Oil and Gas Property on which no Proved Reserve is located in accordance with Section 9.12 for the purpose of financing the exploration and development of such contributed property.
“Money Laundering Law” means any law governing conduct or acts designed in whole or in part to conceal or disguise the nature, location, source, ownership or control of money (including currency or equivalents, e.g., checks, electronic transfers, etc.) to avoid a transaction reporting requirement under state or federal law or to disguise the fact that the money was acquired by illegal means.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.
“Mortgage” means each of the mortgages or deeds of trust executed by any one or more Loan Party for the benefit of the Secured Parties as security for the Secured Obligations, together with any assumptions or assignments of the obligations thereunder by any Loan Party, and “Mortgages” shall mean all of such Mortgages collectively.
“Mortgaged Property” means any Property owned by the Borrower or any Guarantor which is subject to the Liens existing and to exist under the terms of the Mortgages.
“Multiemployer Plan” means a multiemployer plan, as defined in section 3(37) or 4001(a)(3) of ERISA, that is subject to Title IV of ERISA and to which the Borrower, a Subsidiary or an ERISA Affiliate is making or accruing an obligation to make contributions or was obligated to make contributions within the last six (6) years.
“Net Cash Proceeds” means, (A) with respect to any Disposition of any Properties by Borrower or any Subsidiary, the excess, if any, of (a) the sum of cash and cash equivalents received in connection with such Disposition, but only as and when so received, over (b) the sum of (i) the principal amount of any Debt that is secured by Liens on such asset senior to Liens securing the Secured Obligations and that is required to be repaid in connection with the Disposition thereof (other than the Loans), (ii) the out-of-pocket expenses incurred by the Borrower or any Subsidiary in connection with such Disposition, (iii) all legal, title and recording tax expense and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP as a consequence of such Disposition, (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Disposition and retained by the Borrower or any Subsidiary after such Disposition, and (v) any portion of the purchase price from such Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Disposition or otherwise in connection with such Disposition; provided, however, that upon the termination of that escrow, Net Cash Proceeds will be increased by any portion of funds in the escrow that are released to the Borrower or any Subsidiary, and (B) with respect to any incurrence, issuance or refinancing of any Debt, the cash proceeds from such incurrence, issuance or refinancing net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses; provided, however, that “Net Cash Proceeds” shall be reduced by any amounts that are required to be and are applied to repay the First Lien Secured Obligations, unless, if required to be so applied, any one or more of the holders of the First Lien Secured Obligations entitled to receive such payments decline or waive their right to such payment, in each case, pursuant to and in accordance with the terms of the First Lien Credit Agreement (without giving effect to any amendments, supplements or modifications thereto unless approved by the Administrative Agent in its sole discretion).

“Net Debt” means, on any date of determination, (a) Total Debt minus (b) the aggregate amount of readily and immediately available unrestricted cash held in deposit accounts of any Loan Party and Cash Equivalents of the Loan Parties, in each case, which are free and clear of all Liens (other than Liens in favor of Administrative Agent securing the Secured Obligations and the First Lien Administrative Agent securing the First Lien Secured Obligations) and which are reflected on the Borrower’s balance sheet as of such date.
“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.
“Notice of Assignment” has the meaning set forth in Section 12.04(b)(vi).
“NYMEX” has the meaning specified in the definition of “NYMEX Price”.
“NYMEX Price” means, as of the date of the determination thereof with respect to each of the appropriate crude oil or natural gas categories included in the then most recent Reserve Report provided by the Borrower to Administrative Agent pursuant to Section 8.12, the prices for the 36 succeeding monthly futures contract prices (the “3 Year Strip”) and held constant thereafter based on the price of the average of the contract prices for the last twelve (12) months of such 3-Year Strip period, commencing with the month during which the determination is to be made, as quoted on the New York Mercantile Exchange (the “NYMEX”) and published in a nationally recognized publication for such pricing as selected by the Administrative Agent, adjusted to account for the historical basis in a manner acceptable to the Administrative Agent, and held constant thereafter; provided, however, in the event that the NYMEX no longer provides futures contract price quotes for 36 month periods, the longest period of quotes of less than 36 months shall be used and held constant thereafter based on the average of the contract prices for the last twelve (12) months of such period, and, if the NYMEX no longer provides such futures contract quotes or has ceased to operate, the Administrative Agent shall designate another nationally recognized commodities exchange to replace the NYMEX for purposes of the references to the NYMEX herein.
“NYMEX Value” means, at any date of determination thereof as to the Proved Developed Producing Reserves or Proved Developed Non-Producing Reserves of the Loan Parties, the discounted present value (determined at a discount factor of 10%) of future net revenues (i.e., after deducting production and ad valorem taxes and less future capital costs and operating expenses) from Proved Developed Producing Reserves or Proved Developed Non-Producing Reserves, as the case may be, of the Loan Parties as of such date calculated for all volumes covered under Swap Agreements at the contract price under such Swap Agreements (taking into account any Swap Agreements covering basis differential) and for all volumes in excess of the volumes covered under Swap Agreements utilizing the NYMEX Price and assuming that production costs (which shall include a good faith estimate of net abandonment costs) thereafter remain constant on a per barrel of oil equivalent basis.
“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization agreements, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, transportation, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.
“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04).
“Participant” has the meaning assigned to such term in Section 12.04(c)(i).
“Participant Register” has the meaning assigned to such term in Section 12.04(c)(i).
“Patriot Act” has the meaning assigned to such term in Section 12.16.
“PBGC” means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.
“Pellissippi Pointe Entities” means the collective reference to Pellissippi Pointe, L.L.C., a Tennessee limited liability company and Pellissippi Pointe II, LLC, a Tennessee limited liability company.
“Permitted Disposition” means any transfer, contribution, sale or other disposition of Equity Interests of the Borrower by (a) Scott Boruff, David Voyticky, or David Hall, of 30% or less of the Equity Interests of the Borrower owned by such Person on the Effective Date or (b) Deloy Miller, of 50% or less of the Equity Interests of the Borrower owned by such Person on the Effective Date, in any case, so long as (i) the Borrower delivers all documents entered into in connection with such transfer, contribution, sale or disposition of Equity Interests to the Administrative Agent on or prior to the date of such transfer, contribution, sale or disposition of Equity Interests, which documents shall be in form and substance reasonably satisfactory to the Administrative Agent and (ii) the value of any such Equity Interests subject to such transfer, contribution, sale or other disposition shall be equal to or greater than $10 per share for the ten (10) consecutive Business Days preceding the date of such transfer, contribution, sale or disposition without giving effect to any splits or reverse splits of stock effective on or after the Effective Date.

“Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all of any other Debt (the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than the stated maturity of the Refinanced Debt and a weighted average life no shorter than the weighted average life of the Refinanced Debt; (c) such new Debt does not have a stated interest rate in excess of the stated interest rate of the Refinanced Debt; (d) such new Debt does not contain any covenants which, taken as a whole, are more onerous to the Borrower and its Subsidiaries than those imposed by the Refinanced Debt and (e) if such Refinanced Debt was subordinated, such new Debt (and any guarantees thereof) is subordinated in right of payment to the Secured Obligations (or, if applicable, the Guarantee and Collateral Agreement) to at least the same extent as the Refinanced Debt and is otherwise subordinated on terms reasonably satisfactory to the Administrative Agent.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA but excluding any Multiemployer Plan, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate.
“Prepayment Date” means the date on which any Loan is (or is required to be) prepaid or repaid in whole or in part pursuant to this Agreement.
“Prepayment Percentage” shall have the meaning set forth in Section 3.05.
“Prepayment Premium” shall mean, on any date, (a)(i) the applicable Prepayment Percentage minus (ii) 100% multiplied by (b) the principal amount of the applicable Loans being prepaid or repaid (or that are required to be prepaid or repaid) on such date.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by J.P. Morgan Chase Bank, N.A. (or such other commercial bank reasonably selected by the Administrative Agent) as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
“Proved Developed Non-Producing Reserves” has the meaning set forth in the definition of “Proved Reserves.”
“Proved Developed Producing Reserves” has the meaning set forth in the definition of “Proved Reserves.”
“Proved Developed Reserves” has the meaning set forth in the definition of “Proved Reserves.”

“Proved Reserves” means “Proved Reserves” as defined in the Definitions for Oil and Gas Reserves (in this paragraph, the “Definitions”) promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question. “Proved Developed Producing Reserves” means Proved Reserves which are categorized as both “Developed” and “Producing” in the Definitions. “Proved Developed Non-Producing Reserves” means Proved Reserves which are categorized as both “Developed” and “Non-Producing” in the Definitions. “Proved Developed Reserves” means Proved Reserves which are categorized as either “Proved Developed Producing Reserves” or “Proved Developed Non-Producing Reserves” in the Definitions.
“Purchase Price” has the meaning set forth in Section 12.04(b)(vi).
“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.
“Refinanced Debt” has the meaning assigned such term in the definition of “Permitted Refinancing Debt”.
“Register” has the meaning assigned to such term in Section 12.04(b)(iv).
“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.
“Related Fund” means a fund, money market account, investment account or other account managed by a Lender or an Affiliate of such Lender.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.
“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.
“Remedial Work” has the meaning assigned such to term in Section 8.10(a).
“Reportable Event” means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days’ notice to the PBGC is waived under applicable regulations.
“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each May 1st or November 1st (or such other date in the event of an interim redetermination of the Borrowing Base) the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Subsidiaries located in the United States of America, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the economic assumptions consistent with the Administrative Agent’s lending requirements at the time.
“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any of its Subsidiaries.
“Restructuring Agreement” means that certain letter agreement dated as of the Effective Date re: Prepayment Premiums under the Existing Credit Agreement among the Borrower and Apollo Investment Corporation, as administrative agent and lender under the Existing Credit Agreement.
“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.
“Secured Obligations” means any and all amounts owing or to be owing by the Borrower, any Subsidiary or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent or any other Secured Party under any Loan Document; (b) all accrued and unpaid interest, premium, if any, and fees owing to the Administrative Agent or any other Secured Party under any Loan Document (including the Make-Whole Premium or any Prepayment Premium and any interest accruing after the filing of a bankruptcy or insolvency proceeding, whether or not such interest would be an allowable claim in such proceeding); and (c) all renewals, extensions and/or rearrangements of any of the above.
“Secured Party” means, collectively, the Administrative Agent, each Lender and each sub-agent pursuant to Section 11.05 appointed by the Administrative Agent with respect to matters relating to the Loan Documents.
“Security Instruments” means, collectively, any and all of the security agreements (including the Guarantee and Collateral Agreement and each Deposit Account Control Agreement), pledges, Mortgages, deeds of trust, assignments, Transfer Order Letters, stock pledge agreements, assignments of partnership interests, assignments of member interests, and such other agreements, documents and instruments, in form and substance satisfactory to the Administrative Agent, which are, or are to be, executed by a Loan Party in favor of the Administrative Agent and/or the Secured Parties as may be required from time to time by the Administrative Agent to provide the Administrative Agent for the benefit of the Secured Parties with Liens upon all of the assets and properties of such Loan Party as security for the payment and performance in full of the Secured Obligations, in each case as the same may be amended, modified, restated, supplemented, increased, renewed, extended, substituted for or replaced from time to time.
“Series B Preferred Dividend” means a 12% semi-annual dividend, payable in cash on March 1 and September 1 of each year, on the Borrower’s Series B Preferred Stock.
“Series B Preferred Stock” means the class of equity of the Borrower to be designated “Series B Redeemable Preferred Stock”; provided that no more than 300,000 shares of such Series B Preferred Stock shall be authorized or outstanding at any time.
“Series C Preferred Dividend” means a 10.75% per annum quarterly dividend, payable in cash on March 1, June 1, September 1 and December 1 of each year, on the Borrower’s Series C Preferred Stock. For the avoidance of doubt, the Series C Preferred Dividend shall not include any dividend in excess of the amount specified in the foregoing sentence, including without limitation any dividends accruing at the “Penalty Rate” set forth in the Borrower’s articles of incorporation or otherwise.

“Series C Preferred Stock” means the class of equity of the Borrower to be designated “10.75% Series C Cumulative Redeemable Preferred Stock”; provided that no more than 3,250,000 shares of such Series C Preferred Stock shall be authorized or outstanding at any time.
“Series D Preferred Dividend” means a 10.5% per annum cash payment paid quarterly, subject to prior payment in full of accrued but unpaid dividends on any other senior securities, if any, that may be issued with dividend rights senior to the Series D Preferred Stock.
“Series D Preferred Stock” means the class of equity of the Borrower to be designated “10.5% Series D Cumulative Redeemable Preferred Stock”, provided that no more than 4,000,000 shares of such Series D Preferred Stock shall be authorized or outstanding at any time.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.
“Specified Liens” means, collectively, (a) Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition, and (b) Liens permitted by Section 9.03(e).
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subject Interests” has the meaning set forth in Section 12.04(b)(vi).
“subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower; provided that, notwithstanding anything to the contrary contained herein, none of the Miller 2009 Partnership, any Miller Drilling Fund nor any of the Pellissippi Pointe Entities shall be deemed a Subsidiary of any Loan Party for purposes of this Agreement.
“Swap Agreement” means any agreement with respect to any swap, cap, collar, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.
“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as debt for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
“Tennessee Oil and Gas Properties” means Oil and Gas Properties of the Loan Parties located in the State of Tennessee.
“Termination Date” means the date on which each of the following events shall have occurred: (a) the termination of the Aggregate Commitment, and (b) the payment in full in cash of all Secured Obligations (other than indemnity obligations and similar obligations that survive the termination of the Loan Documents for which no notice of a claim has been received by the Loan Parties).
“Total Debt” means, on any date of determination, all Debt of the Borrower and the Consolidated Subsidiaries as of such date.
“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement, each other Loan Document and Acquisition Document to which it is a party, the Acquisition, the borrowing of Loans, the use of the proceeds thereof and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments, and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document and Acquisition Document to which it is a party, the Acquisition, the guaranteeing of the Secured Obligations and the other obligations under the Guarantee and Collateral Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral under the Security Instruments and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments. From and after the First Lien Effective Date, “Transactions” shall also include the execution, delivery and performance by the Loan Parties of the First Lien Loan Documents, the borrowing of First Lien Loans and receipt of other credit extensions thereunder, the guaranteeing of the First Lien Secured Obligations by the Guarantors thereunder and the grant by the Loan Parties of the security interests and provision of collateral under the First Lien Loan Documents to secure the First Lien Secured Obligations, in accordance with the Intercreditor Agreement.
“Transfer Order Letters” means transfer order letters in the form of Exhibit E attached hereto containing the information as provided for therein.
“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical

Release H.15(519) which has become publicly available at least two Business Days prior to the Prepayment Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Prepayment Date to the date immediately following the date that is the one-year anniversary of the Effective Date; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Prepayment Date to the date immediately following the date that is the one-year anniversary of the Effective Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. Any calculation of the Treasury Rate and Make-Whole Premium by Administrative Agent in connection with any prepayment or repayment of the Loans shall be conclusive absent manifest error.
“Type”, when used in reference to any Loan, refers to whether the rate of interest on such Loan is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“VCOC Letters” means, the letters dated as of the Effective Date, executed by the Borrower in favor of Highbridge Principal Strategies - Specialty Loan Institutional Fund III-L, L.P. and Highbridge Principal Strategies - Specialty Loan Institutional Fund III, L.P. regarding certain management rights, in form and substance satisfactory to such Lenders.
“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries.
Section 1.03.    Types of Loans. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”).

Section 1.04.    Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to but excluding” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other

Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05.    Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all financial statements and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared in accordance with GAAP as in effect from time to time. All accounting terms used herein shall be interpreted, and all determinations with respect to accounting matters hereunder (including with respect to Section 9.01) shall be made in accordance with GAAP as in effect on the date hereof unless otherwise agreed to by the Borrower and the Majority Lenders. In the event of any change in GAAP or in the application thereof that would have an effect on the calculation of any financial provisions in this Agreement, the Borrower will furnish to the Administrative Agent and each Lender a certificate of a Financial Officer specifying such change and the effect of such change on such calculations.

ARTICLE II
THE CREDIT

Section 2.01.    Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make a Loan to the Borrower on the Effective Date in an aggregate principal amount not to exceed such Lender’s Commitment, which Loans shall be funded net of the original issue discount described in the Fee Letter. After giving effect to the funding of the Loans on the Effective Date, the Commitments shall immediately terminate without further action. Amounts borrowed under this Section 2.01 and prepaid or repaid may not be reborrowed.

Section 2.02.    Loans.

(a)    Several Obligations. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)    Type of Loans. Subject to Section 3.03 and Section 5.05, the Loans shall be comprised entirely of Eurodollar Loans. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)    Continuation of Loans. Notwithstanding any other provision of this Agreement, the
Borrower shall not be entitled to (a) request, or to elect to continue any borrowing of Eurodollar
Loans if the Interest Period requested with respect thereto would end after the Maturity Date, or (b)
subject to Section 3.03 and Section 5.05, convert any Eurodollar Loan into an ABR Loan.

(d)    Notes. If requested by any Lender, the Loans made by such Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement or
(ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to such Lender in a principal amount equal to its Commitment as in effect on such date, and otherwise duly completed. In the event that any such Lender’s Commitment increases or decreases for any reason (whether pursuant to Section 12.04
(b) or otherwise), the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Commitment after giving effect to such increase or decrease, and otherwise duly completed. The date, amount,
Type, interest rate and, if applicable, Interest Period of each Loan made by such Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be recorded by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03.    Requests for Loans. To request a borrowing of Loans, the Borrower shall notify the Administrative Agent of such request by telephone not later than 12:00 noon, New York City time, ten Business Days before the Effective Date. Such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower. Such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)    the aggregate amount of the requested Loan;

(ii)    the date of such Loan, which shall be a Business Day;

(iii)    the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(iv)    the location and number of the Borrower’s account to which funds are to be disbursed.

If no Interest Period is specified in the Borrowing Request, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested borrowing.
Section 2.04.    Interest Elections.

(a)    Continuance of Eurodollar Loans. Each borrowing of Eurodollar Loans shall have an initial Interest Period as specified in the Borrowing Request. Thereafter, the Borrower may elect to continue such borrowing and may elect a new Interest Period therefor, as provided in this Section
2.04. All Loans made hereunder shall have the same Interest Period applicable thereto.

(b)    Requests to Continue Eurodollar Loans. To make an election to continue Eurodollar
Loans pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone not later than 12:00 noon, New York City time, three Business Days before the effective date of such election. Each such telephonic Continuation Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written
Continuation Request in substantially the form of Exhibit C and signed by the Borrower.

(c)    Information in Continuation Requests. Each telephonic and written Continuation
Request shall specify the following information in compliance with Section 2.02:

(i)    the effective date of the election made pursuant to such Continuation Request, which shall be a Business Day; and

(ii)    the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Continuation Request does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Notice to Lenders by the Administrative Agent. Promptly following receipt of a
Continuation Request, the Administrative Agent shall advise each Lender of the details thereof.

(e)    Effect of Failure to Deliver Timely Continuation Request. If the Borrower fails to deliver a timely Continuation Request for any Eurodollar Loans prior to the end of the Interest Period applicable thereto, then, unless such Loans are repaid as provided herein, at the end of such Interest
Period, the Borrower shall be deemed to have selected a new Interest Period of one month’s duration for such Loans.

Section 2.05.    Funding of Loans.

(a)    Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York
City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the Borrowing Request. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b)    Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing of Loans that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the
Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the
Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the
Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the
Administrative Agent in accordance with banking industry rules on interbank compensation or (ii)
in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such borrowing.

Section 2.06.    Reserved.

Section 2.07.    Reserved.

Section 2.08.    Reserved.

ARTICLE III
PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01.    Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

Section 3.02.    Interest.

(a)    ABR Loans. ABR Loans shall bear interest at the Alternate Base Rate plus the
Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b)    Eurodollar Loans. Eurodollar Loans shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Margin, but in no event to exceed the
Highest Lawful Rate.

(c)    Post-Default Rate. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to three and one-half percent (3.5%) plus the higher of the rate applicable to ABR Loans as provided in Section 3.02(a) and the rate applicable to Eurodollar Loans as provided in Section
3.02(b) (in either case, including the Applicable Margin), but in no event to exceed the Highest Lawful
Rate. Notwithstanding the foregoing, (i) if an Event of Default or a Borrowing Base Deficiency has
occurred and is continuing, all Loans outstanding at such time shall bear interest, after as well as before judgment, at the rate then applicable to such Loans (including the Applicable Margin) plus an additional three and one-half percent (3.5%), but in no event to exceed the Highest Lawful Rate.

(d)    Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar
Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)    Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate
shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03.    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a borrowing of Eurodollar Loans:

(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO
Rate or the LIBO Rate for such Interest Period; or

(b)    the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO
Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Continuation Request that requests the continuation of any Eurodollar Loans shall be ineffective (and such Loans shall be automatically converted into ABR Loans on the last day of the relevant Interest Period), and (ii) if any Borrowing Request requests a borrowing of Eurodollar Loans, such borrowing shall be made either as a borrowing of ABR Loans or at an alternate rate of interest determined by the Majority Lenders as their cost of funds.
Section 3.04.    Prepayments.

(a)    Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay the Loans in whole or in part, subject to prior notice in accordance with Section
3.04(b).

(b)    Notice and Terms of Optional Prepayment. The Borrower shall notify the
Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of Eurodollar Loans, not later than 12:00 noon, New York City time, three Business
Days before the date of prepayment, or (ii) in the case of prepayment of ABR Loans, not later than
12:00 noon, New York City time, the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Loans to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Loans shall be in minimum principal amounts of $100,000 or integral multiples of $100,000 thereof (unless the outstanding principal amount of all Loans is less than $100,000, then such prepayments shall be equal to such outstanding principal amount). Each prepayment shall be applied ratably to the Loans outstanding at such time in accordance with each
Lender’s Applicable Percentage thereof. Prepayments pursuant to this Section 3.04 shall be accompanied by accrued interest to the extent required by Section 3.02 and the amounts required by
Section 3.05.

(c)    Mandatory Prepayments.

(i)    Unless waived by the Administrative Agent in its sole discretion, immediately upon any Disposition by the Borrower or any of its Subsidiaries of any Property in accordance with Sections 9.12(c), (e) or (i)), the Borrower shall immediately prepay the outstanding Loans in accordance with Section 3.04(c)(iv) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition. Nothing contained in this
Section 3.04(c)(i) shall permit Borrower or any of its Subsidiaries to sell or otherwise Dispose of any Property other than in accordance with this Agreement.

(ii)    Unless waived by the Administrative Agent in its sole discretion, immediately upon the receipt by the Borrower or any of its Subsidiaries of any Extraordinary Proceeds in
any one or series of related events, the Borrower shall immediately prepay the outstanding
Loans in accordance with Section 3.04(c)(iv) in an amount equal to 100% of such
Extraordinary Proceeds, net of any reasonable expenses incurred in collecting such
Extraordinary Proceeds.

(iii)    Unless waived by Administrative Agent in its sole discretion, immediately upon the issuance or incurrence by the Borrower or any of its Subsidiaries of any Debt other than Debt permitted under Section 9.02, the Borrower shall immediately prepay the outstanding Loans in accordance with Section 3.04(c)(iv) in an amount equal to 100% of the
Net Cash Proceeds received by such Person in connection with such issuance or incurrence.
Nothing contained in this Section 3.04(c)(iii) shall permit the Borrower or any of its
Subsidiaries to issue or incur any Debt other than in accordance with the terms and conditions of this Agreement.

(iv)    Unless waived by Administrative Agent in its sole discretion, if the Alaska
Department of Natural Resources affirmatively rejects the transfer of the Acquisition Properties (other than the Acquired Equity) to CIE pursuant to the Acquisition Documents or fails to approve such transfer on or before the date that is 120 days after the Effective Date, the Borrower shall prepay the outstanding Loans in an amount equal to $59,557,303 within five (5) Business Days following such rejection or such date, as the case may be.

(v)    Each prepayment of Loans pursuant to this Section 3.04(c) shall be (A) applied ratably to the outstating principal amount of the Loans in accordance with each Lender’s Applicable
Percentage thereof, and (B) accompanied by accrued interest to the extent required by Section 3.02 and all amounts required by Section 3.05.

Section 3.05.    Make-Whole Premium & Prepayment Premium. Each prepayment or repayment of
Loans that is (or is required to be) made hereunder, including as a result of acceleration under Article
X or otherwise, but excluding any prepayment or repayment pursuant to Section 2.05(b), (A) on or before the date that is the one-year anniversary of the Effective Date, shall be made together with the
Make-Whole Premium and (B) at any time thereafter, shall be made at the percentage (herein referred to as the “Prepayment Percentage”) set forth in the following chart, of the principal amount so prepaid or repaid, in each case, together with all unpaid interest on the amount so prepaid or repaid.

Date of Prepayment	Prepayment Percentage
1.From the date immediately following the date that is the one-year anniversary of the Effective Date through and including the date that is two-year anniversary of the Effective Date.	102%
2.From the date immediately following the date that is the two-year anniversary of the Effective Date through and including the date the Loans are paid in full.	101%

Section 3.06.    Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times set forth in the Fee Letter or otherwise separately agreed upon between the Borrower and the Administrative Agent.

ARTICLE IV
PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)    Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section
5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the
Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except that payments pursuant to Section 5.01, Section 5.02,
Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The
Administrative Agent shall distribute any such payments received by it for the account of any other
Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b)    Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, premiums and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties, and third, towards payment of any Make-Whole Premium or Prepayment Premium then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of such
Make-Whole Premium or Prepayment Premium due to such parties.

(c)    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-
off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the
Lender receiving such greater proportion shall purchase (for cash at face value) participations in the
Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant (including the Borrower to the extent made pursuant to and in accordance with Section

12.04(b)(vi), provided that the provisions of this Section 4.01(c) shall apply to any other such assignment or sale to the Borrower or any Subsidiary or Affiliate thereof). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any
Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the
Borrower rights of set-off and counterclaim with respect to such participation as fully as if such
Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02.     Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03.    Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. After acceleration or maturity of the Loans, all principal will be paid ratably as provided in Section 10.02(c).

Section 4.04.    Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Secured Parties of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Secured Obligations and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.

ARTICLE V
INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01.    Increased Costs.

(a)    Eurodollar Changes in Law. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any
Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)    impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise, but not including Excluded Taxes, Indemnified Taxes or Other Taxes), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    Capital and Liquidity Requirements. If any Lender determines that any Change in
Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or liquidity or on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such
Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such
Lender’s holding company for any such reduction suffered.

(c)    Certificates. A certificate of a Lender setting forth in reasonable detail the basis for, and a calculation of, the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04(a), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (exclusive of any lost profits or opportunity costs). In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 5.03.    Taxes.

(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes; provided that if the Borrower or any Guarantor shall be required to deduct or withhold any Taxes from such payments, as determined in good faith by the
Borrower or the Administrative Agent, as applicable, then (i) if such Taxes are Indemnified Taxes, the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings of Indemnified Taxes applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) the
Borrower or such Guarantor shall make such deductions or withholding and (iii) the Borrower or such Guarantor shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b)    Payment of Other Taxes by the Borrower. The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the
Administrative Agent timely reimburse it for payment of such Other Taxes.

(c)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative
Agent and each Lender, within 10 days after written demand therefor, for the full amount of any
Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including
Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03)
and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be required to indemnify the
Administrative Agent or any Lender for any amounts under this Section 5.03(c) to the extent that such Person fails to notify the Borrower of its intent to make a claim for indemnification under this
Section 5.03(c) within 180 days after a claim is asserted against such Person by the relevant
Governmental Authority. A certificate of the Administrative Agent or a Lender as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error.

(d)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such
Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding
Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan
Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the
Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the
Lender’s reasonable judgment such completion, execution or submission would subject such
Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the
Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign
Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS
Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y)
with respect to any other applicable payments under any Loan Document, IRS
Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty:

(2)    executed originals of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign
Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 881
(c)(3)(B) of the Code, or a “controlled foreign corporation” described in
Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and
(y) executed originals of IRS Form W-8BEN; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI,
IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the
Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such
Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign
Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender or the Administrative Agent under any
Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or the Administrative Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or
1472(b) of the Code, as applicable), such Lender or the Administrative Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the
Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or the Administrative
Agent has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D),
“FATCA” shall include any amendments made to FATCA after the date of this
Agreement.

(iii)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)    Indemnification by the Lenders. Each Lender shall severally indemnify the
Administrative Agent, within 30 days after demand therefor, for (i) any Taxes attributable to such
Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrower to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of the register described in Section 12.04(c)(i)(D), in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the
Administrative Agent under this Section 5.03(f).

(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest
(other than any interest paid by the relevant Governmental Authority with respect to such refund).
Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the
Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 5.04.    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of Different Lending Office. If any Lender requests compensation under
Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any
Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender solely as a result of any such designation or assignment.

(b)    Replacement of Lenders. If (i) any Lender requests compensation under Section 5.01, or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental
Authority for the account of any Lender pursuant to Section 5.03, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) if such assignee is not a Lender the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld,
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its
Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower
(in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 5.05.    Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.
ARTICLE I

ARTICLE VI
CONDITIONS PRECEDENT
Section 6.01.    Effective Date. The obligations of the Lenders to make the Loans hereunder on the Effective Date shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)    (i) The Administrative Agent shall have received counterparts of the Fee Letter duly executed by the Borrower (in such number as may be requested by the Administrative Agent), and
(ii) the Administrative Agent, the Arranger and the Lenders shall have received all fees and amounts specified therein or otherwise due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(b)    The Administrative Agent shall have received a certificate of the Secretary or an
Assistant Secretary of the Borrower and each Guarantor setting forth (i) resolutions of its board of directors (or equivalent governing body) with respect to the authorization of the Borrower or such
Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, certified as being true and complete and in full force and effect, (ii) the officers of the Borrower or such Guarantor (A) who are authorized to sign the Loan
Documents to which the Borrower or such Guarantor is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and
(iv) the articles or certificate of incorporation and bylaws (or comparable governing documents) of the Borrower and such Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(c)    The Administrative Agent shall have received certificates, each dated within a recent date of the Effective Date, of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor in its jurisdiction of formation or organization and each other jurisdiction in which its failure to be duly qualified or licensed could reasonably be expected to have a Material Adverse Effect (which certificates shall indicate that such Loan Party is in good standing in each of such jurisdictions).

(d)    The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(e)    The Administrative Agent shall have received from each party thereto counterparts
(in such number as may be requested by the Administrative Agent) of the VCOC Letters signed on behalf of such party.

(f)    The Administrative Agent shall have received duly executed Notes payable to each
Lender requesting a Note at least three Business Days prior to the Effective Date, in each case in a principal amount equal to the Commitment of such Lender and dated as of the date hereof.

(g)    The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security
Instruments (other than the Deposit Account Control Agreements described in Section 8.16), including the Guarantee and Collateral Agreement and Transfer Order Letters executed in blank to each purchaser of production and disburser of proceeds of production from or attributable to the Oil and
Gas Properties. In connection with the execution and delivery of the Security Instruments, the
Administrative Agent shall:

(i)    be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Specified Liens) on at least 80% of the total value of the Oil and Gas Properties evaluated in the Initial Reserve Report;

(ii)    have received Mortgages covering the real property located at (A) 3651 Baker
Highway, Huntsville, TN 37756 and (B) 9534 Morgan Co. Highway, Sunbright, TN 37872;

(iii)    have received certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of each of the
Guarantors; and

(iv)    have received (i) all financing statements required by Administrative Agent, and (ii) all other agreements, documents or instruments required by Administrative Agent in its sole discretion to evidence that first-priority security interests (subject only to Specified
Liens) in all of the Loan Parties’ assets have been granted to Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents.

(h)    The Administrative Agent shall have received the Disbursement Letter duly executed by the Borrower.

(i)    The Administrative Agent shall have received an opinion of (i) Vinson & Elkins LLP, special counsel to the Borrower, in form and substance satisfactory to the Administrative Agent, and
(ii) local counsel in each of the following states: Alaska, Tennessee and any other jurisdictions requested by the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

(j)    The Administrative Agent shall have received (i) a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.12, and (ii) and with respect to any real property covered by a Mortgage on which a “building” or “mobile home” (in each case, as such terms are defined for purposes of the National Flood Insurance Program)
is located, (A) a flood determination certificate or letter issued by the appropriate Governmental
Authority or third party indicating whether such property is designated as a “flood hazard area” and
(B) if such property is designated to be in a “flood hazard area”, evidence of flood insurance on such property obtained by the applicable Loan Party in such total amount as required by Regulation H of the Federal Reserve Board, and all official rulings and interpretations thereunder or thereof, and otherwise in compliance with the National Flood Insurance Program as set forth in the Flood Disaster
Protection Act of 1973.

(k)    The Administrative Agent shall have received title information as the Administrative
Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 80% of the total value of the Oil and Gas Properties evaluated in the Initial Reserve Report.

(l)    The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrower and its Subsidiaries.

(m)    The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that (i) the Borrower has received all consents and approvals required by
Section 7.03, (ii) there is no litigation that involves any Loan Document, any Acquisition Document or the Transactions or that could impair the consummation of the Acquisition or the acquisition of the Acquired Equity at the time and in the manner contemplated by the Acquisition Documents and
(iii) as to the matters contained in Section 6.02(a), (b), and (c).

(n)    The Administrative Agent shall have received the financial statements referred to in
Section 7.04(a) and the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.01(i).

(o)    The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Borrower and the Subsidiaries for each of the following jurisdictions: Alaska, Tennessee, and any other jurisdiction requested by the
Administrative Agent; other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.

(p)    The Administrative shall be reasonably satisfied with the Swap Agreements listed on
Schedule 7.20.

(q)    The Administrative Agent shall have received (i) a certificate of a Responsible Officer of the Borrower certifying: (A) that the Borrower is concurrently consummating the Acquisition in accordance with the terms of the Acquisition Documents (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) and acquiring substantially all of the Acquisition Properties contemplated by the Acquisition Documents (other than the Acquired
Equity, which pursuant to the terms of Sections 8.2(a), 8.2(c) and 9.5 of the Acquisition Agreement
are to be transferred to CIE after the Acquisition Closing Date, immediately following the receipt of approval from the Regulatory Commission of Alaska for the acquisitions of those Equity Interests by CIE); (B) as to the purchase price for the Acquisition Properties after giving effect to all adjustments as of the Acquisition Closing Date contemplated by the Acquisition Agreement and specifying, by category, the amount of such adjustment; and (C) describing any casualty with respect to any
Acquisition Property for which the Buyer waived the condition under Section 7.1(d) of the Acquisition
Agreement or for which the proceeds of insurance were paid and have been applied or will be applied to the repair and restoration of the Acquisition Property; (ii) a true and complete executed copy of each of the Acquisition Documents; (iii) original counterparts or copies, certified as true and complete, of the assignments, deeds and leases for all of the Acquisition Properties; and (iv) such other related documents and information as the Administrative Agent shall have reasonably requested.

(r)    The Administrative Agent shall have received evidence satisfactory to it that the Miller
2009 Loan Documents (as defined in the Existing Credit Agreement) are being simultaneously terminated, paid in full and that all Liens securing such facility are being released or terminated and that arrangements satisfactory to the Administrative Agent have been made for recording and filing of such releases.

(s)    The Administrative Agent and the Lenders shall have received from the Borrower, at least 5 days prior to the Effective Date, all requested documentation and other information required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(t)    The Lenders shall have received a satisfactory opening balance sheet of the Borrower giving pro forma effect to the Acquisition and the Debt to be incurred on the Effective Date.

(u)    The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that, after giving effect to the Transactions, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrower and the Guarantors on a consolidated basis, as the
Debt becomes absolute and matures, (b) each of the Borrower and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the
Borrower and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Borrower and the Guarantors will not have (and will have no reason to believe that it will have thereafter)

unreasonably small capital for the conduct of its business.

(v)    The Administrative Agent shall have received and reviewed copies of all Material
Contracts in effect on the Effective Date, and such Material Contracts shall be in form and substance satisfactory to Administrative Agent.

(w)    The Administrative Agent shall have completed its business, legal, environmental and collateral due diligence, including (i) a collateral audit and review of the Borrower’s and each of its
Subsidiaries’ books and records and verification of the Borrower’s and each of its Subsidiaries’
representations and warranties to the Administrative Agent, the results of which shall be satisfactory to the Administrative Agent, (ii) an inspection of such locations of the Borrower and its Subsidiaries as shall be required by the Administrative Agent, the results of which shall be satisfactory to the
Administrative Agent, and (iii) background and credit checks on each of the Loan Parties and certain
Financial Officers of the Loan Parties.

(x)    The Borrower shall have delivered to Administrative Agent all environmental reports in the possession or control of any Loan Party that was performed on any Oil and Gas Property that is subject to the Lien created by the Security Instruments within the past two (2) years, and the matters contained therein shall be reasonably acceptable to the Administrative Agent.

(y)    The Administrative Agent shall have received such other documents as the
Administrative Agent or special counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 2:00 p.m., New York City time, on February 4, 2014 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
Section 6.02.    Additional Conditions. The obligation of each Lender to make its Loan hereunder on the Effective Date is subject to the satisfaction of the following conditions:

(a)    At the time of and immediately after giving effect to the funding of such Loans, no
Default shall have occurred and be continuing.

(b)    At the time of and immediately after giving effect to the funding of such Loans, no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

(c)    The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects
(unless such representation and warranty is already qualified by materiality, in which case such representation or warranty shall simply be true and correct) on and as of the Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Effective Date, such representations and warranties shall continue to be true .
and correct as aforesaid as of such specified earlier date.

(d)    The receipt by the Administrative Agent of a Borrowing Request in accordance with

Section 2.03.

(e)    Delivery of a Borrowing Request to the Administrative Agent shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (d).

ARTICLE VII
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lenders that:

Section 7.01.    Organization; Powers. Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Borrower and the Subsidiaries has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02.    Authority; Enforceability. The Transactions are within the Borrower’s and each Guarantor’s corporate, partnership or limited liability company, as applicable, powers and have been duly authorized by all necessary corporate, partnership, limited liability company and, if required, stockholder, partner or member action (including, without limitation, any action required to be taken by any class of directors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document and Acquisition Document to which the Borrower and each Guarantor is a party has been duly executed and delivered by the Borrower and such Guarantor and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03.    Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording or filing of the Security Instruments and related financing statements as required by this Agreement, (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect and do not have an adverse effect on the enforceability of the Loan Documents, (iii) routine filings related to the Loan Parties and the operation of their respective businesses and (iv) filings as may be necessary in connection with the exercise of remedies, (b) will not violate any applicable material law or regulation or the charter, by-laws or other organizational documents of the Borrower or any Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or their respective Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Subsidiary and (d) except as contemplated by this Agreement and the First Lien Loan Documents will not result in the creation or imposition of any Lien on any Property of the Borrower or any Subsidiary.

Section 7.04.    Financial Condition; No Material Adverse Change.

(a)    The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended
April 30, 2013, reported on by KPMG, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended October 31, 2013, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

(b)    Since April 30, 2013, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Borrower and its Subsidiaries has been conducted only in the ordinary course consistent with past business practices.

(c)    Neither the Borrower nor any Subsidiary has on the date hereof any material Debt
(including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements.

Section 7.05.    Litigation.

(a)    Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or involving the Acquisition or the proposed acquisition of the Acquired Equity (i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (ii) that involve any Loan Document, any Acquisition Document or the Transactions or (iii) that could impair the consummation of the Acquisition or the acquisition of the Acquired Equity at the time and in the manner contemplated by the Acquisition Documents.

(b)    Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 7.06.    Environmental Matters. Except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)    the Borrower and the Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws.

(b)    the Borrower and the Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties and are in compliance with all
Environmental Permits, with all such Environmental Permits being currently in full force and effect,

and none of the Borrower or the Subsidiaries has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be contested in any proceeding before any Governmental Authority.

(c)    there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable
Environmental Laws that is pending or, to the Borrower’s knowledge, threatened against the Borrower or any Subsidiary or any of their respective Properties or as a result of any operations at such Properties.

(d)    none of the Properties of the Borrower or any Subsidiary contain or have contained any: (i) underground storage tanks; (ii) asbestos-containing materials in a damaged or friable condition; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to
RCRA or any comparable state law; or (v) sites listed on, or nominated for listing on, the National
Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law.

(e)    there has been no Release or, to the Borrower’s knowledge, threatened Release, of
Hazardous Materials at, on, under or from the Borrower’s or any Subsidiary’s Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the
Borrower, none of such Properties are adversely affected by any Release or threatened Release of a
Hazardous Material originating or emanating from any other real property.

(f)    neither the Borrower nor any Subsidiary has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Borrower’s or any
Subsidiary’s Properties and, to the Borrower’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice.

(g)    there has been no exposure of any Person or Property to any Hazardous Materials as
a result of or in connection with the operations and businesses of any of the Borrower’s or the
Subsidiaries’ Properties that could reasonably be expected to form the basis for a claim for damages or compensation.

(h)    The Borrower and the Subsidiaries have provided to the Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in any of the Borrower’s or the Subsidiaries’
possession or control and relating to their respective Properties or operations thereon.

Section 7.07.    Compliance with the Laws and Agreements; No Defaults.

(a)    Each Loan Party is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material
Adverse Effect.

(b)    No Loan Party is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the such Loan Party to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Borrower or any Subsidiary or any of their Properties is bound where such default could reasonably be expected to result in a Material Adverse Effect.

(c)    No Default has occurred and is continuing.

Section 7.08.    Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09.    Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate. No Tax Lien (other than an Excepted Lien) has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

Section 7.10.    ERISA. Except as could not reasonably be expected to have a Material Adverse Effect:

(a)    the Borrower, the Subsidiaries and each ERISA Affiliate have complied with ERISA and, where applicable, the Code regarding each Plan.

(b)    each Plan is, and has been, established and maintained in compliance with its terms,
ERISA and, where applicable, the Code.

(c)    no act, omission or transaction has occurred which could result in imposition on the
Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d)    full payment when due has been made of all amounts which the Borrower, the
Subsidiaries or any ERISA Affiliate is required under the terms of each Plan and Multiemployer Plan or applicable law to have paid as contributions to such Plan or Multiemployer Plan as of the date hereof.

(e)    neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any liability.

(f)    neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 7.11.    Disclosure; No Material Misstatements. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower or any Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby. There are no statements or conclusions in any Reserve Report which are based upon or include materially misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Borrower and the Subsidiaries and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower and the Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.12.    Insurance. The Borrower has, and has caused all of its Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Subsidiaries. The Administrative Agent has been named as additional insured in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance. Except as disclosed in writing to the Administrative Agent, no “building” or “mobile home” (in each case, as such terms are defined for purposes of the National Flood Insurance Program) exists on any real property covered by a Mortgage. The Loan Parties have obtained and provided evidence to the Administrative Agent of all flood insurance required to be obtained under Section 8.07.

Section 7.13.    Restriction on Liens. Neither the Borrower nor any of the Subsidiaries is a party to any agreement or arrangement (other than the First Lien Loan Documents and Capital Leases creating Liens permitted by Section 9.03(c), but then only on the Property subject of such Capital Lease, any accessions thereto and proceeds thereof), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Secured Obligations and the Loan Documents.

Section 7.14.    Subsidiaries; Foreign Operations. Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, the Borrower has no Subsidiaries. Neither the Borrower nor any of its Subsidiaries own (i) any Foreign Subsidiaries or (ii) any Oil and Gas Properties not located within the geographic boundaries of the United States of America. Each Subsidiary on such schedule is a Wholly-Owned Subsidiary.

Section 7.15.    Location of Business and Offices. The Borrower’s jurisdiction of organization is Tennessee; the name of the Borrower as listed in the public records of its jurisdiction of organization is Miller Energy Resources, Inc.; and the organizational identification number of the Borrower in its jurisdiction of organization is 000047469 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(o) in accordance with Section 12.01). The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(o) and Section 12.01(c)). Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(o)).

Section 7.16.    Properties; Titles, Etc.

(a)    The Borrower or a Subsidiary has good and defensible title to the Acquisition
Properties and the Oil and Gas Properties evaluated in the most recently delivered Reserve Report
(except any that have been sold or otherwise disposed of in accordance with Section 9.12 since the date of such Reserve Report) and each of the Borrower and each Subsidiary have good title to all its personal Properties that are necessary to permit the Borrower and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof, and in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, the Borrower or the Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report (except any that have been sold or otherwise disposed of in accordance with Section 9.12 since the date of such Reserve Report), and the ownership of such Properties shall not obligate the Borrower or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount materially in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Subsidiary’s net revenue interest in such Property; provided that the Borrower or any Subsidiary shall have the right to bear costs disproportionate to the Borrower's or such Subsidiary's working interest with respect to any Hydrocarbon Interest for a period of time in order to earn an interest in such Hydrocarbon Interest from a third party as evidenced by written agreement.

(b)    All material leases and agreements evaluated in the most recently delivered Reserve
Report or that are necessary for the conduct of the business of the Borrower and the Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases.

(c)    The rights and Properties presently owned, leased or licensed by the Borrower and the Subsidiaries including, without limitation, all easements and rights of way, include all material rights and Properties necessary to permit the Borrower and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

(d)    All of the Properties of the Borrower and the Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition (normal wear and tear excepted) and are maintained in accordance with prudent business standards.

(e)    The Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower and its Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a
Material Adverse Effect.

Section 7.17.    Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Borrower and its Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Borrower and its Subsidiaries. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Borrower or any Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrower or any Subsidiary is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Borrower or such Subsidiary. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any of its Subsidiaries, in a manner consistent with the Borrower’s or its Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).

Section 7.18.    Gas Imbalances, Prepayments. Except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.01(i), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Borrower or any of its Subsidiaries to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding $500,000 in the aggregate.

Section 7.19.    Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.19 (with respect to all of which contracts the Borrower represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract as in effect on the date of such disclosure and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 120 days’ notice or less without penalty or detriment for the sale of production from the Borrower’s or its Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 7.20.    Swap Agreements. Schedule 7.20, as of the date hereof, and each report required to be delivered by the Borrower pursuant to Section 8.01(e), as of the date of such report, sets forth, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 7.21.    Use of Loans . The proceeds of the Loans shall be used solely (a) to refinance Debt under the Existing Credit Agreement in an amount not to exceed $75,000,000, (b) to fund cash consideration for the Acquisition in an amount not to exceed $60,000,000, (c) to pay costs, fees and expenses in connection with this Agreement and the other Loan Documents, and (d) for general corporate purposes. The Borrower and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.22.    Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrower and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Borrower and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Borrower and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Borrower and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.23.    Acquisition Documents. The copies of the Acquisition Documents and Gunsight Acquisition Documents previously delivered by the Borrower to the Administrative Agent are true, accurate and complete and have not been amended or modified in any manner, other than pursuant to amendments or modifications previously delivered to the Administrative Agent. No party to any Acquisition Document or Gunsight Acquisition Document is in default in respect of any material term or obligation thereunder.

Section 7.24.    Foreign Corrupt Practices. Neither the Borrower nor any of its Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the Foreign Corrupt Practices Act (the “FCPA”), including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Borrower, its Subsidiaries and its and their Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 7.25.    Money Laundering. The operations of the Borrower and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping, reporting and other requirements of the Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Borrower, threatened.

Section 7.26.    OFAC. Neither the Borrower nor any of its Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Borrower or any of its Subsidiaries is currently subject to any material U.S. sanctions administered by Office of Foreign Asset Control (“OFAC”), and the Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

Section 7.27.    Patriot Act. Each Loan Party is in compliance with all applicable statutes, regulations and orders of (including any laws relating to terrorism, money laundering, embargoed persons or the Patriot Act), and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

Section 7.28.    Security Documents.

(a)    The Security Instruments, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the collateral described therein and the proceeds thereof and
(i) to the extent that any Pledged Securities (as defined in the Guarantee and Collateral Agreement)
constitute “securities” under Article 8 of the New York UCC (as defined in the Guarantee and
Collateral Agreement), when such Pledged Securities are delivered to the Administrative Agent (or to the First Lien Administrative Agent (as bailee for the Administrative Agent)), the Lien created under the Guarantee and Collateral Agreement shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Securities, and (ii) when financing statements in appropriate form are recorded in the offices specified on Schedule 3 of the
Guarantee and Collateral Agreement, the Lien created under the Security Instruments will constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such collateral to the extent that such Lien can be perfected by the filing of a financing statement, in each case subject only to Specified Liens.

(b)    The Mortgages are effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties’
right, title and interest in and to the Mortgaged Property (as defined therein) and the proceeds thereof, and when the Mortgages are recorded in the appropriate filing offices, the Mortgages shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such
Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other
Person, other than with respect to the rights of Persons pursuant to Specified Liens.

Section 7.29.    Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or its Subsidiaries pending or, to the knowledge of the Borrower or its Subsidiaries, threatened. The hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower and its Subsidiaries, or for which any claim may be made against the Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower and its Subsidiaries.

Section 7.30.    Brokerage Fees. No brokerage commission or finder’s fees has or shall be incurred or payable in connection with or as a result of the Borrower’s obtaining the financing contemplated hereby.

Section 7.31.    Material Contracts. Set forth on Schedule 7.31 is a complete and correct list of all Material Contracts (other than the Loan Documents) in effect or to be in effect as of the Effective Date. The Borrower has delivered to Administrative Agent true and complete copies of each such Material Contract, as each may have been amended. The Material Contracts are in full force and effect in accordance with their respective terms, and except as set forth on Schedule 7.31, there exist no defaults in the performance of any obligation thereunder. Additionally, the Borrower is not aware of any event that with notice or lapse of time, or both, would constitute a default under any such Material Contracts.

ARTICLE VIII
AFFIRMATIVE COVENANTS
Until the Termination Date, the Borrower covenants and agrees with the Lenders that:
Section 8.01.    Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent:

(a)    Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b)    Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c)    Certificate of Financial Officer -- Compliance. Concurrently with the delivery of each financial statement under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.20 and Section 9.01.

(d)    Certificate of Financial Officer -- Consolidating Information. If, at any time, all of the Consolidated Subsidiaries of the Borrower are not Consolidated Subsidiaries, then concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a
Financial Officer setting forth consolidating spreadsheets that show all subsidiaries that are not
Consolidated Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Borrower.

(e)    Certificate of Financial Officer - Swap Agreements. Concurrently with the delivery of each Reserve Report hereunder, a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements between the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-
market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(f)    Certificate of Insurer -- Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance reasonably satisfactory to the Administrative Agent, and, if requested by the Administrative Agent, all copies of the applicable policies.

(g)    SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials (other than filings under Section 16 of the Securities Exchange Act of 1934) filed by the Borrower or any
Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be.

(h)    Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of the
First Lien Loan Documents (including any borrowing notices and prepayment notices thereunder), any preferred stock designation, indenture, loan or credit or other similar agreement, other than this
Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(i)    Lists of Purchasers. Concurrently with the delivery of any Reserve Report to the
Administrative Agent pursuant to Section 8.12, (i) a list of all Persons purchasing Hydrocarbons from the Borrower or any Subsidiary and (ii) a certificate from a Responsible Officer certifying that in all material respects: (A) the information provided by the Borrower in connection with the Reserve
Report and any other information delivered in connection therewith is true and correct and any projections based upon such information have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable, subject to uncertainties inherent in all projections, (B)
the Borrower or its Subsidiaries owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report (except for any Oil and Gas Properties described in the exhibit referred to in clause (D) below) and such Properties are free of all Liens except for Liens permitted by Section
9.03, (C) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (D) none of their Oil and Gas Properties have been sold since the date of the last Reserve Report except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (E) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof, and (F) except as disclosed in such certificate, all of the Oil and Gas Properties evaluated by such Reserve Report are
Mortgaged Property.

(j)    Notice of Sales of Oil and Gas Properties. In the event the Borrower or any Subsidiary intends to Dispose of any Oil or Gas Properties or any Equity Interests in any Subsidiary in accordance with Section 9.12, in either case having a fair market value or involving acquisition consideration greater than $1,000,000 (whether in one transaction or a series of transactions), prior written notice of such Disposition, the price thereof and the anticipated date of closing and any other details thereof requested by the Administrative Agent or any Lender.

(k)    Notice of Casualty Events. Prompt written notice, and in any event within three
Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(l)    Permitted Refinancing Debt. In the event the Borrower intends to refinance any Debt under the First Lien Loan Documents in accordance with the Intercreditor Agreement, prompt written notice (and in any event within ten (10) days prior thereto) of such intended refinancing, the amount thereof and the anticipated date of closing and a copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any).

(m)    Information Regarding the Borrower and Guarantors. Prompt written notice (and in any event within ten (10) days prior thereto) of any change (i) in the Borrower or any Guarantor’s corporate name, (ii) in the location of the Borrower or any Guarantor’s chief executive office or principal place of business, (iii) in the Borrower or any Guarantor’s identity or corporate structure, organization identification number, or in the jurisdiction in which such Person is incorporated or formed, and (iv) in the Borrower or any Guarantor’s federal taxpayer identification number.

(n)    Production Report and Lease Operating Statements. Within 60 days after the end of each fiscal quarter, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the
Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

(o)    Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of the Borrower or any Subsidiary.

(p)    Annual Operating Forecast and Budget. As soon as practicable and in any event within sixty (60) days after the end of each fiscal year, an operating forecast and budget of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent, for the ensuing four (4) fiscal quarters.

(q)    Notices Relating to Acquisition. In the event that after the Effective Date: (i) the
Borrower is required or elects to purchase any of the Acquisition Properties which had been excluded from, or return any of the Acquisition Properties which had been included in, the Acquisition Properties in accordance with the terms of the Acquisition Documents, (ii) the Borrower is required to honor any preferential purchase right in respect of any Acquisition Property which has not been waived,
(iii) any matter being disputed in accordance with the terms of the Acquisition Documents is resolved,
(iv) the Borrower and the seller(s) calculate and agree upon the “closing adjustment statement” or
“post-closing adjustment statement” as contemplated by the Acquisition Documents, or (v) there is any material delay in the proposed acquisition of the Acquired Equity beyond July 31, 2014, then, in each such case, the Borrower shall promptly give the Administrative Agent notice in reasonable detail of such circumstances. The Borrower shall give the Administrative Agent prompt written notice
(but in any event within three (3) Business Days) of its receipt of confirmation that the Alaska
Department of Natural Resources has approved the transfer of the Acquisition Properties (other than the Acquired Equity) to CIE pursuant to the Acquisition Documents.

(r)    Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any
Subsidiary (including, without limitation, (i) any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA, (ii) regular production and operating updates, and (iii) the other certificates, statements or other reports required to be delivered pursuant to this Article VIII), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

Section 8.02.    Notices of Material Events. The Borrower will furnish to the Administrative Agent prompt written notice of the following:

(a)    the occurrence of any Default;

(b)    the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(c)    any notice or occurrence of any “default” or “event of default” under the First Lien
Loan Documents; and

(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth in reasonable details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 8.03.    Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and (ii) maintain its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution, sale or other disposition permitted under Section 9.11.

Section 8.04.    Payment of Obligations. The Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities of the Borrower and all of its Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any material Property of the Borrower or any Subsidiary.

Section 8.05.    Performance of Obligations under Loan Documents and Material Contracts. The Borrower will pay the Notes according to the terms thereof, and the Borrower will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified therein. The Borrower will comply in all material respects with the Material Contracts and all other contracts and agreements applicable to or relating to the Proved Reserves or the production and sale of Hydrocarbons and accompanying elements therefrom.

Section 8.06.    Operation and Maintenance of Properties. The Borrower, at its own expense, will, and will cause each Subsidiary to:

(a)    operate its Oil and Gas Properties and other material Properties or cause such Oil and
Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b)    preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities.

(c)    promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and obligations accruing under the leases or other agreements affecting or pertaining to its material Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

(d)    promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its material Oil and Gas
Properties.

(e)    to the extent the Borrower is not the operator of any Property, the Borrower shall use commercially reasonable efforts to cause the operator to comply with this Section 8.06, but the failure of the operator to so comply will not constitute a Default or Event of Default hereunder.

Section 8.07.    Insurance.

(a)    The Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Such insurance policy or policies shall name the Administrative Agent as an additional insured in respect of any such liability insurance policies and as loss payee with respect to any such Property loss insurance policies and provide that the insurer will endeavor to give at least
30 days prior notice of any cancellation to the Administrative Agent. All such policies of insurance shall include a waiver of subrogation. Upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

(b)    If at any time any real property covered by a Mortgage on which a “building” or
“mobile home” (in each case, as such terms are defined for purposes of the National Flood Insurance
Program) is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower shall, and shall cause each of its Subsidiaries to, (i) obtain flood insurance in such total amount as required by
Regulation H of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof, and otherwise comply with the National Flood Insurance
Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time and (ii) provide evidence in form and substance satisfactory to the Administrative Agent of such flood insurance to the Administrative Agent.

Section 8.08.    Books and Records; Inspection Rights. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender (coordinated through the Administrative Agent), upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Borrower shall bear the cost of not more than one (1) such inspection and examination during any 12-month period unless a Default or Event of Default then exists, in which event the Borrower shall bear such cost.

Section 8.09.    Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.10.    Environmental Matters.

(a)    The Borrower shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material
Adverse Effect; (ii) not Release or threaten to Release, and shall cause each Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of the Borrower’s or its
Subsidiaries’ Properties or any other property offsite the Property to the extent caused by the
Borrower’s or any of its Subsidiaries’ operations except in compliance with applicable Environmental
Laws, the Release or threatened Release of which could reasonably be expected to have a Material
Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all
Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or its Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material
Adverse Effect; (v) conduct, and cause its Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a claim for damages or compensation that could reasonably be expected to have a Material Adverse Effect; and (vi) implement, and shall cause each
Subsidiary to implement, such procedures as may be necessary to assure that the Borrower’s and its
Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b)    The Borrower will promptly, but in no event later than five days of the occurrence thereof, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any
Person against the Borrower or its Subsidiaries or their Properties of which the Borrower has knowledge in connection with any Environmental Laws if the Borrower could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $500,000, not fully covered by insurance, subject to normal deductibles.

(c)    The Borrower will, and will cause each Subsidiary to, provide environmental assessments, audits and tests in accordance with the most current version of the American Society of
Testing Materials standards upon request by the Administrative Agent and the Lenders and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with the
Borrower’s and its Subsidiaries’ existing and hereafter acquired Oil and Gas Properties or other

Properties.

(d)    To the extent the Borrower or a Subsidiary is not the operator of any Property, none of the Borrower and its Subsidiaries shall be obligated to directly perform any undertakings contemplated by the covenants and agreements contained in this Section 8.10 which are performable only by such operators and are beyond the control of the Borrower or any of its Subsidiaries.
Notwithstanding the above, the Borrower shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to cause the operator to comply with this Section 8.10.

Section 8.11.    Further Assurances.

(a)    The Borrower at its sole expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Secured Obligations, or to correct any omissions in this
Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security
Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

(b)    The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged
Property or other Property subject to the Security Instruments without the signature of the Borrower or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the
Security Instruments or any financing statement covering the Mortgaged Property or other Property subject to the Security Instruments or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.12.    Reserve Reports.

(a)    On or before July 1st and January 1st of each year, commencing July 1, 2014, the
Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the
Oil and Gas Properties of the Borrower and its Subsidiaries as of the immediately preceding May 1st and November 1st. The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the July 1 Reserve Report of each year shall be prepared either (i) by one or more Approved Petroleum Engineers or (ii) by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1
Reserve Report.

(b)    The Borrower shall also deliver to the Administrative Agent any other Reserve Report delivered to the First Lien Administrative Agent under the First Lien Credit Agreement, together with all other reports and information provided to the First Lien Administrative Agent and/or the First Lien
Lenders in connection with any Reserve Report.

Section 8.13.    Title Information.

(a)    On or before the delivery to the Administrative Agent and the Lenders of each Reserve
Report required by Section 8.12(a), the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the total value of the Oil and Gas Properties evaluated by such Reserve Report.

(b)    If the Borrower has provided title information for additional Properties under Section
8.13(a), the Borrower shall, within 60 days (or such later date as the Administrative Agent may agree in its sole discretion) of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information,
(ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Specified
Liens having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least
80% of the value of the Oil and Gas Properties evaluated by such Reserve Report.

Section 8.14.    Additional Collateral; Additional Guarantors.

(a)    In connection with each redetermination of the Borrowing Base or delivery of a
Reserve Report hereunder, the Borrower shall review such Reserve Report and the list of current
Mortgaged Properties (as described in Section 8.01(i)(F)) to ascertain whether the Mortgaged
Properties represent at least 80% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 80% of such total value, then the Borrower shall, and shall cause its Subsidiaries to, grant, within thirty (30) days of delivery of the certificate required under Section 8.01(i), to the
Administrative Agent as security for the Secured Obligations a first-priority Lien interest (provided that Specified Liens may exist) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent not less than the minimum set forth above. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative
Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on its
Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

(b)    In the event that the Borrower creates or acquires any Domestic Subsidiary, the
Borrower shall promptly cause such Subsidiary to become a party to the Guarantee and Collateral
Agreement. In connection therewith, the Borrower shall, or shall cause such Subsidiary to, (A)
execute and deliver a supplement to the Guarantee and Collateral Agreement, (B) pledge all of the
Equity Interests of such new Subsidiary (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof, to the
Administrative Agent (or to the First Lien Administrative Agent (as bailee for the Administrative

Agent)) and (C) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(c)    At any time during the continuation of an Event of Default, if required by the
Administrative Agent, the Borrower shall, and shall cause each of its Subsidiaries to grant to the
Administrative Agent a Lien to secure the Secured Obligations on all other Oil and Gas Properties, except those assets as to which the Administrative Agent shall determine in its reasonable discretion that the cost of obtaining a Lien or other security interest therein is excessive in relation to the value of the security to be afforded thereby.

(d)    The Borrower agrees that it will not, and will not permit any Subsidiary to, grant a
Lien on any Property to secure the First Lien Secured Obligations without first (i) giving fifteen (15)
days’ prior written notice to the Administrative Agent thereof and (ii) granting to the Administrative
Agent to secure the Secured Obligations a second-priority, perfected Lien (subject to Specified Liens)
on the same Property pursuant to Security Instruments in form and substance reasonably satisfactory to the Administrative Agent. In connection therewith, the Borrower shall, or shall cause its
Subsidiaries to, execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(e)    The Borrower will at all times cause the other material tangible and intangible assets of the Borrower and each Subsidiary to be subject to a Lien of the Security Instruments.

Section 8.15.    ERISA Compliance. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent immediately upon becoming aware of the occurrence of any non-exempt “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer of the Borrower, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.

Section 8.16.    Post-Closing Covenants.

(a)    On or prior to the date that is 60 days after the Effective Date (or such later date that is approved by the Administrative Agent in its sole discretion), the Borrower and the other Loan
Parties shall enter into and deliver to the Administrative Agent a Deposit Account Control Agreement
with each bank at which any Loan Party maintains any Collections Account, which agreement shall provide for a perfected Lien in such Collections Account in favor of the Administrative Agent for the benefit of the Secured Parties (subject in priority only to (i) Liens described in clause (e) of the definition of “Excepted Liens” and (ii) Liens permitted by Section 9.03(e)). Subject to the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, (x) cause all proceeds from the sales of Hydrocarbons by the Loan Parties to be deposited into a Collections Account that is subject to a
Deposit Account Control Agreement, and (y) direct the State of Alaska to make any payment in respect of any tax credit certificate, or right or interest therein, or any right to or interest in any payment from the Oil and Gas Tax Credit Fund, held by such Person by virtue of Alaska’s Oil & Gas Production
Tax Credit program, directly to an account of the Borrower or such Subsidiary that is subject to a
Deposit Account Control Agreement.

(b)    On or prior to the date that is 30 days after the Effective Date (or such later date that is approved by the Administrative Agent in its sole discretion), the Borrower shall deliver to the
Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, (i)
lien searches with respect to the Aircraft as of a recent date and (ii) evidence that the Administrative
Agent has a first-priority perfected Lien (subject only to Specified Liens) in the Aircraft that secures the Secured Obligations.

(c)    On or prior to the date that is 30 days after the Effective Date (or such later date that is approved by the Administrative Agent in its sole discretion), the Borrower shall deliver to the
Administrative Agent (i) ALTA mortgagee title insurance policies subject only to encumbrances acceptable to the Administrative Agent and issued by one or more title companies designated by the
Administrative Agent (each, a “Title Policy”) with respect to the Loan Parties’ Kustatan production facilities, in amounts not less than the fair market value of such production facilities, together with a title report issued by a title company with respect thereto and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to the Administrative Agent (such Title Policies to be in a form insuring the applicable
Mortgage as a first-priority Lien, encumbering the applicable portion of the Kustatan production facilities, subject to no Liens or encumbrances other than Specified Liens); (ii) evidence reasonably satisfactory to the Administrative Agent that the Loan Parties have paid to the title company or to the appropriate Governmental Authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes
(including mortgage recording and intangible taxes) payable in connection with recording the
Mortgage for such production facilities in the appropriate real estate records; and (iii) all consents and other requirements necessary for the Loan Parties to comply with the provisions set forth in this
Section 8.16(c).

(d)    The Borrower shall, and to the extent applicable, cause each of the other Loan Parties to, deliver to the Administrative Agent, on or before the applicable date set forth in therein (or such later date that is approved by the Administrative Agent in its sole discretion), all items required by Schedule 8.16 in form and substance reasonably satisfactory to the Administrative Agent.

Section 8.17.    Hedging Maintenance.

(a)    The Loan Parties shall maintain in effect at all times on a continuous basis one or more
Swap Agreements satisfactory to Administrative Agent with respect to their oil production with an
Approved Counterparty, which Swap Agreements taken together shall at all times cover not less than
80% or more than 100% of the volume of oil of such Proved Developed Producing Reserves projected in the most recent Reserve Report to be produced during a rolling 24-month period.

(b)    The Borrower shall use such Swap Agreements solely as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s and its Subsidiaries’ oil and gas operations and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets.

(c)    The Borrower shall notify the Administrative Agent immediately upon becoming aware (in any event not later than the close of business on the same Business Day) that the production of Hydrocarbons by any Loan Party could reasonably be expected to be insufficient to meet its obligations under any Swap Agreements.

Section 8.18.    Board Observation Rights. So long as Apollo or any of its Affiliates holds at least $25,000,000 of the outstanding Loans and/or Commitments, Apollo shall have the right to designate one individual (the “Observer”) to attend all meetings of the Borrower’s Board of Directors (and any committees thereof) in a non-voting observer capacity. The Observer shall be entitled to receive all notices of meetings, reports, presentations and materials as if the Observer were a member of the Board. The Borrower shall reimburse the Observer for all reasonable travel and other out-of-pocket expenses incurred in connection with meetings of its Board of Directors and committees thereof in a manner consistent with its reimbursement policies for members of its Board of Directors. The Borrower will hold regular and customary meetings of its Board of Directors. Apollo may, in its sole discretion, transfer its right to designate an Observer pursuant to this Section 8.18 to any Eligible Assignee that assumes any of Apollo’s or its Affiliates’ rights and obligations hereunder in accordance with Section 12.04 so long as such Eligible Assignee or any of its Affiliates holds at least $25,000,000 of the outstanding Loans and/or Commitments.

Section 8.19.    Appraisal. On or before each anniversary of the Effective Date thereafter, or such earlier date as the Administrative Agent shall reasonably request, the Borrower shall provide to Administrative Agent an updated appraisal of all hard assets of the Borrower and its Subsidiaries, in form and substance satisfactory to the Administrative Agent, from Hadco International Inc. or another appraiser selected by the Borrower and reasonably acceptable to the Administrative Agent.

Section 8.20.    Minimum Liquidity. The Borrower shall at all times maintain Liquidity equal to or greater than $5,000,000.

ARTICLE IX
NEGATIVE COVENANTS

Until the Termination Date, the Borrower covenants and agrees with the Lenders that:
Section 9.01.    Financial Covenants.

(a)    Leverage Ratio. The Borrower will not, as of the last day of any fiscal quarter set forth below, permit its Leverage Ratio to be greater than:

Date	Ratio
Fiscal quarter ending April 30, 2014	4.00:1.00
Fiscal quarter ending July 31, 2014	3.75:1.00
Fiscal quarter ending October 31, 2014 and the last day of each quarter ending thereafter	3.50:1.00

(b)    Interest Coverage Ratio. The Borrower will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending April 30, 2014, its ratio of EBITDAX for the period of four fiscal quarters ending on such date to Interest Expense for such period to be less than
2.5 to 1.0.

(c)    Current Ratio. The Borrower will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending April 30, 2014, its ratio of (i) consolidated current assets
(including the unused amount of the total Commitments, but excluding non-cash assets under ASC
815 and current plugging and abandonment restricted cash) to (ii) consolidated current liabilities
(excluding non-cash obligations under ASC 815, current liabilities for plugging and abandonment expense and current maturities under this Agreement) to be less than 1.0 to 1.0.

(d)    Minimum Gross Production. The Borrower will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending April 30, 2014, the daily average of gross production of Hydrocarbons (calculated at the wellhead on a barrel of oil equivalent basis, where 10
Mcf of natural gas is equal to one barrel of oil) from the Loan Parties’ Oil and Gas Properties constituting Mortgaged Property during each such fiscal quarter, to be less than 2,500.

(e)    Asset Coverage Ratio. The Borrower will not permit, as of any Asset Coverage Test
Date, the ratio of (a) the NYMEX Value of the total Proved Developed Reserves of the Loan Parties as shown on the most recently delivered Reserve Report, to (b) Total Debt, to be less than 1.10 to
1.00.

For purposes of this Section 9.01(e) only, “Proved Developed Reserves” shall be determined in accordance with SEC guidelines, with the following exceptions: (i) commodity prices shall be forecast according to a “Strip Price,” adjusted for any basis differential and any existing commodity hedges for forecasting oil and gas prices; (ii) current operating expenses will be held constant; and (iii) such expenses must include an accurate estimate of net abandonment costs. As used herein, “Strip Price” shall mean the equivalent futures price as quoted by the NYMEX for three years and held constant thereafter.
Section 9.02.    Debt. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, incur, create, assume or suffer to exist any Debt, except:

(a)    the Notes and other Secured Obligations and any Permitted Refinancing Debt in respect thereof.

(b)    Debt of the Borrower and its Subsidiaries existing on the date hereof that is set forth on Schedule 9.02, and any Permitted Refinancing Debt in respect thereof.

(c)    Purchase money Debt and Debt under Capital Leases not to exceed $5,000,000 in the aggregate at any time outstanding.

(d)    Debt associated with bonds or surety obligations required by Governmental
Requirements in connection with the operation of the Oil and Gas Properties in an aggregate amount not to exceed $10,000,000 at any time outstanding.

(e)    intercompany Debt among the Loan Parties to the extent permitted by Section 9.05
(g); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of its Wholly-Owned Subsidiaries, and, provided further, that any such Debt owed by either the Borrower or a Guarantor shall be subordinated to the Secured Obligations on terms set forth in the Guarantee and Collateral Agreement.

(f)    endorsements of negotiable instruments for collection in the ordinary course of business.

(g)    so long as the Intercreditor Agreement has been duly executed by the parties thereto and delivered to the Administrative Agent, Debt under the First Lien Credit Agreement, the original principal amount of which does not exceed $100,000,000 in the aggregate at any time outstanding;

provided, however, that immediately before and after giving pro forma effect to each borrowing of
First Lien Loans or making of any other credit extension thereunder (including without limitation any issuance of a letter of credit thereunder), the aggregate amount of Debt that has been funded thereunder (including without limitation, the face amount of any letters of credit issued thereunder), shall not exceed the least of (i) 30% of the NYMEX Value of the total Proved Reserves of the Loan
Parties as shown on the most recently delivered Reserve Report (as adjusted to give effect to
Dispositions, individually or in the aggregate, of 5.00% or more of Proved Reserves of the Loan
Parties as shown on the most recently delivered Reserve Report) delivered prior to the date such Debt was incurred, (ii) the Borrowing Base as in effect on the date such Debt was incurred and (iii)
$100,000,000.

(h)    insurance premiums incurred in the ordinary course of business and consistent with past practices if the amount financed does not exceed the premium payable for the current policy period.

(i)    Debt arising under Cash Management Agreements with any financial institution in which the Borrower or any of its Subsidiaries maintains a deposit account.

(j)    Debt existing on the date hereof under the Restructuring Agreement.

(k)    Debt constituting the deferred purchase price payable in connection with the Gunsight
Acquisition in accordance with the Gunsight Acquisition Agreement, in an aggregate principal amount not to exceed $950,000.

(l)    other Debt not to exceed $5,000,000 in the aggregate at any one time outstanding.

Section 9.03.    Liens. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)    Liens securing the payment and/or performance of any Secured Obligations.

(b)    Excepted Liens.

(c)    Liens securing purchase money Debt and Capital Leases permitted by Section 9.02
(c) but only on the Property, improvements, accessions and proceeds thereof financed by such Debt or under such Capital Lease; provided that such Liens are created within 180 days of construction, acquisition or lease of such Property.

(d)    Liens on Property not otherwise permitted by the foregoing clauses of this Section
9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03
(d) shall not exceed $1,000,000 at any time.

(e)    Liens on Property securing the First Lien Secured Obligations to the extent permitted under the Intercreditor Agreement; provided, however, that both before and after giving effect to the incurrence of any such Lien, the Borrower is in compliance with Section 8.14(d).

(f)    Liens on Property not constituting collateral for the Secured Obligations and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(f) shall not exceed $5,000,000 in the aggregate at any time outstanding.

(g)    Liens on cash collateral securing the Borrower’s obligations under the BP Swap
Agreement and the Cargill Swap Agreement, in an amount not to exceed $25,000,000 in the aggregate at any time outstanding.

(h)    the Lien on the property acquired by the Borrower pursuant to the Gunsight Acquisition
Agreement securing the loan of approximately $425,000 made to Gunsight Holdings LLC; provided that such Lien is released promptly following the payment in full by the Borrower of the purchase price therefor as set forth in the Gunsight Acquisition Agreement.

Section 9.04.    Dividends, Distributions and Redemptions.

(a)    Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries or Miller 2009 Partnership to, declare or make, or agree to pay or make, directly or indirectly, any
Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified
Capital Stock), (b) Subsidiaries or Miller 2009 Partnership may declare and pay dividends ratably with respect to their Equity Interests to the Borrower or any other Loan Party, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (d) distributions or dividends made or paid by Miller 2009 Partnership to the holders of its Equity Interests out of payments received by Miller 2009 Partnership from the Borrower under the Miller 2009 Loan Documents, (e) payments of the Series B Preferred Dividend, the Series C Preferred Dividend and the Series D Preferred
Dividend so long as immediately prior to and after giving effect to each such payment, no Default or Event of Default shall have occurred and be continuing and immediately after giving effect to each such payment, the Borrower is in pro forma compliance with Section 9.01 and (f) the Borrower may implement a discretionary Equity Interest repurchase plan on terms and conditions reasonably satisfactory to the Administrative Agent and the Majority Lenders; provided that (i) all expenditures or payments under such repurchase plan are made solely with Management Option Proceeds and (ii)
immediately prior to and after giving effect to any expenditure or payment under such repurchase plan (A) Liquidity is equal to or greater than the higher of $20,000,000 and 20% of the Borrowing
Base in effect at such time, and (B) no Default or Event of Default shall have occurred and be continuing.

(b)    Redemption of Subordinated Debt. The Borrower will not, and will not permit any
Subsidiary or Miller 2009 Partnership to call, make or offer to make any optional or voluntary prepayment or redemption of or otherwise optionally or voluntarily redeem or prepay (in whole or in part) any Debt that is subordinated to the Secured Obligations; provided that the Borrower may redeem or prepay any such Debt with the proceeds of any Permitted Refinancing Debt in respect thereof.

Section 9.05.    Investments, Loans and Advances. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)    Investments reflected in Schedule 9.05.

(b)    accounts receivable arising in the ordinary course of business.

(c)    direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof, in each case maturing within one year from the date of creation thereof.

(d)    commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s.

(e)    deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, (i) any Lender or First Lien Lender or (ii) any office located in the
United States of America of any other bank or trust company which is organized under the laws of the United States of America or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports)
and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.

(f)    Investments in money market or other mutual funds substantially all of whose assets are described in Section 9.05(c), Section 9.05(d) and Section 9.05(e).

(g)    Investments (i) made by the Borrower in or to the Guarantors and (ii) made by any
Guarantor in or to the Borrower or any Guarantor.

(h)    Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Borrower or a Subsidiary with others in the ordinary course of business; provided that (i) any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (ii) the interest in such venture is acquired in the ordinary course of business, and (iii) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed $5,000,000 in the aggregate at any time outstanding.

(i)    loans or advances to employees, officers or directors in the ordinary course of business of the Borrower or any of its Subsidiaries, in each case only as permitted by applicable law, including
Section 402 of the Sarbanes-Oxley Act of 2002, but in any event not to exceed $1,000,000 in the aggregate outstanding at any time.

(j)    Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any of its Subsidiaries.

(k)    guarantees by the Borrower or any Guarantor of Debt permitted by Section 9.02.

(l)    Investments arising from the endorsement of financial instruments in the ordinary course of business.

(m)    Investments arising out of the receipt by the Borrower or any Subsidiary of noncash consideration for the sale of assets permitted under Section 9.12.

(n)    the acquisition of Oil and Gas Properties and related oilfield equipment located thereon from Persons other than Affiliates of the Borrower or its Subsidiaries so long as:

(i)    at the time of and after giving effect to such acquisition, no Default or Event of Default exists or could reasonably be expected to result from such acquisition;

(ii)    the Borrower and its Subsidiaries shall have complied with all of the requirements of Section 8.14 with respect thereto;

(iii)    the Borrower is in compliance with Section 9.01(d) for the most recently ended fiscal quarter; and

(iv)    after giving effect to such acquisition, the Borrower is in pro forma compliance with each of the covenants set forth in Section 9.01(a), (b), (c) and (e).

(o)    Investments in certificates of deposit less than $100,000, provided that such certificate of deposit is insured.

(p)    consummation of the Acquisition on the Effective Date and the acquisition of the
Acquired Equity after the Effective Date, in each case, in accordance with the Acquisition Agreement.

(q)    other Investments not to exceed $4,000,000 in the aggregate at any time outstanding.

Section 9.06.    Nature of Business; International Operations. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. From and after the date hereof, the Borrower and its Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States of America.

Section 9.07.    Limitation on Leases. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases, leases of Hydrocarbon Interests and leases of drilling rigs, vessels, and other equipment used in operating the Oil and Gas Properties), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and the Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $2,000,000 in the aggregate in any period of twelve consecutive calendar months during the life of such leases.

Section 9.08.    Proceeds of Loans. The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.21. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

Section 9.09.    ERISA Compliance. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, at any time:

(a)    engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code that could reasonably be expected to result in liability to the
Borrower or any of its Subsidiaries in excess of $100,000 individually or in the aggregate.

(b)    fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto that could reasonably be expected to result in liability to the Borrower or any of its Subsidiaries in excess of $100,000 individually or in the aggregate.

(c)    except as could not be reasonably expected to have a Material Adverse Effect, contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in section
3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability, or (ii) any employee pension benefit plan, as defined in section 3
(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.

Section 9.10.    Sale or Discount of Receivables; Alaska Oil & Gas Production Tax Credits.

(a)    Except for receivables obtained by the Borrower or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

(b)    Notwithstanding anything to the contrary contained herein or in the other Loan
Documents, in no event shall the Borrower or any of its Subsidiaries sell, transfer, discount or otherwise
Dispose of any tax credit certificate, or right or interest therein, or any right to or interest in any payment from the Oil and Gas Tax Credit Fund, held by such Person by virtue of Alaska’s Oil & Gas
Production Tax Credit program, or any receivable obtained by the Borrower or any Subsidiary in connection therewith except a sale of such certificate to the State of Alaska the proceeds of which have been directed to be paid directly to an account of the Borrower or a Subsidiary that is subject to a Deposit Account Control Agreement.

Section 9.11.    Mergers, Etc. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve; provided that:

(a)    any Subsidiary may participate in a consolidation with the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or any other Subsidiary that is a
Domestic Subsidiary (provided that if one of such Subsidiaries is a Wholly-Owned Subsidiary or
Guarantor, then the surviving Person shall be a Wholly-Owned Subsidiary or Guarantor, as the case may be); and

(b)    the Loan Parties may make Dispositions permitted by Section 9.12(b).

Section 9.12.    Dispositions of Properties. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, Dispose of any Property or any interest therein (including within such prohibition transfers and dispositions of overriding royalty interests, production payments, net profits interests and any other interests payable out of or measured by production or the proceeds of production) or any Subsidiary owning any such Oil and Gas Property, other than:

(a)    (i) sales of Hydrocarbons in the ordinary course of business; (ii) sales of equipment
(other than the Aircraft) that is (x) obsolete, worn out, depleted or uneconomic and disposed of in the ordinary course of business; (y) no longer necessary for the business of the Borrower or any Subsidiary;
and (z) contemporaneously replaced by equipment of at least comparable use and value and (iii) the exchange of equipment (other than the Aircraft) for other equipment of at least comparable value in the ordinary course of business;

(b)    Dispositions of assets by any Loan Party or the Miller 2009 Partnership to any other
Loan Party (other than any Disposition by Borrower or CIE in one transaction or a series of transactions of all or substantially all of its respective assets); provided that, with respect to any such Disposition that consists of Oil and Gas Properties or activities related to Oil and Gas Properties, the following conditions must be satisfied: (i) no Default or Event of Default has occurred and is continuing, (ii)
such Disposition shall not adversely affect the Liens of the Administrative Agent or any Secured
Party granted under any Loan Document and (iii) the Administrative Agent shall have given its prior written consent to such Disposition (not to be unreasonably withheld, conditioned or delayed);

(c)    Dispositions to any Miller Drilling Fund of any Oil and Gas Properties (including pursuant to the sale of not less than 100% of the Equity Interests of any Subsidiary) on which no
Proved Reserve is located, so long as (i) such Dispositions do not exceed, individually or in the aggregate, $5,000,000 and (ii) any non-cash consideration received by any Loan Party in connection with such Disposition shall be pledged by such Loan Party to Administrative Agent for the benefit of the Secured Parties as security for the Secured Obligations; provided that, the Borrower shall deliver to the Administrative Agent a certificate executed by a Financial Officer of the Borrower certifying that (A) no Default or Event of Default is existing or would result therefrom, (B) the consideration received from any such Disposition is at least equal to the fair market value of the Oil and Gas Properties subject to such Disposition, as reasonably determined in good faith by the board of directors (or equivalent governing body) of such Loan Party, and (C) the Borrower is in compliance with Section 9.01 after giving effect to such Disposition of Oil and Gas Properties;

(d)    Dispositions of claims against customers, working interest owners, other industry partners or any other Person in connection with workouts or bankruptcy, insolvency or other similar proceedings with respect thereto;

(e)    a Disposition of the Aircraft so long as (i) the Net Cash Proceeds received from such
Disposition have been or immediately shall be paid to Administrative Agent for application in accordance with Section 3.04(c)(i) by wire transfer of immediately available funds to the

Administrative Agent, and (ii) the consideration received from such Disposition consists of cash and is at least equal to the fair market value of the Aircraft, as reasonably determined in good faith by the board of directors of the Borrower (and upon any Disposition of the Aircraft in accordance with this sentence, the Administrative Agent agrees to, at the sole cost and expense of the Borrower, release its Lien upon the Aircraft in connection with such Disposition);

(f)    Dispositions of Tennessee Oil and Gas Properties;

(g)    the CIE Pipeline Asset Disposition;

(h)    Dispositions of Cash Equivalents and Investments permitted by Section 9.05(j) and
Section 9.05(o); and

(i)    other Dispositions of Properties not regulated by Section 9.12(a) to (h) having a fair market value not to exceed $4,000,000 during any 12-month period;

provided, that, notwithstanding the foregoing, it shall be a condition to any Disposition of Oil and Gas Properties pursuant to this Section 9.12 that (a) the Borrower is in compliance with Section 9.01 immediately before and after giving effect to such Disposition of Oil and Gas Properties, (b) the consideration received from any such Disposition is at least equal to the fair market value of the Oil and Gas Properties subject to such Disposition, as reasonably determined in good faith by the board of directors (or equivalent governing body) of such Loan Party, and (c) 100% of the consideration for such Oil and Gas Properties shall be cash or Cash Equivalents.
Section 9.13.    Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate; provided, however, that the foregoing restrictions will not apply to (a) transactions that are not otherwise prohibited under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate, (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of the Borrower and its Subsidiaries, (c) reasonable and customary indemnification, benefit, compensation and other employment arrangements and agreements for directors, officers and other employees of the Borrower and its Subsidiaries entered into in the ordinary course of business, (d) transactions permitted by Section 9.04(a), (e) transactions between or among Loan Parties and (f) transactions set forth on Schedule 9.13.

Section 9.14.    Subsidiaries; Equity Interests. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, create or acquire any additional Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b). The Borrower shall not, and shall not permit any Subsidiary to (a) Dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.12 or (b) issue any Equity Interest in any Subsidiary unless such Equity Interest is subject to the Lien of the Administrative Agent pursuant to the Security Instruments. None of the Borrower, any Subsidiary or Miller 2009 Partnership shall have any Foreign Subsidiaries.

Section 9.15.    Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts (or which requires the consent of or notice to other Persons in connection therewith) (a) the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Secured Parties, (b) any Subsidiary or Miller 2009 Partnership from paying dividends or making distributions to the Borrower or any Guarantor, or (c) any Subsidiary from guaranteeing Debt of the Borrower or any other Loan Party; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (i) this Agreement, the Security Instruments or the First Lien Loan Documents, (ii) Liens permitted by Section 9.03(c) (but only to the extent related to the Property on which such Liens were created), or (iii) any restriction with respect to the Borrower or a Subsidiary or Miller 2009 Partnership imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of the Property of the Borrower or such Subsidiary or Miller 2009 Partnership or all or substantially all the equity of a Subsidiary (or the Property that is subject to such restriction) pending the closing of such sale or disposition, in each case, to the extent disposition is permitted hereby and such restriction applies only to the Property that is the subject of such disposition.

Section 9.16.    Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not, and will not permit any Subsidiary or Miller 2009 Partnership to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Subsidiary that would require the Borrower or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed $500,000 in the aggregate.

Section 9.17.    Swap Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than (a) Swap Agreements in respect of commodities (i) with an Approved Counterparty and (ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 100% of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, and (b) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows: (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a fixed rate and (ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate; provided that all such Swap Agreements described in the foregoing clauses (a) and (b) shall be on commercially reasonable terms and entered into on an arm’s length basis. Except for the BP Swap Agreement and the Cargill Swap Agreement, but subject to the limitations set forth in Section 9.03(g), in no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures. The Borrower will not permit Miller 2009 Partnership to enter into any Swap Agreements.

Section 9.18.    Acquisition Documents & Organizational Documents.

(a)    The Borrower will not, and will not permit any of its Subsidiaries or Miller 2009
Partnership to, amend, modify or supplement any of the Acquisition Documents or the certificate or articles of incorporation, by-laws, or other organizational or governing documents of such Person, in each case, if the effect thereof could reasonably be expected to be adverse to the Lenders (and provided that the Borrower promptly furnishes to the Administrative Agent a copy of such amendment,

modification or supplement).

(b)    The Borrower will not, and will not permit any of its Subsidiaries or Miller 2009
Partnership to, amend, modify or supplement the Gunsight Acquisition Agreement without the prior written consent of the Administrative Agent.

Section 9.19.    Fiscal Year; Accounting Practices. The Borrower shall not, and shall not permit any other Loan Party to, change its fiscal year-end or any material accounting practice without giving 30 days prior written notice thereof to the Administrative Agent.

Section 9.20.    Preferred Equity Interests.

(a)    The Borrower shall not redeem any of the Series B Preferred Stock, Series C Preferred
Stock, or Series D Preferred Stock prior to the date that is 30 days after the Termination Date. The foregoing covenant shall survive the termination of the Loan Documents and repayment of the Secured
Obligations.

(b)    The Borrower shall not amend or otherwise modify the terms or conditions of the
Series B Preferred Stock, the Series C Preferred Stock, or the Series D Preferred Stock (including without limitation the Series B Preferred Dividend, the Series C Preferred Dividend, or the Series D
Preferred Dividend).

(c)    The Borrower will not issue or designate any series or class of Equity Interest that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the Borrower, over common Equity Interests of the Borrower, other than the Series B Preferred Stock, the Series C Preferred Stock, and the Series
D Preferred Stock.

Section 9.21.    Marketing Activities. The Borrower will not, and will not permit any of its Subsidiaries or Miller 2009 Partnership to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, and (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and its Subsidiaries or Miller 2009 Partnership that the Borrower or one of its Subsidiaries or Miller 2009 Partnership has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business; provided that in each case, except for contracts listed on Schedule 7.19 on the Effective Date, no such contracts shall pertain to the sale of Hydrocarbon production at a fixed price.

Section 9.22.    Press Release and Related Matters. No Loan Party shall, and no Loan Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Loan Party) using the name, logo or otherwise referring to Apollo or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which Apollo is party without the prior consent of Apollo except to the extent required to do so under applicable Governmental Requirements and then, except with respect to securities laws, only after consulting with Apollo prior thereto.

Section 9.23.    Consolidated G&A Expenses. The Borrower shall not permit Consolidated G&A Expenses to exceed $6,250,000 in any fiscal quarter.

ARTICLE X
EVENTS OF DEFAULT; REMEDIES
Section 10.01.    Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a)    the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount
(other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days.

(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (unless such representation or warranty was already qualified by materiality, in which case such representation or warranty shall simply prove to have been incorrect).

(d)    the Borrower, any Subsidiary or Miller 2009 Partnership shall fail to observe or perform any covenant, condition or agreement applicable to it contained in Section 8.01(m), Section 8.02,
Section 8.03, Section 8.07, Section 8.13(b), Section 8.14, Section 8.16, Section 8.20 or in Article IX.

(e)    the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section
10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (A) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer of the Borrower or such Subsidiary otherwise becoming aware of such default.

(f)    the Borrower, any Subsidiary or Miller 2009 Partnership shall fail to make any payment
(whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable.

(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower, any Subsidiary or Miller 2009 Partnership to make an offer in respect thereof; provided that this clause (g) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt and permitted hereby.

(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, any Subsidiary or Miller 2009 Partnership or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the
Borrower, any Subsidiary or Miller 2009 Partnership or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.

(i)    the Borrower, any Subsidiary or Miller 2009 Partnership shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any
Subsidiary or Miller 2009 Partnership or for a substantial part of their respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v)
make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(j)    the Borrower, any Subsidiary or Miller 2009 Partnership shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k)    one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding), shall be rendered against the Borrower, any Subsidiary or Miller 2009 Partnership or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower, any Subsidiary or Miller 2009 Partnership to enforce any such judgment.

(l)    the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this
Agreement, or the Borrower, any Subsidiary or Miller 2009 Partnership or any of their Affiliates shall so state in writing.

(m)    the Intercreditor Agreement, after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against any Loan Party or any holder of Debt under the First
Lien Loan Documents or shall be repudiated in writing by any such Person.

(n)    (i) any Loan Party shall make any payment, whether in principal, interest, premiums or fees, that is not allowed under the terms of the Intercreditor Agreement, or (ii) any Loan Party amends, supplements or otherwise modifies the First Lien Credit Agreement or any other First Lien
Loan Document that is not allowed under, or otherwise violates or breaches, the provisions of the
Intercreditor Agreement.

(o)    an ERISA Event occurs which results in, or could reasonably be expected to result in, a liability of the Borrower, any Subsidiary or the Miller 2009 Partnership in an amount in excess of
$100,000.

(p)    The Borrower or any ERISA Affiliate as employer under a Plan makes a complete or partial withdrawal from such Plan and such withdrawing employer incurs, or could reasonably be expected to incur, a withdrawal liability in an annual amount in excess of $100,000.

(q)    If (i) David Voyticky ceases to be President of the Borrower, or David Hall ceases to be Chief Executive Officer of CIE, or Scott Boruff ceases to be Chief Executive Officer of the Borrower or (ii) either David Voyticky or Scott Boruff otherwise ceases to be substantially involved in the daily operations of the Borrower or David Hall otherwise ceases to be substantially involved in the daily operations of CIE.

(r)    If the Borrower is delisted from the New York Stock Exchange, without giving effect to any pending appeals.

(s)    A Change in Control shall occur.

Section 10.02.    Remedies.

(a)    In the case of an Event of Default other than one described in Section 10.01(h), Section
10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the
Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the
Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the
Make-Whole Premium or any applicable Prepayment Premium), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each
Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or
Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan
Documents (including, without limitation, the Make-Whole Premium or any applicable Prepayment
Premium), shall automatically become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b)    In the case of the occurrence of an Event of Default, the Administrative Agent and the
Lenders will have all other rights and remedies available at law and equity.

(c)    All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied (subject in all cases to the Intercreditor Agreement):

(i)    first, to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii)    second, pro rata to payment or reimbursement of that portion of the Secured
Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii)    third, pro rata to payment of accrued interest on the Loans;

(iv)    fourth, pro rata to payment of principal outstanding on the Loans;

(v)    fifth, pro rata to payment of the Make-Whole Premium or any Prepayment
Premium then due and owing;

(vi)    sixth, pro rata to any other Secured Obligations; and

(vii)    seventh, any excess, after all of the Secured Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

ARTICLE XI
THE AGENTS

Section 11.01.    Appointment; Powers. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 11.02.    Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the Effective Date specifying its objection thereto.

Section 11.03.    Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower and the Lenders hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05.    Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06.    Resignation of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 11.07.    Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Section 11.08.    No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Bracewell & Giuliani LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09.    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03)
allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 11.10.    Authority of Administrative Agent to Release Collateral and Liens. Each Lender hereby authorizes the Administrative Agent to release (a) any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents and (b) all collateral on the Termination Date. Each Lender hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with (x) any Disposition of Property to the extent such Disposition is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents and (y) the release of all collateral on the Termination Date.

Section 11.11.    The Arranger. The Arranger shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than its duties, responsibilities and liabilities in its capacity as a Lender hereunder.
ARTICLE XII
MISCELLANEOUS

Section 12.01.    Notices.

(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)    if to the Borrower, to it at:

MILLER ENERGY RESOURCES, INC.
9721 Cogdill Road, Ste. 302,
Knoxville, Tennessee 37932
Attn: Scott M. Boruff, CEO
Fax No.: (865) 691-8209

with copies to:     MILLER ENERGY RESOURCES, INC.
9721 Cogdill Road, Ste. 302,
Knoxville, Tennessee 37932
Attn: Kurt Yost, General Counsel
Fax No.: (865) 691-8209

(ii)    if to the Administrative Agent, to it at:
APOLLO INVESTMENT CORPORATION
9 West 57th Street, 37th Floor
New York, New York 10019
Attention: Dan Vogel
Phone: (212) 822-0740
Email: dvogel@apolloic.com
Fax: (646) 417-6678

with copies to:        Dewey J. Gonsoulin, Jr.
Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002-2781
Phone: (713) 221-1110
Email: dewey.gonsoulin@bgllp.com
Fax: (713) 221-2121
and
(iii)    if to any other Lender, to it at its address (or telecopy number) set forth in its
Administrative Questionnaire.

(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative
Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article
IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender.
The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02.    Waivers; Amendments.

(a)    No failure on the part of the Administrative Agent, any other Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent and the Lenders hereunder and under the other Loan
Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative
Agent, any other Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)    Neither this Agreement nor any provision hereof nor any Loan Document (other than the Fee Letter) nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Secured Obligations hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby, (iii)
postpone the scheduled date of payment or prepayment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or any other Secured Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Maturity Date or the Termination Date without the written consent of each Lender directly affected thereby, (iv) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v)
waive or amend Section 3.04(c), Section 6.01 or Section 10.02(c) without the written consent of each
Lender directly affected thereby, (vi) release any Guarantor (except as expressly set forth in the Loan
Documents), release all or substantially all of the collateral (other than as provided in Section 11.10), or reduce the percentage set forth in Section 8.14(a) to less than 80%, without the written consent of each Lender, (vii) change any of the provisions of this Section 12.02(b) or the definition “Majority
Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender, or (viii) contractually subordinate the payment of all the Secured Obligations to any other Debt or, except as set forth in the Intercreditor Agreement, contractually subordinate the priority of any of the Administrative Agent’s Liens to the Liens securing any other Debt, in each case, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any other Agent hereunder or under any other Loan Document without the prior written consent of the Administrative
Agent or such other Agent, as the case may be. Notwithstanding the foregoing, any supplement to
Schedule 7.14 shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

Section 12.03.    Expenses, Indemnity; Damage Waiver.

(a)    The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the
Administrative Agent and its Affiliates, including, without limitation, the reasonable and documented fees, charges and disbursements of Bracewell & Giuliani LLP, counsel for the Administrative Agent
(and as required by a firm of local counsel in each appropriate jurisdiction and in the case of an actual or potential conflict of interest, one additional firm of counsel to the affected Lenders) and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental invasive and non-invasive assessments and audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration
(both before and after the execution hereof and including advice of counsel to the Administrative
Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto)
of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs and expenses incurred by any Agent in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, and (iii) all out-of-pocket expenses incurred by any Agent or any Lender, including the fees, charges and disbursements of any counsel for any Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)    THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGER AND
EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS
(EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND
HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS,
DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES,
CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE,
INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN
CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS

AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR
INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE
PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR
RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION
OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN
DOCUMENT, (ii) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY
WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH
ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY
REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE
BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR
ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION
THEREWITH, (iv) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (v) ANY
OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS
OF THE BORROWER AND ITS SUBSIDIARIES BY THE BORROWER AND ITS
SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO
RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS,
(viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY
SUBSIDIARY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING, THE
PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE,
TRANSPORT, DISPOSAL, ARRANGEMENT FOR DISPOSAL OR TREATMENT OF
HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (ix) THE BREACH OR
NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY
ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (x) THE
PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR
PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH
LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT
LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL,
GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR
TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR
AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY
SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS
MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER
OR ANY OF ITS SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY
WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (xiii) ANY OTHER
ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN
DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION,
INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER
BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF
WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL
EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT
NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR
PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT
LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT
(SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF
STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE
INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY
INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS,
DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF
COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE

RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH
INDEMNITEE OR RELATE TO TAXES SUBJECT TO INDEMNIFICATION UNDER SECTION
5.03.

(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent or the Arranger under Section 12.03(a) or (b), each Lender severally agrees to pay to such
Agent or the Arranger, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or the Arranger in its capacity as such.

(d)    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)    All amounts due under this Section 12.03 shall be payable not later than 10 Business
Days after written demand therefor.

Section 12.04.    Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section
12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the
Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    (i)    Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this
Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)    the Borrower, provided that no consent of the Borrower shall be required if (1) an Event of Default has occurred and is continuing or
(2) at any other time, such assignment is to a Lender, an Affiliate of a
Lender or a Related Fund; and

(B)    the Administrative Agent, provided that no consent of the
                    Administrative Agent     shall be required for an assignment to an
assignee that is a Lender immediately prior to giving
effect to such assignment.

(ii)    Assignments shall be subject to the following additional conditions:

(A)    except in the case of an assignment to a Lender or an Affiliate of a
Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the
Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative
Agent) shall not be less than $3,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)    the parties to each assignment shall execute and deliver to the
                    Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $5,000; and

(D)    the assignee, if it shall not be a Lender, shall deliver to the
Administrative Agent an Administrative Questionnaire.

(iii)    Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any
assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section
12.04(c).

(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the
Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower and each Lender.

(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative
Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and
Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(vi)    Notwithstanding the foregoing or anything to the contrary contained herein, each Lender agrees to give the Borrower seven (7) Business Days’ prior written notice (a
“Notice of Assignment”) prior to assigning (other than (A) any assignment required pursuant to Section 5.04(b) or (B) any assignment to another Lender or any Affiliate thereof or any
Related Fund) any of its Loans, Secured Obligations or Commitments (or any combination thereof) (the “Subject Interests”) hereunder and of the proposed purchase price therefor (the
“Purchase Price”). Upon receipt of any Notice of Assignment, the Borrower may elect to purchase the Subject Interests at the Purchase Price, so long as the Borrower gives written notice of such election to the assigning Lender within seven (7) Business Days after the
Borrower’s receipt of such Notice of Assignment. If the Borrower does not make an election to purchase the Subject Interests within such seven (7) Business Day period or the Borrower expressly declines to do so, then such Lender shall be entitled to assign the Subject Interests within thirty (30) days after the expiration of such seven (7) Business Day period or the date on which the Borrower declines to purchase the Subject Interests, so long as the consideration received for such assignment is equal to or greater than the Purchase Price. Any Loans,
Secured Obligations or Commitments acquired by the Borrower pursuant hereto shall be retired and cancelled promptly upon the acquisition thereof (and in no event shall the Borrower be deemed to be a Lender hereunder). Any such acquisition of Loans, Secured Obligations or Commitments hereunder by the Borrower shall be made pursuant to documentation in form and substance reasonably satisfactory to the Borrower, the assigning Lender and the
Administrative Agent.

(c)     (i)    Any Lender may, without the consent of the Borrower, the Administrative
Agent or any other Person, sell participations to one or more banks or other entities (a “Participant”)
in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative
Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (D) the selling Lender shall maintain a register containing the name and address of the Participant and the principal amount (and stated interest) of the Loans owing to such participant. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.02(b) that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04

(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01,
Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each
Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant
Register”); provided that no Lender shall have any obligation to disclose all or any portion of the
Participant Register (including the identity of any Participant or any information relating to a
Participant's interest in any commitments, loans, letters of credit or its other obligations under any
Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1
(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii)    A Participant shall not be entitled to receive any greater payment under Section
5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such
Participant is made with the Borrower’s prior written consent. A Participant that would be a
Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 such
Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(e) as though it were a Lender (it being understood the documentation required under Section 5.03(e) shall be provided only to the selling Lender).

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or a central bank, and this
Section 12.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 12.05.    Survival; Revival; Reinstatement.

(a)    All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this
Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan
Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent or any
Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this
Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.
The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)    To the extent that any payments on the Secured Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative
Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06.    Counterparts; Integration; Effectiveness.

(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)    THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT
THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY
NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR
SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN
ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)    Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, facsimile or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07.    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08.Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower or any Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09.    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS
.
(a)    THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN
DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR
OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK,
AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY
ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS
PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF
THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY
OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF
VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY
NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING
IN SUCH RESPECTIVE JURISDICTIONS.

(c)    EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF
ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY
THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE
PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER
ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND
ASSUMPTION). NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY
HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW
OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST
ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)    EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL
ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN
DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO
THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO
CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE
OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO,
ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY
REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS
REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD
NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS,
AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS
AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED
HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND
CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10.    Headings . Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11.    Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and required to keep such Information confidential), (b) to the extent requested by any regulatory authority having authority over the Administrative Agent or any Lender, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (provided that such Person agrees to be bound by the provisions of this Section 12.11) or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations (provided that such Person agrees to be bound by the provisions of this Section 12.11), (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary and their businesses, including any Information obtained by the Observer, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or a Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.12.    Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.

Section 12.13.    EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14.    Reserved.

Section 12.15.    No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent or any Lender for any reason whatsoever. There are no third party beneficiaries.

Section 12.16.    USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

Section 12.17.    Alaska Statutes. The Loan Parties are personally obligated and fully liable for the amount due under this Agreement. The Administrative Agent has the right to sue on this Agreement and the other Loan Documents and obtain a personal judgment against each Loan Party for satisfaction of the amount due under this Agreement and the other Loan Documents either before or after a judicial foreclosure of any Mortgage under AS 09.45.170 - 09.45.220.

Section 12.18.    Intercreditor Agreement. The Administrative Agent is hereby authorized on behalf of the Lenders to enter into the Intercreditor Agreement substantially in the form attached hereto as Exhibit G. Each Lender acknowledges and agrees to the terms of such Intercreditor Agreement and agrees that the terms thereof shall be binding on such Secured Party and its successors and assigns, as if it were a party thereto.

Section 12.19.    Amendment and Restatement. This Agreement represents an amendment and restatement of the Existing Credit Agreement. Any indebtedness under the Existing Credit Agreement continues, without duplication, under this Agreement, and the execution of this Agreement does not indicate a payment, satisfaction, novation or discharge thereof.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	MILLER ENERGY RESOURCES, INC.

	By:	/s/ Scott M. Boruff
	Name:	Scott M. Boruff
	Title:	Chief Financial Officer

[SIGNATURE PAGE - AMENDED & RESTATED CREDIT AGREEMENT]

ADMINISTRATIVE AGENT:		APOLLO INVESTMENT CORPORATION, as
Administrative Agent for the Lenders

	By:	Apollo Investment Management, L.P.

	By:	ACC Management, LLC, as its General Partner

	By:	/s/ Ted Goldthorpe
	Name:	Ted Goldthorpe
	Title:	President

[SIGNATURE PAGE - AMENDED & RESTATED CREDIT AGREEMENT]

LENDER:		APOLLO INVESTMENT CORPORATION, as
a Lender

	By:	Apollo Investment Management, L.P.

	By:	ACC Management, LLC, as its General Partner

	By:	/s/ Ted Goldthorpe
	Name:	Ted Goldthorpe
	Title:	President

[SIGNATURE PAGE - AMENDED & RESTATED CREDIT AGREEMENT]

LENDER:		HIGHBRIDGE PRINCIPAL STRATEGIES -
SPECIALTY LOAN FUND III, L.P.

	By:	Highbridge Principal Strategies, LLC as
Trading Manager

	By:	/s/ Don Dimitrievich
	Name:	Don Dimitrievich
	Title:	Managing Director

[SIGNATURE PAGE - AMENDED & RESTATED CREDIT AGREEMENT]

LENDER:		HIGHBRIDGE PRINCIPAL STRATEGIES -
SPECIALTY LOAN VG FUND, L.P.

	By:	Highbridge Principal Strategies, LLC its
Manager

	By:	/s/ Don Dimitrievich
	Name:	Don Dimitrievich
	Title:	Managing Director

[SIGNATURE PAGE - AMENDED & RESTATED CREDIT AGREEMENT]

LENDER:		HIGHBRIDGE PRINCIPAL STRATEGIES -
NDT SENIOR LOAN FUND, L.P.

	By:	Highbridge Principal Strategies, LLC its trading
Manager

	By:	/s/ Don Dimitrievich
	Name:	Don Dimitrievich
	Title:	Managing Director

[SIGNATURE PAGE - AMENDED & RESTATED CREDIT AGREEMENT]

LENDER:		HIGHBRIDGE PRINCIPAL STRATEGIES -
SPECIALTY LOAN INSTITUTIONAL FUND
III, L.P.

	By:	Highbridge Principal Strategies, LLC its
Manager

	By:	/s/ Don Dimitrievich
	Name:	Don Dimitrievich
	Title:	Managing Director

[SIGNATURE PAGE - AMENDED & RESTATED CREDIT AGREEMENT]

LENDER:		HIGHBRIDGE SPECIALTY LOAN
INSTITUTIONAL HOLDINGS LIMITED

	By:	Highbridge Principal Strategies, LLC its
investment manager

	By:	/s/ Don Dimitrievich
	Name:	Don Dimitrievich
	Title:	Managing Director

[SIGNATURE PAGE - AMENDED & RESTATED CREDIT AGREEMENT]

LENDER:		HIGHBRIDGE AIGUILLES ROUGES
SECTOR A INVESTMENT FUND, L.P.

	By:	Highbridge Principal Strategies, LLC as
manager

	By:	/s/ Don Dimitrievich
	Name:	Don Dimitrievich
	Title:	Managing Director

[SIGNATURE PAGE - AMENDED & RESTATED CREDIT AGREEMENT]

LENDER:		HIGHBRIDGE SPECIALTY LOAN SECTOR
A INVESTMENT FUND, L.P.

	By:	Highbridge Principal Strategies, LLC its
Trading Manager

	By:	/s/ Don Dimitrievich
	Name:	Don Dimitrievich
	Title:	Managing Director

[SIGNATURE PAGE - AMENDED & RESTATED CREDIT AGREEMENT]

LENDER:		LINCOLN INVESTMENT SOLUTIONS, INC.

	By:	Highbridge Principal Strategies, LLC its
Investment Manager

	By:	/s/ Don Dimitrievich
	Name:	Don Dimitrievich
	Title:	Managing Director

[SIGNATURE PAGE - AMENDED & RESTATED CREDIT AGREEMENT]

ANNEX I
LIST OF COMMITMENTS

Name of Lender	Applicable Percentage	Commitment
Apollo Investment Corporation	50.0%	$87,500,000.00
Highbridge Principal Strategies - Specialty Loan Fund III, L.P.	10.68%	$18,682,125.00
Highbridge Specialty Loan Sector A Investment Fund, L.P.	23.37%	$40,889,625.00
Highbridge Specialty Loan Institutional Holdings Limited	3.88%	$6,795,250.00
Highbridge Aiguilles Rouges Sector A Investment Fund, L.P.	3.40%	$5,956,125.00
Highbridge Principal Strategies - Specialty Loan Institutional Fund III, L.P.	3.06%	$5,355,000.00
Highbridge Principal Strategies - Specialty Loan VG Fund, L.P.	2.55%	$4,458,125.00
Highbridge Principal Strategies - NDT Senior Loan Fund, L.P.	1.58%	$2,766,750.00
Lincoln Investment Solutions, Inc.	1.48%	$2,597,000.00
TOTAL	100.00%	$175,000,000.00

[SIGNATURE PAGE - AMENDED & RESTATED CREDIT AGREEMENT]

EXHIBIT A
TO
AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG MILLER ENERGY RESOURCES, INC., AS BORROWER, THE LENDERS SIGNATORY THERETO, AND APOLLO INVESTMENT CORPORATION, AS ADMINISTRATIVE AGENT FOR THE LENDERS
FORM OF NOTE
[DATE]
FOR VALUE RECEIVED, Miller Energy Resources, Inc., a corporation duly formed and existing under the law of the State of Tennessee (“Borrower”), hereby promises to pay to [__] (“Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan or so much thereof as may be advanced by Lender from time to time to or for the benefit or account of Borrower under that certain Amended and Restated Credit Agreement, dated as of February 3, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Borrower, the lenders from time to time party thereto, and Apollo Investment Corporation, as Administrative Agent (in such capacity, “Administrative Agent”).
Borrower promises to pay interest on the unpaid principal amount of this Note from the date hereof until the Loans made by Lender are paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to Administrative Agent for the account of Lender in dollars in immediately available funds as provided in the Credit Agreement. If any amount is not paid in full when due hereunder, then such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Security Instruments and the other Loan Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Loans made by Lender shall be evidenced by an account maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
Borrower is personally obligated and fully liable for the amount due under this Note. The Lender has the right to sue on this Note and obtain a personal judgment against Borrower for satisfaction of the amount due under this Note either before or after a judicial foreclosure of the Mortgages under the laws of the State of Alaska (including, but not limited to, AS 09.45.170 - 09.45.220).
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year set forth above.

MILLER ENERGY RESOURCES, INC.

By:
Name:
Title:

Exhibit A

EXHIBIT B
TO
AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG MILLER ENERGY RESOURCES, INC., AS BORROWER, THE LENDERS SIGNATORY THERETO, AND APOLLO INVESTMENT CORPORATION, AS ADMINISTRATIVE AGENT FOR THE LENDERS

FORM OF
BORROWING REQUEST
[Date]
Apollo Investment Corporation, as Administrative Agent
9 West 57th Street, 37th Floor
New York, New York 10019
Attention: Dan Vogel
Phone: (212) 822-0740
Email: dvogel@apolloic.com
Fax: (646) 417-6678

Ladies and Gentlemen:
The undersigned, Miller Energy Resources, Inc., a Tennessee corporation (“Borrower”), refers to the Amended and Restated Credit Agreement dated as of February 3, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the lenders from time to time party thereto (the “Lenders”), and Apollo Investment Corporation, as Administrative Agent for the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Borrower hereby gives you irrevocable notice pursuant to Section 2.03 of the Credit Agreement that it hereby requests a borrowing of Loans under the Credit Agreement (the “Requested Borrowing”), and in connection therewith sets forth below the information relating to such Requested Borrowing as required by Section 2.03 of the Credit Agreement:
(a)    The aggregate principal amount of the Requested Borrowing is $[__________].
(b)    The date of the Requested Borrowing is [________, ____].1
(c)    The initial Interest Period applicable to the Requested Borrowing is [______].2
(d)    The location and number of the Borrower’s account to which funds are to be disbursed is [____].3
——————
1    To be a Business Day.
2    To be a period contemplated by the definition of the term "Interest Period."
3    Insert wiring instructions.

Exhibit B
#4463408.3

The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the Requested Borrowing:
(i)    The representations and warranties of each of the Loan Parties contained in each Loan Document are true and correct in all material respects (unless such representation and warranty is already qualified by materiality, in which case such representation or warranty is simply true and correct) on and as of the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties continue to be true and correct as aforesaid as of such specified earlier date
(ii)    No Default has occurred and is continuing or will result from the making of the Requested Borrowing.
(iii)    No event, development or circumstance has occurred or exists that has resulted in, or could reasonably be expected to have, or after giving effect to the Requested Borrowing will result in, a Material Adverse Effect.
Delivery of an executed counterpart of this Borrowing Request by facsimile or other electronic means will be effective as delivery of an original executed counterpart of this Borrowing Request.

[Signature Page Follows]

Exhibit B

IN WITNESS WHEREOF, the undersigned has executed this Borrowing Request as of the day and year set forth above.

MILLER ENERGY RESOURCES, INC.

By:
Name:
Title:

Exhibit B

EXHIBIT C
TO
AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG MILLER ENERGY RESOURCES, INC., AS BORROWER, THE LENDERS SIGNATORY THERETO, AND APOLLO INVESTMENT CORPORATION, AS ADMINISTRATIVE AGENT FOR THE LENDERS

FORM OF CONTINUATION REQUEST

[Date]

Apollo Investment Corporation, as Administrative Agent
9 West 57th Street, 37th Floor
New York, New York 10019
Attention: Dan Vogel
Phone: (212) 822-0740
Email: dvogel@apolloic.com
Fax: (646) 417-6678

Ladies and Gentlemen:

The undersigned, Miller Energy Resources, Inc., a corporation duly formed and existing under the laws of the State of Tennessee (“Borrower”), refers to the Amended and Restated Credit Agreement dated as of February 3, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the lenders from time to time party thereto (the “Lenders”), and Apollo Investment Corporation, as Administrative Agent for the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Borrower hereby gives you irrevocable notice pursuant to Section 2.04(b) of the Credit Agreement that it hereby requests a continuation of outstanding Eurodollar Loans, and in connection with that request sets forth below the information relating to such continuation (the “Proposed Continuation”) as required by Section 2.04(c) of the Credit Agreement:

(a)    The date of the Proposed Continuation is [____________, ____].4

(b)    The Interest Period for the Loans to be continued pursuant to the Proposed Continuation is [____].

————————
4    To be a Business Day
5    To be a period contemplated by the definition of the term "Interest Period."

[Signature Page Follows]

Exhibit C
#4463531.2

IN WITNESS WHEREOF, the undersigned has executed this Continuation Request as of the day and year set forth above.

MILLER ENERGY RESOURCES, INC.

By:
Name:
Title:

Exhibit C

Exhibit D
TO
AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG MILLER ENERGY RESOURCES, INC., AS BORROWER, THE LENDERS SIGNATORY THERETO, AND APOLLO INVESTMENT CORPORATION, AS ADMINISTRATIVE AGENT FOR THE LENDERS

FORM OF COMPLIANCE CERTIFICATE

COMPANY LETTERHEAD

[Date]

Apollo Investment Corporation, as Administrative Agent
9 West 57th Street, 37th Floor
New York, New York 10019
Attention: Dan Vogel
Phone: (212) 822-0740
Email: dvogel@apolloic.com
Fax: (646) 417-6678

Ladies and Gentlemen:

This Compliance Certificate (this “Certificate”) is given pursuant to Section 8.01(c) of that certain Amended and Restated Credit Agreement dated as of February 3, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Miller Energy Resources, Inc., a Tennessee corporation (“Borrower”), the lenders from time to time party thereto (the “Lenders”), and Apollo Investment Corporation, as Administrative Agent for the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The officer executing this Certificate is the [________]6 of Borrower, and as such is duly authorized to execute and deliver this Certificate on behalf of Borrower. By so executing this Certificate, the undersigned hereby certifies to Administrative Agent on behalf of Borrower, solely in his capacity as the [________] of Borrower and not individually, that:

1.
The financial statements for the [fiscal year/fiscal quarter] ending [__________], 20[__] delivered with this Certificate in accordance with Section [8.01(a)][8.01(b)] of the Credit Agreement fairly present in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied at the dates and for the periods indicated in the financial statements[, subject, in the case of any unaudited financial statements delivered pursuant to Section 8.01(b) of the Cred Agreement, to normal year-end audit adjustments and the absence of footnotes]. [7]

————————

6	Must be a Financial Officer

7	Insert bracketed phrase when financial statements delivered with this Certificate are delivered pursuant to Section 8.01(b).

Exhibit D
#4463577.6

2.
No Default or Event of Default has occurred and is continuing, except as set forth in Schedule 1 hereto, which includes a description of the nature and status and period of existence of such Default or Event of Default, if any, and what action the Borrower has taken, is undertaking and/or proposes to take with respect thereto.

3.
Except as set forth in Schedule 1 hereto, the Borrower is in compliance, as of the last day of the period covered by the financial statements attached hereto, with each of the covenants set forth in Section 8.20 and Section 9.01 of the Credit Agreement, as demonstrated by the detailed calculations of such covenants set forth in Schedule 2 hereto.

4.
No change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements delivered pursuant to Section 8.01(a) of the Credit Agreement, except as set forth in Schedule 3 hereto, which includes a description of the change in GAAP and the effect of such change on the financial statements accompanying this Certificate.

[Signature page follows.]

Exhibit D

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the day and year set forth above.

MILLER ENERGY RESOURCES, INC.

By:
Name:
Title:

Exhibit D

SCHEDULE 1
DEFAULTS AND EVENTS OF DEFAULT

Schedule 1 to Compliance Certificate

SCHEDULE 2
FINANCIAL COVENANT CALCULATIONS

Fiscal [year] [quarter] ending [__]

Section 8.20 - Liquidity

(a)	readily and immediately available unrestricted cash held in
deposit accounts of the Loan Parties and Cash Equivalents
of the Loan Parties, in each case, which are free and
clear of all Liens (other than Liens in favor
of Administrative Agent securing the Secured
Obligations and the First Lien Administrative Agent
securing the First Lien Secured Obligations)
and which are reflected on the Borrower’s balance sheet

$

(b)	the amount of the First Lien Loans that
are available for borrowing                    $

Liquidity = (a) + (b)                          $

Minimum Liquidity:                        $5,000,000.00

Compliance                            Yes      No

Schedule 2 to Compliance Certificate

Section 9.01(a) - Leverage Ratio

(a)    [Net Debt] 8 [Total Debt]9 of
the Borrower as of the last day of
such fiscal [quarter] [year]                    $

(b)    Borrower’s consolidated EBITDAX10,11 for
the four fiscal quarter period then ended
(i) + [(ii) + (iii) + (iv) + (v) + (vi) + (vii) + (viii) + (ix)]12 + (x) - [(xi) + (xii)]13 =
$

(i)    Consolidated Net Income14     $
(ii)    Interest Expense15,16 (A + B)            $
(A)     interest expense (including imputed interest expense in respect of                 obligations under any Capital Lease or Synthetic Lease) of the                 Borrower and the Subsidiaries for such period, determined on a                 consolidated basis in accordance with GAAP (excluding, for the                 avoidance of doubt, interest on preferred stock)

—————————

8	For each quarter ending on or before July 31, 2014.

9	For each quarter ending after July 31, 2014.

10	Insert annualized numbers pursuant to the proviso in the definition of “EBITDAX” for quarters April 30, 2014, July 31, 2014 and October 31, 2014.,

11
EBITDAX shall be subject to pro forma adjustments for acquisitions or dispositions (calculated in accordance with Regulation S-X under the Securities Exchange Act of 1934, as amended or as otherwise approved by the Administrative Agent), as if such acquisition or disposition had occurred on the first day of such period and shall also include adding back to Consolidated Net Income any non-recurring or one-time cash or non-cash charges or expenses associated with such acquisition or disposition that are reasonably acceptable to the Administrative Agent.

12	Only add items (ii) - (ix) to the extent deducted in calculating Consolidated Net Income.

13	Only subtract items (xi) and (xii) to the extent added in the determination of Consolidated Net Income.

14
Exclude from net income (or loss) (to the extent otherwise included therein) the following: (a) the net income (or loss) of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited; (c) any extraordinary gains or losses during such period, (d) non-cash gains, losses or adjustments, including non-cash gains, losses or adjustments under authoritative guidance from the FASB as a result of changes in the fair market value of derivatives and any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns and writedowns under authoritative guidance from the FASB as a result of accounting for oil and gas activities, goodwill and other intangible assets, and property, plant and equipment (for the avoidance of doubt, realized gains or losses will be counted in Consolidated Net Income in the quarter that cash is actually received or paid); (e) any non-cash employee based compensation; and (f) any gain or loss realized in connection with asset sales.

15	Insert annualized numbers pursuant to the proviso in the definition of “Interest Expense” for quarters ending April 30, 2014, July 31, 2014 and October 31, 2014.,

16	Interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to interest rate Swap Agreements.

$

Schedule 2 to Compliance Certificate

(B)    any interest accrued during such period in respect of Debt of the                 Borrower or any Subsidiary that is required to be capitalized rather             than included in consolidated interest expense for such period in                 accordance with GAAP

$

(iii)    income Taxes                    $
(iv)    depreciation                    $
(v)    depletion                    $

(vi)    amortization17                     $

(vii)     exploration expenses                $

(viii)    accretion of asset retirement obligations    $

(ix)    other noncash charges reasonably
acceptable to the Administrative Agent    $

(x)    payments paid to
Apollo under and as defined
in the Restructuring Agreement18     $

(xi)     noncash income included
in the calculation of
Consolidated Net Income            $

(xii)    any cash received outside
the ordinary course of business from
any foreign, United States, state or local
tax credit or incentive program, including,
without limitation, Alaska’s Oil & Gas
Production Tax Credit program        $

Leverage Ratio = (a) divided by (b)              ________ : ________

Maximum Leverage Ratio:                [3.75 to 1.00][3.50 to 1.00]19

Compliance                        Yes      No

————————

17	Including amortization of deferred financing costs.

18	To the extent deducted in calculating Consolidated Net Income

19	Use (a) 3.75 to 1.00 for fiscal quarters ending April 30, 2014 and July 31, 2014, and (b) 3.50 to 1.00 for each fiscal quarter ending on or after October 31, 2014.

Schedule 2 to Compliance Certificate

Section 9.01(b) - Interest Coverage Ratio

(a)    EBITDAX for the four
fiscal quarter period then ended [cross reference calculation above]

$_______________

(b)    Interest Expense for the four
fiscal quarter period then ended [cross reference calculation above]
$_______________

Interest Coverage Ratio = (a) divided by (b)        ________ : ________

Minimum Interest Coverage Ratio:            [2.25 to 1.00][2.50 to 1.00]20

Compliance                        Yes     No

Section 9.01(c) - Current Ratio

(a)    consolidated current assets (including
the unused amount of the total Commitments,
but excluding non-cash assets under ASC 815
and current plugging and abandonment restricted cash) as of the last day of such             fiscal [quarter] [year]

$_______________

(b)    consolidated current liabilities (excluding
non-cash obligations under ASC 815,
current liabilities for plugging and abandonment
expense and current maturities
under the Credit Agreement) as of the last day of such fiscal [quarter] [year]

$_______________

Current Ratio = (a) divided by (b)            ________ : ________

Minimum Current Ratio:                1.0 to 1.0

Compliance                        Yes     No
————————

20	Use (a) 2.25 to 1.00 for the fiscal quarter ending April 30, 2014, and (b) 2.50 to 1.00 for each fiscal quarter ending on and after July 31, 2014.

Schedule 2 to Compliance Certificate

Section 9.01(d) - Minimum Gross Production

Daily average of gross production of Hydrocarbons (calculated at the wellhead on a barrel of oil equivalent basis, where 10 Mcf of natural gas is equal to one barrel of oil) from the Loan Parties’ Oil and Gas Properties constituting Mortgaged Property during the fiscal quarter then ended:

_______________

Minimum Gross Production:                2,500

Compliance                        Yes     No

Section 9.01(e) - Asset Coverage Ratio

(a)    NYMEX Value of the total Proved Developed Reserves
of the Loan Parties as shown
on the most recently delivered Reserve Report
$_______________

(b)    Total Debt as of the last day of such fiscal [quarter] [year]
$_______________

Minimum Asset Coverage Ratio:            1.10 to 1.00

Compliance                        Yes     No

Schedule 2 to Compliance Certificate

SCHEDULE 3

CHANGES IN GAAP

Schedule 3 to Compliance Certificate

EXHIBIT E
TO
AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG MILLER ENERGY RESOURCES, INC., AS BORROWER, THE LENDERS SIGNATORY THERETO, AND APOLLO INVESTMENT CORPORATION, AS ADMINISTRATIVE AGENT FOR THE LENDERS

FORM OF TRANSFER ORDER LETTERS

___________ ___, _______

VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

TO:

Re:    Letter in Lieu of Transfer Order

Ladies and Gentlemen:

By one or more mortgages and/or deeds of trust, a copy of which is enclosed with this letter, Miller Energy Resources, Inc., Cook Inlet Energy, LLC, East Tennessee Consultants, Inc. and East Tennessee Consultants II, L.L.C. Confirm that these companies are the only ones that own oil & gas properties. (hereinafter collectively referred to as the “Companies”) have granted to Apollo Investment Corporation, as administrative agent (in such capacity together with its successors in such capacity, “Administrative Agent”) for one or more lenders (such lenders, together with their respective successors and assigns, the “Lenders”), a lien on and security interest in the property interests described on Schedule I attached hereto (the “Properties”), including without limitation an assignment and transfer of all of the present and future production and proceeds of production from the Properties.

We understand that, pursuant to division orders, transfer orders, letters-in-lieu thereof or other agreements, you are currently disbursing proceeds of the production from the Properties to one or more of the Companies or its designees.

The Companies and Administrative Agent on behalf of the Lenders hereby give you written notice of the matters set forth above and the assignment and transfer to Administrative Agent for the benefit of the Lenders of all accounts from the sale of hydrocarbons from the Properties. Furthermore, you are hereby authorized and directed to commence paying, immediately upon your receipt of this letter, 100% of all proceeds of production distributed by you and attributable to the interest of any and all of the Companies in the Properties, less applicable severance and ad valorem taxes, directly to Administrative Agent for the benefit of the Lenders at the following address:

ABA#
Account Number
Credit: Apollo Investment Corporation
Re: Miller Energy Resources, Inc.

Exhibit E

You are hereby further authorized and directed to continue to pay applicable severance and ad valorem taxes to the appropriate parties. To the extent you currently pay royalties, overriding royalties and other burdens on the interest of the Companies in the Properties, you are directed to continue making such distributions. You are hereby further authorized and directed to change your records in accordance with this letter effective immediately upon your receipt of this letter.
In consideration of your acceptance of this letter in lieu of a division or transfer order, the Companies hereby agree to indemnify, save and hold you harmless from and against any and all claims, actions, judgments, damages, liabilities, losses, costs, recoveries and other expenses which you sustain by reason of the payments to Administrative Agent for the benefit of the Lenders of proceeds of production as requested and authorized hereby.
In order that we have a record evidencing your acceptance of this letter, we request that you sign two copies of this letter in the space provided below and return them to Administrative Agent at ______________________________________, ___________________________, Attn: __________________ Fax No.: ____________________ in the enclosed, self-addressed envelope. If you have further requirements concerning this transfer, please notify Administrative Agent at the address specified above. None of the terms or provisions of this letter may be changed without the prior written consent of Administrative Agent.
[Signature Pages Follow]

Exhibit E

Sincerely,

[ ],
a corporation

By:
Name:
Title;

APOLLO INVESTMENT CORPORATION,
as Administrative Agent

By:
Name:
Title:

ACCEPTED AND AGREED this ____ day of ___________, ______, and our records have been changed effective as of _______________.

By:
Name:
Title:

Exhibit E

EXHIBIT F
TO
AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG MILLER ENERGY RESOURCES, INC., AS BORROWER, THE LENDERS SIGNATORY THERETO, AND APOLLO INVESTMENT CORPORATION, AS ADMINISTRATIVE AGENT FOR THE LENDERS
FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [ASSIGNOR] (the “Assignor”) and [ASSIGNEE] (the “Assignee”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement referred to below (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date referred to below inserted by the Administrative Agent as contemplated below: (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities); and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

Assignor:

Assignee:

[For Assignee, indicate [Affiliate][Related Fund] or [identify Lender], if applicable]
Borrower:	Miller Energy Resources, Inc.
Administrative Agent:	Apollo Investment Corporation

Exhibit F

Credit Agreement:	Amended and Restated Credit Agreement dated as of February 3, 2014, among Miller Energy Resources, Inc., the Lenders parties thereto, and Apollo Investment Corporation, as Administrative Agent

Assigned Interest:

Commitment Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans [22]
	$	$	%

[Trade Date:	][23]

[Signature Pages Follow]

——————————
22    Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

23	To be completed if the Assignor and the Assignee intent that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit F

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to] and Accepted:

APOLLO INVESTMENT CORPORATION, as
Administrative Agent

By:
Title:

[Consented to:]

MILLER ENERGY RESOURCES, INC.

By:
Title:

Exhibit F

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor: (a) represents and warrants that: (i) it is the legal and beneficial owner of the Assigned Interest; (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim; and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to: (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document; (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder; (iii) the financial condition of Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document; or (iv) the performance or observance by Borrower, any of its subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee: (a) represents and warrants that: (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement); (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder; (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that: (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the choice of law principles that might otherwise apply, and the applicable federal laws of the United States of America, shall govern the validity, construction, enforcement and interpretation of this Assignment and Assumption.

Exhibit F

EXHIBIT G
TO
AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG MILLER ENERGY RESOURCES, INC., AS BORROWER, THE LENDERS SIGNATORY THERETO, AND APOLLO INVESTMENT CORPORATION, AS ADMINISTRATIVE AGENT FOR THE LENDERS

FORM OF INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT
among
MILLER ENERGY RESOURCES, INC.,
the other Grantors party hereto,
[ ],
as Senior Representative,
and
Apollo Investment Corporation,
as the Second Priority Representative,

dated as of [ ]

INTERCREDITOR AGREEMENT dated as of [•] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among MILLER ENERGY RESOURCES, INC., a Tennessee corporation (the “Company”), the other Grantors (as defined below) party hereto, [•], as representative for the Senior Secured Parties referred to below (in such capacity and together with its successors and permitted assigns in such capacity, the “Senior Representative”), Apollo Investment Corporation, as representative for the Second Priority Debt Parties referred to below (in such capacity and together with its successors and permitted assigns in such capacity, the “Second Priority Representative”).
R E C I T A L S
WHEREAS, the Company, as borrower, the Senior Representative, as administrative agent, and the various financial institutions party thereto as agents or lenders are parties to that certain Credit Agreement dated as of the date hereof (as amended, restated, extended, replaced, supplemented, modified or Refinanced, the “Senior Credit Agreement”), pursuant to which such financial institutions have agreed to make loans and extended other financial accommodations to the Company;
WHEREAS, the Company, as borrower, the Second Priority Representative, as administrative agent and the various financial institutions and other entities parties thereto as agents or lenders are parties to that certain Amended and Restated Credit Agreement dated as of February 3, 2014 (as amended, restated, extended, replaced, supplemented, modified or Refinanced, the “Second Priority Credit Agreement”), pursuant to which such financial institutions have agreed to make loans to the Company;
WHEREAS, the Company and the other Grantors (as defined below) have granted to the Senior Representative security interests in the Collateral (as defined below) as security for payment and performance of the obligations under the Senior Credit Agreement and the other Senior Obligations (as defined below), which Collateral shall secure such Senior Obligations on a first-priority basis pursuant to the terms of the Senior Collateral Documents (as defined below) and of this Agreement; and
WHEREAS, the Company and the other Grantors have granted to the Second Priority Representative security interests in the Collateral as security for payment and performance of the obligations under the Second Priority Credit Agreement and the other Second Priority Debt Obligations (as defined below), which Collateral shall secure such Second Priority Debt Obligations on a second-priority basis pursuant to the terms of the Second Priority Collateral Documents (as defined below) and of this Agreement;
NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Representative (for itself and on behalf of the other Senior Secured Parties (as defined below)), the Second Priority Representative (for itself and on behalf of the other Second Priority Debt Parties (as defined below)), agree as follows:

ARTICLE I

DEFINITIONS
SECTION 1.01    Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Senior Credit Agreement (as in effect on the date hereof) or in the UCC (it being understood that if any term is defined both under the Senior Credit Agreement and the UCC, the Senior Credit Agreement defined term shall be used unless the context clearly requires otherwise). As used in this Agreement, the following terms have the meanings specified below: NTD: Definitions subject to review/confirmation of definitions in final Senior Credit Agreement and Second Priority Credit Agreement.

“Aggregate Purchase Price” means the sum of (a) the aggregate principal amount of all Senior Loans and unreimbursed draws on Letters of Credit outstanding under the Senior Credit Agreement and (b) all accrued but unpaid interest (including interest that accrues after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable) in respect of such Senior Obligations, without premium or penalty.
“Assignment Documentation” has the meaning assigned to that term in Section 5.07(a)(ii).
“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.
“Bankruptcy Code” means Title 11 of the United States Code, as amended or any similar federal or state law for the relief of debtors.
“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of the Company or any of its Subsidiaries, or similar law affecting creditors’ rights generally.
“Borrowing Base” shall have the meaning assigned to such term in the Senior Credit Agreement or as defined in any other Senior Debt Document evidencing the Refinancing thereof; provided such “Borrowing Base”, whether in the Senior Credit Agreement or other Senior Debt Document evidencing the Refinancing thereof, is a traditional conforming corporate banking borrowing base for oil and gas secured loan transactions (as determined by the Second Priority Debt Representative in its reasonable discretion), including customary mechanisms for periodic redeterminations thereof.

——————————
24    NTD: Definitions subject to review/confirmation of definitions in final Senior Credit Agreement and Second Priority Credit Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed.
“Capped Obligations” shall mean the outstanding principal balance of credit extended and the face amount of outstanding Letters of Credit under the Senior Debt Documents (including, without duplication, unreimbursed Letter of Credit obligations outstanding under the Senior Debt Documents).
“Cash Collateral” has the meaning given to such term in Section 363(a) of the Bankruptcy Code.
“Cash Management Obligations” means any obligation of a Grantor in respect of: (a) ACH transactions, (b) treasury and/or cash management services, including, without limitation, controlled disbursement services, (c) foreign exchange facilities, (d) credit or debit cards, (e) deposit and other accounts and (f) merchant services (other than those constituting a line of credit), in each case, that are secured by the Senior Collateral Documents.
“Collateral” means all of the property of the Grantors whether real, personal or mixed with respect to which a Lien is granted (or is required to be granted) pursuant to (a) a Senior Collateral Document as security for the Senior Obligations and (b) a Second Priority Collateral Document as security for the Second Priority Debt Obligations.
“Collateral Documents” means the Senior Collateral Documents and the Second Priority Collateral Documents.
“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Debt Facility” means any Senior Facility and any Second Priority Debt Facility.
“DIP Cap” means, with respect to any DIP Financing, the product of (a) the outstanding amount of the pre-petition Senior Obligations constituting Capped Obligations (provided that such outstanding amount shall not exceed an amount equal to the Senior Cap Amount), and (b) an amount equal to 5% of such outstanding amount described in clause (a).
“DIP Financing” has the meaning assigned to such term in Section 6.01.
“Discharge of Senior Priority Obligations” means, except to the extent otherwise expressly provided in Section 5.06:

(a)
payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Debt outstanding under the Senior Debt Documents and constituting Senior Priority Obligations;

(b)
payment in full in cash of all Secured Swap Obligations constituting Senior Priority Obligations and the expiration or termination of all Secured Swap Agreements included in the Senior Priority Obligations or the cash collateralization of all such Secured Swap Obligations on terms satisfactory to each applicable counterparty;

(c)
payment in full in cash of all other Senior Priority Obligations that are due and payable or otherwise accrued and owing at or prior to the occurrence of the events set forth in clauses (a), (b), (d), (e) and (f) of this definition (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(d)	termination or expiration of all commitments, if any, to extend credit that would constitute Senior Priority Obligations;

(e)
termination, expiration, cancellation or cash collateralization (in an amount and manner reasonably satisfactory to the Senior Representative, but in no event greater than 103% of the aggregate undrawn face amount) of all Letters of Credit issued under the Senior Debt Documents and constituting Senior Priority Obligations; and

(f)
the cash collateralization of all Cash Management Obligations constituting Senior Priority Obligations, or the termination of all services and transactions giving rise to such Cash Management Obligations.

“Discharge of Second Priority Debt Obligations” means:

(a)
payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Debt outstanding under the Second Priority Debt Documents and constituting Second Priority Debt Obligations;

(b)
payment in full in cash of all other Second Priority Debt Obligations that are due and payable or otherwise accrued and owing at or prior to the occurrence of the events set forth in clause (a) and (c) of this definition (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(c)	termination or expiration of all commitments, if any, to extend credit that would constitute Second Priority Debt Obligations.

“Enforcement Action” means an action under applicable law to:

(a)
foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under any of the Senior Debt Documents or the Second Priority Debt Documents (including by way of set-off, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b)
solicit bids from third Persons to conduct the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting and selling Collateral;

(c)	receive a transfer of Collateral in satisfaction of Debt or any other obligation secured thereby;

(d)
otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to any of the Senior Debt Documents or the Second Priority Debt Documents (including the commencement of applicable legal proceedings or other actions with respect to Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral); or

(e)
effect the disposition of Collateral by any Grantor after the occurrence and during the continuation of an Event of Default under any of the Senior Debt Documents or the Second Priority Debt Documents with the consent of the applicable Representative.

For the avoidance of doubt, “Enforcement Action” shall not include any forbearance from the exercise of all or any remedies by any Senior Secured Party.
“Event of Default” means an “Event of Default” under and as defined in, or any condition or event that would give any Secured Party the right to exercise remedies under, the applicable Senior Debt Documents and/or any applicable Second Priority Debt Documents, as the context may require.
“Excess Senior Obligations” shall mean Capped Obligations in excess of the Senior Cap Amount and the interest accrued on such excess.
“Grantors” means the Company, each Guarantor and each other Person which has granted a security interest in any Collateral pursuant to any Collateral Document to secure any Senior Obligation or Second Priority Debt Obligation.
“Guarantors” shall mean, collectively, each Subsidiary of the Company that has guaranteed, that shall be required to guarantee, or that may from time to time hereafter guarantee, the Senior Obligations or the Second Priority Debt Obligations.
“Insolvency or Liquidation Proceeding” means:

(a)
any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b)
any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)
any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Letters of Credit” means “Letters of Credit” as defined in the Senior Credit Agreement or any similar term in any Senior Debt Document evidencing any Refinancing of the Senior Credit Agreement.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations.
“New Senior Debt Notice” has the meaning assigned to such term in Section 5.06.
“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.
“Permitted Remedies” means, with respect to any Second Priority Debt Obligations:

(a)	filing a claim or statement of interest with respect to such Second Priority Debt Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(b)
taking any action (not adverse to the Liens on the Collateral securing any Senior Obligations, the priority status thereof, or the rights of the Senior Representative or any other Senior Secured Party to exercise rights, powers and/or remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the Collateral;

(c)
filing any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of the Second Priority Debt Parties, including any claims secured by the Collateral, or otherwise make any agreements or file any motions or objections pertaining to the claims of the Second Priority Debt Parties;

(d)
filing any pleadings, objections, motions or agreements which (i) assert rights or interests available to unsecured creditors of the Grantors or (ii) in the case of a sale or other disposition of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code, which assert rights or interests available to secured creditors of the Grantors, in each case arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law;

(e)
voting on any plan of reorganization, filing any proof of claim, making other filings and making any arguments, obligations, and motions (including in support of or opposition to, as applicable, the confirmation or approval of any plan of reorganization);

(f)	taking any Enforcement Action after the termination of the Standstill Period;

(g)	exercising any other rights and remedies as an unsecured creditor against any Grantor in accordance with the provisions of the Second Priority Debt Documents and applicable law;

(h)
seeking any equitable relief (including injunctive relief) available to any Second Priority Debt Party (including as undersecured or unsecured creditor) in accordance with the terms of the Second Priority Debt Documents and applicable law;

(i)	exercising any right or remedy or taking any other action permitted under Article VI hereof; and

(j)
exercising any other rights and remedies available to any Second Priority Debt Party at law or in equity, under, or with respect to the transactions contemplated by, the Second Priority Debt Documents, other than the exercise of rights and remedies with respect to the Collateral set forth in this Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).
“Proceeds” means the proceeds of any sale, collection or other liquidation of Collateral and any payment or distribution made in respect of Collateral.
“Purchase” means any purchase of the Senior Obligations as contemplated by Section 5.07.
“Recovery” has the meaning assigned to such term in Section 6.04.
“Refinance” means, in respect of a Debt Facility, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Debt or enter alternative financing arrangements, in exchange or replacement for such Debt Facility (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.
“Representatives” means the Senior Representative and the Second Priority Representative.
“Second Priority Collateral Documents” means the Guarantee and Collateral Agreement (as defined in the Second Priority Credit Agreement) and the other “Security Instruments” as defined in the Second Priority Credit Agreement and each of the collateral agreements, security agreements, mortgages, deeds of trust and other instruments and documents executed and delivered by the Company or any other Grantor for purposes of providing collateral security for any Second Priority Debt Obligation.
“Second Priority Credit Agreement” has the meaning assigned to such term in the recitals.
“Second Priority Debt Documents” means the Second Priority Credit Agreement and the other “Loan Documents” as such term is defined in the Second Priority Credit Agreement or any similar term in any Second Priority Debt Document evidencing any Refinancing of the Second Priority Credit Agreement.
“Second Priority Debt Facility” means the Second Priority Credit Agreement and any Second Priority Debt Document evidencing the Refinancing thereof.
“Second Priority Debt Obligations” means, collectively, all obligations and all amounts owing, due, or secured under the terms of the Second Priority Credit Agreement or any other Second Priority Debt Document, whether, now existing or arising hereafter, including all principal, premium, interest, fees, attorney’s fees, costs, charges, expenses, reimbursement obligations, any other indemnities or guarantees, and all other amounts payable under or secured by any Second Priority Debt Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency or Liquidation Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Second Priority Debt Documents but for the effect of the Insolvency or Liquidation Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency or Liquidation Proceeding).
“Second Priority Debt Parties” means, at any relevant time, the holders of Second Priority Debt Obligations at that time, including the lenders under the Second Priority Credit Agreement and the Second Priority Representative.
“Second Priority Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Secured Obligations” means collectively, the Senior Obligations and the Second Priority Debt Obligations.
“Secured Parties” means the Senior Secured Parties and the Second Priority Debt Parties.
“Secured Swap Agreement” means any Swap Agreement between a Grantor and a Person that, at the time such Swap Agreement was entered into, was a Senior Lender or an Affiliate of a Senior Lender and that is secured by the Senior Collateral Documents.
“Secured Swap Obligations” means any obligation of a Grantor pursuant to any Secured Swap Agreement.
“Secured Swap Provider” means any Person that is the counterparty to the Borrower or any other Grantor pursuant to a Secured Swap Agreement.
“Senior Cap Amount” means, as of any date of determination and in respect of the Senior Obligations constituting Capped Obligations, an amount not to exceed the lesser of (a) the most recently established Borrowing Base determined by the requisite Senior Lenders in accordance with the Senior Debt Documents, and (b) $100,000,000. For the avoidance of doubt the calculation of the “Senior Cap Amount” refers only to the Capped Obligations and does not include amounts due in respect of Secured Swap Obligations or Cash Management Obligations.
“Senior Collateral Documents” means the Guarantee and Collateral Agreement and the other “Security Instruments” as defined in the Senior Credit Agreement and each of the collateral agreements, security agreements, mortgages, deeds of trust and other instruments and documents executed and delivered by the Company or any other Grantor for purposes of providing collateral security for any Senior Obligation.
“Senior Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.
“Senior Debt Documents” means the Senior Credit Agreement and the other “Loan Documents” as such term is defined in the Senior Credit Agreement or any similar term in any Senior Debt Document evidencing any Refinancing of the Senior Credit Agreement.
“Senior Facility” means the Senior Credit Agreement and any Senior Debt Document evidencing any Refinancing thereof.
“Senior Lender” means the “Lenders” as such term is defined in the Senior Credit Agreement or any similar term in any Senior Debt Document evidencing any Refinancing of the Senior Credit Agreement.

“Senior Loans” means the “Loans” as such term is defined in the Senior Credit Agreement or any similar term in any Senior Debt Document evidencing any Refinancing of the Senior Credit Agreement.
“Senior Obligations” means, collectively, all obligations and all amounts owing, due, or secured under the terms of the Senior Credit Agreement or any other Senior Debt Document, all Secured Swap Obligations and Cash Management Obligations, whether, now existing or arising hereafter, including all principal, premium, interest, fees, attorney’s fees, costs, charges, expenses, reimbursement obligations, any other indemnities or guarantees, and all other amounts payable under or secured by any Senior Debt Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency or Liquidation Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Senior Debt Documents but for the effect of the Insolvency or Liquidation Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency or Liquidation Proceeding).
“Senior Priority Obligations” means all Senior Obligations exclusive of the Excess Senior Obligations, which Excess Senior Obligations shall be excluded from (and shall not constitute) Senior Priority Obligations.
“Senior Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Senior Secured Parties” means, at any relevant time, the holders of Senior Obligations at that time, including the Senior Lenders, the Secured Swap Providers and the Senior Representative.
“Standstill Period” has the meaning assigned to such term in Section 3.01(a)(i).
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent; provided that, notwithstanding anything to the contrary contained herein, none of the Miller 2009 Partnership, any Miller Drilling Fund nor any of the Pellissippi Pointe Entities shall be deemed a Subsidiary of any Grantor for purposes of this Agreement. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Company.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
SECTION 1.02.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (e) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the term “or” is not exclusive.

ARTICLE II

PRIORITIES AND AGREEMENTS WITH RESPECT TO COLLATERAL

SECTION 2.01.    Lien Subordination. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any other Second Priority Debt Parties on the Collateral or of any Liens granted to the Senior Representative or any other Senior Secured Party on the Collateral (or any actual or alleged defect in any of the foregoing) or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise and notwithstanding any provision of the UCC, any applicable law, any Second Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, the Senior Representative, on behalf of itself and each other Senior Secured Party, and the Second Priority Representative, on behalf of itself and each other Second Priority Debt Party, hereby agrees that (a) any Lien on the Collateral securing any Senior Priority Obligations now or hereafter held by or on behalf of the Senior Representative, any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Collateral securing any Second Priority Debt Obligations, (b) any Lien on the Collateral securing any Second Priority Debt Obligations now or hereafter held by or on behalf of the Second Priority Representative, any other Second Priority Debt Party or any other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Senior Priority Obligations, (c) any Lien on the Collateral securing any Second Priority Debt Obligations now or hereafter held by or on behalf of the Second Priority Representative, any other Second Priority Debt Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Collateral securing any Excess Senior Obligations, and (d) any Lien on the Collateral securing any Excess Senior Obligations now or hereafter held by or on behalf of the Senior Representative, any other Senior Secured Party or any other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Second Priority Debt Obligations. All Liens on the Collateral (i) securing any Senior Priority Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Priority Obligations are subordinated to any Lien securing any other obligation of the Company, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed, and (ii) securing any Second Priority Debt Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Excess Senior Obligations for all purposes, whether or not such Liens securing any Second Priority Debt Obligations are subordinated to any Lien securing any other obligation of the Company, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed. For the avoidance of doubt, the subordination provided for in this Agreement is lien subordination only and the Second Priority Debt Obligations are not subordinated in right of payment to the Senior Obligations. Other than to the extent constituting secured claims on the Collateral, all debt claims of the Senior Secured Parties and the Second Priority Debt Parties are intended to be pari passu.

Section 2.02.    Nature of Senior Secured Party Claims. The Second Priority Representative, on behalf of itself and each other Second Priority Debt Party, acknowledges that except as otherwise expressly provided herein, (a) a portion of the Senior Obligations may be revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time, and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representative or any other Second Priority Debt Party and without affecting the provisions hereof (it being understood, for avoidance of doubt, that any such increase is subject to the definition of “Excess Senior Obligations” to the extent applicable). The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Company and the other Grantors and the Second Priority Debt Parties or Senior Secured Parties, as the case may be, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the other Grantors contained in any Senior Debt Document or Second Priority Debt Document, as the case may be, with respect to the incurrence of additional Senior Obligations or Second Priority Debt Obligations, as the case may be.

Section 2.03.    Prohibition on Contesting Liens. The Second Priority Representative, for itself and on behalf of each other Second Priority Debt Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of the Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Collateral, and the Senior Representative, for itself and on behalf of each other Senior Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any Second Priority Representative or any of the other Second Priority Debt Parties in any Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the Senior Representative or the Second Priority Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations and Second Priority Debt Obligations as provided in Section 2.01) or any of the Senior Debt Documents or Second Priority Debt Documents, as the case may be.

Section 2.04.    No New Liens. The parties hereto agree that, so long as this Agreement has not terminated in accordance with its terms, (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Second Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations; and (b) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Senior Obligations unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Second Priority Debt Obligations.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Representatives and/or the other Secured Parties, the

Representatives, on behalf of the Secured Parties of the Debt Facility for which it is acting, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.04 shall be treated in the same manner as set forth in Section 4.02.
Section 2.05.    Perfection of Liens. Except for the agreements of the Senior Representative set forth in Section 5.05 hereof, (a) neither the Senior Representative nor the other Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Second Priority Representative or the other Second Priority Debt Parties, and (b) neither the Second Priority Representative nor the other Second Priority Debt Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Senior Representative or the other Senior Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Debt Parties and shall not impose on the Senior Representative, the Senior Secured Parties, the Second Priority Representative, the Second Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

Section 2.06.    [Reserved].

Section 2.07.    Similar Liens and Agreements. The Representatives, on behalf of the Secured Parties of the Debt Facility for which it is acting, agree that it is their intention that the Collateral securing each Debt Facility be identical. In furtherance of the foregoing and of Section 8.11, the parties hereto agree, subject to the other provisions of this Agreement:

(a)upon request by the Senior Representative or the Second Priority Representative, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Senior Debt Documents and the Second Priority Debt Documents; and

(b)that the documents and agreements creating or evidencing the Collateral and guarantees for the Senior Obligations and the Second Priority Debt Obligations, subject to Section 5.03, shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the obligations thereunder; and

(c)to the extent that one Representative or a Secured Party holds liens on assets securing the Debt Facility for which it is acting, and such liens are not also granted to the other Representative and applicable Secured Parties, then the Representative or Secured Party (as the case may be) holding such liens on such additional assets, shall also hold such liens for the benefit of the other Representative and applicable Secured Parties.

ARTICLE III

ENFORCEMENT

Section 3.01.    Exercise of Remedies.

(a)So long as the Discharge of Senior Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, neither the Second Priority Representative nor any other Second Priority Debt Party will

(i)take any Enforcement Action; provided, the Second Priority Representative may take any Enforcement Action after a period (such period, as the same may be extended pursuant to the following proviso, the “Standstill Period”) of 90 consecutive days has elapsed from the date of delivery of written notice from the Second Priority Representative to the Senior Representative stating that (A) an Event of Default has occurred and is continuing under the Second Priority Debt Documents, (B) the Second Priority Debt Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the Second Priority Debt Documents, and (C) the Second Priority Representative intends to exercise its rights to take such Enforcement Action (provided that, if on the expiration of such 90 consecutive day period, the Senior Representative or Senior Secured Parties are then diligently pursuing an Enforcement Action with respect to all or substantially all of the Collateral, the Standstill Period shall be extended to the date on which no Senior Secured Party shall be diligently pursuing an Enforcement Action with respect to all or substantially all of the Collateral; provided, further, that, to the extent permitted to do so under applicable law, the Senior Representative shall give prompt notice of such Enforcement Action to the Second Priority Debt Representative and shall keep the Second Priority Debt Representative reasonably apprised of such Enforcement Action);

(ii)contest, protest or object to any Enforcement Action brought with respect to the Collateral by the Senior Representative or any other Senior Secured Party except to the extent any such Enforcement Action is not taken in accordance with applicable law; or

(iii)object to the forbearance by the Senior Secured Parties from bringing or pursuing any Enforcement Action during the Standstill Period or any other exercise of any rights or remedies relating to the Collateral in respect of Senior Obligations.

(b)Until the earlier of the Discharge of Senior Priority Obligations has occurred and the expiration of the Standstill Period, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to Section 3.01(a)(i) and Section 3.01(c), the Senior Representative and the other Senior Secured Parties shall have the exclusive right to commence and maintain an Enforcement Action; provided, that any proceeds received by the Senior Representative in excess of those necessary to achieve a Discharge of Senior Priority Obligations are distributed to Second Priority Representative on behalf of the Second Priority Debt Parties or otherwise in accordance with the UCC and other applicable law, subject to the relative priorities described herein; provided further, that the Lien securing the Second Priority Debt Obligations shall remain on the proceeds of such Collateral released or disposed of subject to the relative priorities described in Section 2.01. In commencing or maintaining any Enforcement Action, the Senior Representative and the other Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with the Second Priority Representative or any other Second Priority Debt Party. Such exercise and enforcement shall include the rights of an agent appointed by the Senior Representative or any other Senior Secured Party to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c)Notwithstanding anything to the contrary contained herein, the Second Priority Debt Parties may at any time exercise Permitted Remedies.

(d)Without limiting Section 3.01(c) and unless and until the Discharge of Senior Priority Obligations has occurred, (i) the Second Priority Representative, for itself and on behalf of each other Second Priority Debt Party, agrees that neither such Second Priority Representative nor any such other Second Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by the Senior Representative or any Senior Secured Party with respect to the Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, and (ii) the Second Priority Representative, for itself and on behalf of each other Second Priority Debt Party, hereby waives any and all rights it or any such Second Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representative or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Representative or any other Senior Secured Party is adverse to the interests of the Second Priority Debt Parties.

(e)If, upon the expiration of the Standstill Period, (as it may be extended pursuant to Section 3.01(a)(i) above), in the event that and for so long as the Second Priority Representative or any other Second Priority Debt Party has commenced any Enforcement Action, none of the Senior Representative or any other Senior Secured Party shall take any action to hinder, delay or limit the exercise by the Second Priority Representative or any other Second Priority Debt Party of any Enforcement Action and whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Second Priority Representative and the other Second Priority Debt Parties shall have the exclusive right to commence and maintain an Enforcement Action or otherwise enforce, collect or realize on the Collateral; provided, however, that to the extent permitted to do so under applicable law, the Second Priority Representative shall give prompt notice of the commencement of any such Enforcement Action to the Senior Representative and shall keep Senior Representative reasonably apprised of such enforcement action.

(f)Section 3.01 hereof shall not be construed to in any way limit or impair the right of (i) any Senior Secured Party or any Second Priority Debt Party to bid for or purchase Collateral at any private, public or judicial foreclosure upon such Collateral initiated by any of them, (ii) any Second Priority Debt Party to receive any remaining proceeds of Collateral after the Discharge of Senior Priority Obligations, and (iii) any Senior Secured Party to receive any remaining proceeds of the Collateral in respect of the Excess Senior Obligations after the Discharge of Second Priority Debt Obligations.

Section 3.02.    Specific Performance. Each Representative may demand specific performance of this Agreement. Each Representative, on behalf of itself and on behalf of the Secured Parties of the Debt Facility for which it is acting, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by a Representative or any Secured Party. No provision of this Agreement shall constitute or be deemed to constitute a waiver by a Representative, on behalf of itself and on behalf of the Secured Parties of the Debt Facility for which it is acting, of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

ARTICLE IV

PAYMENTS

Section 4.01.    Application of Proceeds.

(a)After an Event of Default under any Senior Debt Document has occurred and until such Event of Default is cured or waived, so long as the Discharge of Senior Priority Obligations has not occurred, the Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon any Enforcement Action shall be applied by the Senior Representative to the Senior Priority Obligations in such order as specified in the relevant Senior Debt Documents until the Discharge of Senior Priority Obligations has occurred.

(b)Upon the Discharge of Senior Priority Obligations, the Senior Representative shall deliver promptly to the Second Priority Representative any Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents.

(c)Upon the Discharge of Second Priority Debt Obligations, if any Excess Senior Obligations then exist, the Second Priority Representative shall deliver promptly to the Senior Representative any Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Senior Representative to the Excess Senior Obligations in such order as specified in the relevant Senior Debt Documents.

Section 4.02.    Payments Over.

(a)Unless and until the Discharge of Senior Priority Obligations has occurred, any Collateral or Proceeds thereof received by any Second Priority Representative or any other Second Priority Debt Party in connection with any Enforcement Action shall be segregated and held in trust for the benefit of and promptly paid over to the Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Senior Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Debt Parties. This authorization is coupled with an interest and is irrevocable.

(b)If the Discharge of Senior Priority Obligations has occurred, then unless and until the Discharge of Second Priority Debt Obligations has occurred, any Collateral or Proceeds thereof received by any Senior Representative or any other Senior Secured Party in connection with any Enforcement Action shall be segregated and held in trust for the benefit of and promptly paid over to the Second Priority Representative for the benefit of the Second Priority Debt Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Second Priority Representative is hereby authorized to make any such endorsements as agent for each of the Senior Secured Parties. This authorization is coupled with an interest and is irrevocable.

ARTICLE V

OTHER AGREEMENTS

Section 5.01.    Releases.

(a)The Second Priority Representative, for itself and on behalf of each other Second Priority Debt Party, agrees that, in the event of a sale, transfer or other disposition of any specified item of Collateral (including all or substantially all of the equity interests of any subsidiary of the Company) in connection with (i) any Enforcement Action by a Senior Secured Party pursuant to Section 3.01 or (ii) any sale, transfer or other disposition of Collateral that is permitted under the Second Priority Debt Documents (other than during the continuance of any Event of Default under the Second Priority Debt Documents), the Liens granted to the Second Priority Representative and the other Second Priority Debt Parties upon such Collateral to secure Second Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Collateral to secure Senior Obligations; provided that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the Proceeds of the sale on the same basis of priority as the Liens on the Collateral securing the Senior Obligations rank to the Liens on the Collateral securing the Second Priority Debt Obligations pursuant to this Agreement. Upon delivery to a Second Priority Representative of an Officer’s Certificate stating that (x) any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Debt Parties and the Second Priority Representative) and (y) in the case of any release pursuant to clause (ii) above, such sale, transfer or other disposition is permitted under the Second Priority Debt Documents and no Event of Default is occurring thereunder, and any necessary or proper instruments of termination or release prepared by the Company or any other Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at the Company’s or the other Grantor’s sole cost and expense, such instruments reasonably requested by the Company to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Second Priority Representative, for itself and on behalf of the other Second Priority Debt Parties, to release the Liens on the Collateral as set forth in the Second Priority Debt Documents.

(b)Until the Discharge of the Senior Obligations, the Second Priority Representative, for itself and on behalf of each other Second Priority Debt Party, hereby irrevocably constitutes and appoints the Senior Representative and any officer or agent of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Debt Party or in the Senior Representative’s own name, from time to time in the Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c)Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Second Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Collateral to, (ii) to deliver or afford control over (to the extent only one party can have control of such Collateral) any item of Collateral to, or deposit any item of Collateral with, (iii) to register ownership of any item of Collateral in the name of or make an assignment of ownership of any Collateral or the rights thereunder, and (iv) to hold any item of Collateral in trust for (to the extent such item of Collateral cannot be held in trust for multiple parties under applicable law), in favor of, in any case, both the Senior Representative and any Second Priority Representative or other Second Priority Debt Party, such Grantor may, until the Discharge of Senior Priority Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Senior Representative.

Section 5.02.    Insurance and Condemnation Awards. Unless and until the Discharge of Senior Priority Obligations has occurred, the Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Collateral. Unless and until the Discharge of Senior Priority Obligations has occurred, all Proceeds of any such policy and any such award, if in respect of the Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Priority Obligations, to the Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents to the extent required by the terms of such Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Priority Obligations or to the extent such Proceeds are not required to be paid to the Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, to the Second Priority Representative for the benefit of the Second Priority Debt Parties pursuant to the terms of the applicable Second Priority Debt Documents, and (iii) third, after the occurrence of the Discharge of Second Priority Debt Obligations, to (x) if any Excess Senior Obligations are then outstanding, to the Senior Representative for the benefit of the Senior Secured Parties pursuant to the terms of the Senior Debt Documents, or (y) if no Excess Senior Obligations are then outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Senior Secured Party or Second Priority Debt Party shall, at any time, receive any Proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such Proceeds over to the Representative entitled thereto in accordance with the terms of Section 4.02.

Section 5.03    Amendments to Senior Collateral Documents and Second Priority Collateral Documents.
(a)    No Collateral Document with respect to the Collateral may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Collateral Document, would be prohibited by the terms of this Agreement. The Second Priority Representative, for itself and on behalf of each other Second Priority Debt Party, agrees that, if requested by the Senior Representative, each Second Priority Collateral Document shall include the following language (or language to similar effect reasonably approved by the Senior Representative):

“Notwithstanding anything herein to the contrary, (a) the liens and security interests granted to Apollo Investment Corporation, as administrative agent, pursuant to this [Agreement] and the exercise by Apollo Investment Corporation, as administrative agent, hereunder are subject to the limitations and provisions of the Intercreditor Agreement dated as of [•] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among [•], as Senior Representative, Apollo Investment Corporation, as Second Priority Representative, the Company and its subsidiaries and affiliated entities party thereto (together with their successors and permitted assigns). In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this [Agreement], the terms of the Intercreditor Agreement shall govern.”
(b)    The Senior Debt Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Senior Credit Agreement may be Refinanced, in each case, without notice to, or the consent of the Second Priority Representative or the other Second Priority Debt Parties, all without affecting the Lien subordination or other provisions of this Agreement; provided that the holders of such Refinancing debt bind themselves in a writing addressed to the Second Priority Representative and the other Second Priority Debt Parties to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not, without the consent of the Second Priority Representative:

(i)    increase (A) the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to the Senior Debt Facility or (B) a letter of credit, commitment, facility, utilization, upfront, original issue discount or similar fee so that the combined interest rate and fees are increased from the rate that is in effect on the date of this Agreement (including any increases as a result of additional interest, interest that is paid-in-kind, original issue discount, and any increases in interest rate floors, but excluding increases resulting from (A) application of the pricing grid set forth in the Senior Credit Agreement as in effect on the date hereof or (B) the accrual of interest at the default rate as in effect on the date hereof);

(ii)    modify a covenant or event of default that directly or indirectly limits or restricts one or more Grantors from making payments under the Second Priority Debt Documents that would otherwise be permitted under the Senior Debt Documents as in effect on the date hereof; or

(iii)    contravene the provisions of this Agreement.

(d)    The Second Priority Debt Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Second Priority Credit Agreement may be Refinanced, in each case, without notice to, or the consent of the Senior Representative or the other Senior Secured Parties, all without affecting the Lien subordination or other provisions of this Agreement; provided that the holders of such Refinancing debt bind themselves in a writing addressed to the Senior Representative and the other Senior Secured Parties to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not, without the consent of the Senior Representative:

(i)    modify covenants, defaults, or events of default to make them materially more restrictive than those in existence on the date hereof as to the Grantors, taken as a whole, except for modifications to match changes made to the Senior Obligations so as to preserve, on substantially similar economic terms, any differential that exists on the date hereof between the covenants, defaults, or events of default in the Senior Debt Documents and the covenants, defaults, or events of default in the Second Priority Debt Documents;

(ii)    accelerate any date upon which a scheduled payment of principal or interest is due, or otherwise decrease the weighted average life to maturity of the Second Priority Debt Obligations; or

(iii)    contravene the provisions of this Agreement.

(e)    The Company agrees to deliver to (i) the Senior Representative copies of (A) any amendments, supplements or other modifications to the Second Priority Debt Documents, and (B) any new Second Priority Debt Documents, and (ii) the Second Priority Representative copies of (A) any amendments, supplements or other modifications to the Senior Debt Documents, and (B) any new Senior Debt Documents, in each case, promptly after effectiveness thereof.

Section 5.04.    Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, during an Event of Default under the Second Priority Debt Documents, the Second Priority Representative and the other Second Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law so long as such rights and remedies do not violate any express provision of this Agreement. Nothing in this Agreement shall prohibit the acceleration of the Second Priority Debt Obligations or the receipt by any Second Priority Representative or any other Second Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by the Second Priority Representative or any other Second Priority Debt Party of an Enforcement Action or any other rights or remedies as a secured creditor in respect of Collateral. In the event any Second Priority Representative or any other Second Priority Debt Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment Lien shall be subject to this Agreement for all purposes (including in relation to the Senior Obligations) as the other Liens securing the Second Priority Debt Obligations are subject to this Agreement.

Section 5.05.    Gratuitous Bailee for Perfection.

(a)The Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Senior Representative, or of agents or bailees of such Person (such Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Collateral, the Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Second Priority Representative, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b)The rights of the Second Priority Representative and the Second Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(c)The Senior Representative and the other Senior Secured Parties shall have no obligation whatsoever to the Second Priority Representative or any other Second Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Representative under this Section 5.05 shall be limited solely to holding or controlling the Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.

(d)The Senior Representative shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any other Second Priority Debt Party.

(e)Following the Discharge of Senior Priority Obligations, the Senior Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Second Priority Representative, to the extent that it is legally permitted to do so, all Collateral, including all Proceeds thereof, held or controlled by the Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Collateral, or (B) direct and deliver such Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Second Priority Representative is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action at their expense as is required to effectuate the transfer contemplated hereby and shall indemnify the Senior Representative for loss or damage suffered by the Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith. The Senior Representative has no obligations to follow instructions from any Second Priority Representative or any other Second Priority Debt Party in contravention of this Agreement.

(f)Neither the Senior Representative nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of any Grantor to the Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

Section 5.06.    When Discharge of Senior Priority Obligations Deemed To Not Have Occurred.

If, at any time after the Discharge of Senior Priority Obligations has occurred, the Company or any Subsidiary substantially concurrently enters into any Refinancing of any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Priority Obligations), then such Discharge of Senior Priority Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Priority Obligations) and, from and after the date on which the New Senior Debt Notice is delivered to the Second Priority Representative in accordance with the next sentence, the obligations under such Refinancing of the Senior Debt Documents shall automatically be treated as Senior Obligations for all purposes of this Agreement, the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Representative for all purposes of this Agreement. Upon receipt of notice (the “New Senior Debt Notice”) of such incurrence (including the identity of the new Senior Representative), the Second Priority Representative shall promptly upon request (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of the Senior Representative contemplated hereby, in each case consistent with the terms of this Agreement, (b) deliver to the Senior Representative, to the extent that it is legally permitted to do so, all Collateral, including all Proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and agree to amendments to any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a sole loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding. The new Senior Representative shall agree in writing addressed to the Second Priority Representative and the Second Priority Debt Parties to be bound by the terms of this Agreement.

Section 5.07.    Option to Purchase.

(a)Automatic Offer to Purchase Senior Obligations.

i.Without prejudice to the enforcement of the Senior Secured Parties’ remedies, the Senior Secured Parties agree at any time following an acceleration of the Senior Obligations in accordance with the terms of the Senior Credit Agreement or the commencement of an Insolvency or Liquidation Proceeding involving the Company as debtor, the Senior Secured Parties will be deemed to have automatically offered the Second Priority Debt Parties the option to purchase at par/face amount the entire aggregate amount of outstanding Senior Obligations (which includes principal, interest, fees, breakage costs, attorneys’ fees and expenses, amounts required by Section 5.07(c)(vii) below, and, in the case of any Secured Swap Agreements, on a per Secured Swap Provider basis, the positive amount that is payable by the applicable Grantor thereunder reflecting any unpaid amount then due or amount owing in connection with the termination (or early termination) on or prior to the date of the Purchase after giving effect to offset and netting arrangements in respect of such Secured Swap Provider, but which excludes any rights of the Senior Secured Parties with respect to indemnification and other obligations of the Grantors under the Senior Debt Documents that are expressly stated to survive the termination of the Senior Debt Documents).

ii.The Second Priority Debt Parties shall irrevocably accept or reject the offer described in Section 5.01(a)(i) above within ten (10) Business Days of the acceleration or commencement of the Insolvency or Liquidation Proceedings, as applicable, and the parties shall endeavor to close promptly thereafter, but in no event later than twenty (20) Business Days after such acceleration or commencement of the Insolvency or Liquidation Proceeding, as applicable. If the Second Priority Debt Parties accept such offer, it shall be exercised pursuant to documentation mutually acceptable to the Senior Representative and the Second Priority Representative (the “Assignment Documentation”). If the Second Priority Debt Parties reject such offer (or do not so irrevocably accept such offer within the required timeframe), the Senior Secured Parties shall have no further obligations pursuant to this Section 5.07(a) and may take any further actions in their sole discretion in accordance with the Senior Debt Documents and this Agreement.

(b)Option to Purchase Obligations under Senior Credit Agreement.

i.One or more Second Priority Debt Parties (the “Initiating Purchasers”) may, at any time, provide written notice to the Senior Representative, which notice shall be irrevocable and binding upon such Initiating Purchasers (the “Purchase Notice”), that it (or they, or one or more of its (or their) affiliates or designees) desires to purchase all, but not less than all, of the outstanding Senior Obligations of the Senior Lenders under the Senior Credit Agreement (including the unfunded commitments under the Senior Credit Agreement) for cash consideration, in immediately available funds, equal to the Aggregate Purchase Price. Such Initiating Purchasers shall also provide with the Purchase Notice, evidence reasonably satisfactory to the Senior Representative that they have combined capital available on a timely basis sufficient to make such purchase, and the delivery of such evidence shall be considered an integral part (and included within the definition) of “Purchase Notice”. Promptly thereafter, the Initiating Purchasers shall provide a copy of the Purchase Notice to the Second Priority Representative (and the Second Priority Representative shall provide a copy thereof to each other Second Priority Debt Party).

ii.Any Second Priority Debt Party that would like to participate in the purchase of the Senior Obligations as contemplated by this Section 5.07(b) (the “Additional

Purchasers”; and together with the Initiating Purchasers, the “Purchasers”) shall provide written notice to the Initiating Purchasers within ten (10) days of its receipt of a copy of the Purchase Notice providing the aggregate amount of the Senior Obligations that it (or one or more of its affiliates or designees) desires to purchase. The Purchasers shall allocate the purchase among themselves on a pro rata basis based upon the Aggregate Purchase Price committed by each such Person (but in any event not in excess of any such Purchaser’s amount of Senior Obligations that it desires to purchase).

iii.The Senior Representative agrees, for itself and the other Senior Secured Parties, that upon the Senior Representative’s receipt of a Purchase Notice (the “Notice Delivery Date”), no Senior Secured Party shall take any Enforcement Action with respect to the Collateral and shall not exercise any right or remedy available to such Person under the Senior Debt Documents (including any action to accelerate the Senior Loans), in each case during the thirty (30) day period following the Notice Delivery Date (such thirty (30) day period, the “Purchase Period”). Promptly after the delivery of the Purchase Notice, the Senior Representative shall provide the Initiating Purchasers with a written confirmation of the Aggregate Purchase Price and amounts required by Section 5.07(c)(vii) below, together with reasonable detail.

iv.The purchase of the Senior Obligations contemplated by this Section 5.07(b) shall be consummated promptly after the delivery of the Purchase Notice (but in any event prior to expiration of the Purchase Period) pursuant to the Assignment Documentation, and such purchase shall become effective upon the later of (A) the execution of the Assignment Documentation by all parties thereto and (B) receipt by the Senior Representative of cash consideration by wire transfer of immediately available funds from or on behalf of the Purchasers in an amount equal to the Aggregate Purchase Price plus all amounts required by Section 5.07(c)(vii) below.

(c)General Purchase-Related Matters.

i.In no event shall any Grantor or any Affiliate thereof be permitted to be an Initiating Purchaser or a Purchaser hereunder.

ii.Notwithstanding the foregoing, in the event that (x) the purchasing Second Priority Debt Parties shall have executed the Assignment Documentation and shall have delivered executed counterparts of their respective signature pages to the Assignment Agreement to the Senior Representative prior to expiration of the requisite periods described in Sections 5.07(a) and 5.07(b), and (y) one or more Senior Secured Parties shall for any reason refuse or otherwise fail to execute the Assignment Documentation prior to the expiration of such requisite period, then each Senior Secured Party, by authorization of the Senior Representative’s execution and delivery of this Agreement or by separate authorization, hereby irrevocably constitutes and appoints the Senior Representative and any officer or agent of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact, coupled with an interest, with full irrevocable power and authority in the place and stead of such Senior Secured Party or in the Senior Representative’s own name, and the Senior Representative is hereby irrevocably authorized, by authorization of the execution and delivery of this Agreement or by separate authorization, and instructed (and the Senior Representative hereby agrees), to execute the Assignment Documentation on behalf of each Senior Secured Party; provided, however, that, if the Senior Secured Parties and/or the Senior Representative

shall for any reason refuse or otherwise fail to so execute the Assignment Documentation prior to the expiration of such requisite period, then the Senior Representative, by its execution and delivery of this Agreement, and each Senior Secured Party, by authorization of the Senior Representative’s execution and delivery of this Agreement or by separate authorization, hereby irrevocably constitutes and appoints the Second Priority Representative and any officer or agent of the Second Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact, coupled with an interest, with full irrevocable power and authority in the place and stead of the Senior Representative and such other Senior Secured Parties, respectively, or in the Second Priority Representative’s own name, and the Second Priority Representative is hereby irrevocably authorized and instructed (and the Second Priority Representative hereby agrees), to execute the Assignment Documentation on behalf of such Senior Secured Party.

iii.Notwithstanding anything to the contrary contained in the Senior Credit Agreement or any limitations contained therein (including any restriction contained in the Senior Agreement with respect to assignments), each purchasing Second Priority Debt Party shall be permitted, upon consummation of the purchase of the Senior Obligations under the Senior Credit Agreement and payment of the amounts required by Section 5.07(a) or Section 5.07(b) as aforesaid, as the case may be, and Section 5.07(c)(vii) below, to become a “Lender” under the Senior Credit Agreement in accordance with this Section 5.07.

iv.Each of the Grantors hereby consents to the purchases of the Senior Obligations contemplated by this Section 5.07 and confirms that no other consent at the time of any such sale is necessary notwithstanding anything to the contrary in the Senior Credit Agreement or any other Senior Debt Document.
v.For avoidance of doubt, any Senior Obligations which are not purchased pursuant to this Section 5.07 will continue to constitute Senior Obligations hereunder and shall be secured in the same manner and subject to the same protections hereunder as existed immediately prior to the Purchase. Any Purchase shall be made without warranty or representation (other than with respect to each of the Senior Secured Parties’ ownership of the Senior Obligations owed to or held by such Senior Secured Parties, free and clear of all claims created by, or consented to in writing by, such Senior Secured Parties) or recourse, all as more fully described in this Section 5.07.

vi.The Senior Representative agrees that if in connection with any Purchase, the Senior Representative gives written notice of its resignation as administrative agent, collateral agent or such other similar capacity under the Senior Credit Agreement pursuant to the terms thereof (the “Resigning Senior Representative”), then the Resigning Senior Representative (A) shall promptly deliver a copy of such notice to the Second Priority Representative and the other Second Priority Debt Parties, and (B) shall remain as administrative agent, collateral agent or such other similar capacity under the Senior Credit Agreement (to the extent then acting as such) for an additional period commencing on the date on which the notice referred to in clause (A) above shall have been delivered to the Second Priority Representative and the other Second Priority Debt Parties and ending on the earlier of (x) the appointment of a successor administrative agent, collateral agent or such other similar capacity (the “Successor Senior Representative”) and the acceptance by the Successor Senior Representative of such appointment and (y) thirty (30) days thereafter; provided, however, that (1) the Resigning Senior Representative shall on or prior to the effective date of such resignation, deliver all Collateral in its possession to the Successor Senior Representative (or if none exists, to the

Second Priority Representative), and (2) the Resigning Senior Representative and each Grantor shall, following the effective date of such resignation, furnish promptly, at the Grantors’ expense, additional releases, amendment or termination statements, assignments and such other documents, instruments and agreements as are customary and may be reasonably requested by the Successor Senior Representative or the Second Priority Debt Parties from time to time in order to effect the matters covered hereby; and provided further that the Resigning Senior Representative shall not be obligated to take any action or accept any direction from the Second Priority Debt Parties (or their agents or representatives) unless indemnified to its reasonable satisfaction.
vii.In connection with any Purchase, the purchasing Second Priority Debt Parties shall furnish cash collateral to any relevant Senior Secured Party as it reasonably deems necessary to secure any such Senior Secured Party’s outstanding Letters of Credit (not to exceed 103% of the face amount of the aggregate undrawn face amount of such Letters of Credit).

Section 5.08.    Payments in Excess of Senior Cap Amount. Upon an Event of Default under any Senior Debt Document and receipt of Collateral or Proceeds thereof in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the Senior Secured Parties in an amount equal to the Senior Priority Obligations, the Second Priority Representative shall assume the roles hereunder of the Senior Representative and all receipts of Collateral or Proceeds shall thereafter be applied to the Second Priority Debt Obligations until the Discharge of Second Priority Debt Obligations occurs, at which time the Senior Representative shall reassume such roles until the amount of Excess Senior Obligations are paid in full.

ARTICLE VI

INSOLVENCY OR LIQUIDATION PROCEEDINGS.

Section 6.01.    Financing Issues.

(a)Until the Discharge of Senior Priority Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Senior Representative or any other Senior Secured Party shall desire to consent (or not object) to the use of Collateral constituting Cash Collateral or to consent (or not object) to the Company’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then the Second Priority Representative, for itself and on behalf of each other Second Priority Debt Party, agrees that it will raise no objection to and will not otherwise contest such Cash Collateral use or DIP Financing (and to the extent the Liens securing the Senior Obligations are subordinated to or pari passu with such DIP Financing, the Second Priority Representative will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all obligations relating thereto)) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Senior Representative or to the extent permitted by Section 6.03); provided that, (i) the aggregate principal amount of the DIP Financing does not exceed the DIP Cap, (ii) the Second Priority Representative and the other Second Priority Debt Parties retain the right to object to any ancillary agreements or arrangements regarding Cash Collateral use or the DIP Financing that are materially prejudicial to their interests, (iii) such Cash Collateral use or DIP Financing is on commercially reasonable terms, (iv) the terms of the DIP Financing or cash collateral order do not compel the Grantors to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation, the cash collateral order or a related document, and (v) the DIP Financing documentation or cash collateral order does not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or cash collateral order.

(b)The Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under the Second Priority Debt Facility, agrees that notice from the Company received two (2) Business Days prior to the entry of an order approving such usage of Cash Collateral or approving such DIP Financing shall be adequate notice.

Section 6.02.    Relief from the Automatic Stay. Until the Discharge of Senior Priority Obligations has occurred, the Second Priority Representative, for itself and on behalf of each other Second Priority Debt Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Collateral, without the prior written consent of the Senior Representative, unless a motion for adequate protection permitted under Section 6.03 has been denied by the applicable bankruptcy court.

Section 6.03.    Adequate Protection.

(a)The Second Priority Representative, for itself and on behalf of each other Second Priority Debt Party, agrees that none of them shall:

(i)object, contest or support any other Person objecting to or contesting (A) any request by the Senior Representative or any other Senior Secured Parties for adequate protection, (B) any objection by the Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on the Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (C) the payment of interest, fees, expenses or other amounts of the Senior Representative or any other Senior Secured Party under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, or

(ii)assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

(b)Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding:

(i)if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of Cash Collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then the Second Priority Representative, for itself and on behalf of each other Second Priority Debt Party, may seek or request adequate protection in the form of a replacement Lien on such additional collateral or superpriority claim, which Lien or superpriority claim is subordinated to the Liens securing all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement; and

(ii)in the event any Second Priority Representative, for itself and on behalf of the other Second Priority Debt Parties, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral or superpriority claims (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement), then such Second Priority Representative, for itself and on behalf of each other Second Priority Debt Party under the Second Priority Debt Facility, agrees that the Senior Representative shall also be granted (as applicable) a senior superpriority claim or senior Lien on such additional collateral as security for the Senior Priority Obligations, and that any Lien on such additional collateral securing the Second Priority Debt Obligations or superpriority claim granted to the Second Priority Debt Parties shall be subordinated to the Liens on such collateral securing the Senior Priority Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties, or the superpriority claim granted to the Senior Secured Parties, as adequate protection on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Priority Obligations under this Agreement.

(c)Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, to the extent that the Senior Secured Parties are granted adequate protection in the form of payments in the amount of current incurred fees and expenses and/or other cash payments, or otherwise with the consent of the Senior Representative, then the Second Priority Representative and the Second Priority Debt Parties may seek adequate protection in the form of payments in the amount of current incurred fees and expenses and/or other cash payments (as applicable). In addition, to the extent the Senior Secured Parties are awarded or otherwise granted an allowed claim in any Insolvency or Liquidation Proceeding with respect to post-petition interest, nothing herein shall prevent the Second Priority Debt Parties from seeking or otherwise asserting a claim for post-petition interest to the extent of the value of the Lien of the Second Priority Debt Parties on the Collateral (after taking into account the Senior Priority Obligations).

Section 6.04.    Preference Issues. If any Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the applicable Secured Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the applicable Secured Parties shall be entitled to the benefits of this Agreement until all such Secured Obligations shall have again been paid in full in cash. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Representative, for itself and on behalf of each Secured Party for which it is acting under the applicable Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

Section 6.05.    Separate Grants of Security and Separate Classifications. The Second Priority Representative, for itself and on behalf of each other Second Priority Debt Party, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Second

Priority Debt Parties in respect of the Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.01 and 4.01, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral, with the effect being that to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, whether or not allowable (but excluding in all cases any Excess Senior Obligations) before any distribution from the Collateral is made in respect of the Second Priority Debt Obligations. The Second Priority Representative, for itself and on behalf of the other Second Priority Debt Parties, hereby acknowledges and agrees to turn over to the Senior Representative amounts otherwise received or receivable by it from the Collateral to the extent necessary to effectuate the intent of the foregoing sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties.

Section 6.06    [Reserved].

Section 6.07.    Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Collateral and Proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of Cash Collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

Section 6.08.    [Reserved].

Section 6.09.    [Reserved].

Section 6.10.    Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

ARTICLE VII

RELIANCE; ETC.

Section 7.01.    Reliance. All loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties and the Second Priority Debt Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. The Second Priority Representative, on behalf of itself and each other Second Priority Debt Party, acknowledges that it and such Second Priority Debt Parties have, independently and without reliance on the Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Second Priority Debt Documents or this Agreement. The Senior Representative, on behalf of itself and each other Senior Secured Party, acknowledges that it and such Senior Secured Parties have, independently and without reliance on the Second Priority Representative or other Second Priority Debt Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Senior Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Senior Debt Documents or this Agreement.

Section 7.02.    No Warranties or Liability. The Second Priority Representative, on behalf of itself and each other Second Priority Debt Party, acknowledges and agrees that, except as otherwise expressly set forth herein, neither the Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Senior Representative, on behalf of itself and each other Senior Secured Party, acknowledges and agrees that, except as otherwise expressly provided herein, neither the Second Priority Representative nor any other Second Priority Debt Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Priority Debt Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representative and the Second Priority Debt Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement. The Second Priority Debt Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Second Priority Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Second Priority Debt Parties may manage their loans and extensions of credit without regard to any rights or interests that the Senior Representative and the Senior Secured Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Senior Representative nor any other Senior Secured Party shall have any duty to any Second Priority Representative or other Second Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Company or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Neither the Second Priority Representative nor any other Second Priority Debt Party shall have any duty to any Senior Representative or other Senior Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Company or any Subsidiary (including the Senior Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representative, the Senior Secured Parties, the Second Priority Representative and the Second Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Collateral or (c) any other matter except as expressly set forth in this Agreement.

Section 7.03.    Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representative, the Senior Secured Parties, the Second Priority Representative and the Second Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a)any lack of validity or enforceability of any Senior Debt Document or any Second Priority Debt Document;

(b)except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Credit Agreement or any other Senior Debt Document or of the terms of any Second Priority Debt Document;

(c)except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d)the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e)any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Obligations, (ii) any Senior Representative or other Senior Secured Party in respect of this Agreement, or (iii) any Second Priority Representative or other Second Priority Debt Party in respect of this Agreement.

ARTICLE VIII
MISCELLANEOUS

Section 8.01.    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern.

Section 8.02.    Continuing Nature of this Agreement; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the earlier of (a) the date on which the Discharge of Senior Priority Obligations occurs, if no Excess Senior Obligations are outstanding on such date, (b) the date on which the Discharge of Second Priority Debt Obligations occurs, and (c) the date on which no Excess Senior Obligations are outstanding after the Discharge of Senior Priority Obligations has occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Priority Representative or any other Second Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 8.03.    Amendments; Waivers.

(a)No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement expressly requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any Grantor, shall require the consent of the Company. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties, the Second Priority Debt Parties, the Company and the other Grantors and each of their respective successors and assigns.

Section 8.04.    Information Concerning Financial Condition of the Company and the Subsidiaries. The Senior Representative, the Senior Secured Parties, the Second Priority Representative and the Second Priority Debt Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations, as applicable. The Senior Representative, the Senior Secured Parties, the Second Priority Representative and the Second Priority Debt Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Senior Representative, any Senior Secured Party, any Second Priority Representative or any Second Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representative, the Senior Secured Parties, the Second Priority Representative and the Second Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 8.05.    Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that the Second Priority Representative or any other Second Priority Debt Party pays over to the Senior Representative or any other Senior Secured Party under the terms of this Agreement, the Second Priority Representative and other Second Priority Debt Parties shall be subrogated to the rights of the Senior Representative and the other Senior Secured Parties; provided that, the Second Priority Representative, on behalf of itself and the other Second Priority Debt Parties, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Priority Obligations has occurred. The Grantors acknowledge and agree that the value of any payments or distributions in cash, property or other assets received by the Second Priority Representative or other Second Priority Debt Parties that are paid over to the Senior Representative or other Senior Secured Parties pursuant to this Agreement shall not reduce any of the Second Priority Debt Obligations.

Section 8.06.    Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, the Second Priority Representative, on behalf of itself and each other Second Priority Debt Party or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor. Except as otherwise provided herein, all payments received by the Second Priority Debt Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Second Priority Debt Obligations as the Second Priority Debt Parties, in their sole discretion, deem appropriate, consistent with the terms of the Second Priority Debt Documents. Except as otherwise provided herein, the Senior Representative, on behalf of itself and each other Senior Secured Party, assents to any such extension or postponement of the time of payment of the Second Priority Debt Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Second Priority Debt Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

Section 8.07.    Additional Grantors. The Company agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex I. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Second Priority Representative and the Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 8.08.    Dealings with Grantors. Upon any application or demand by the Company or any Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), the Company or such Grantor, as appropriate, shall furnish to such Representative a certificate of a Responsible Officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

Section 8.09.    Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.10 or by a procedure permitted under the relevant Senior Debt Document or Second Priority Debt Documents, as the case may be;

(d)agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.09 any special, exemplary, punitive or consequential damages.

Section 8.10.    Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i)if to the Company or any Grantor, to the Company, at its address at: [∙];
(ii)if to the Second Priority Representative, to it at: [∙]; and
(iii)if to the Senior Representative, to it at: [∙].

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, faxed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon confirmed receipt of a facsimile or, if agreed to, electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.
Section 8.11.    Further Assurances. The Senior Representative, on behalf of itself and each other Senior Secured Party, and the Second Priority Representative, on behalf of itself, and each other Second Priority Debt Party, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

Section 8.12.    GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(B)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 8.13.    Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Representative, the Senior Secured Parties, the Second Priority Representative, the Second Priority Debt Parties, the Company, the other Grantors party hereto and their respective successors and assigns.

Section 8.14.    Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

Section 8.15.    Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 8.16.    Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

Section 8.17.    No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Representative, the Senior Secured Parties, the Second Priority Representative and the Second Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

Section 8.18.    Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

Section 8.19.    Representative Capacities. It is understood and agreed that (a) the Senior Representative is entering into this Agreement in its capacity as administrative agent under the Senior Credit Agreement and the provisions of Article XI of the Senior Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the Senior Representative hereunder and (b) the Second Priority Representative is entering into this Agreement in its capacity as administrative agent under the Second Priority Credit Agreement and the provisions of Article XI of the Second Priority Credit Agreement applicable to the Agent (as defined therein) thereunder shall also apply to the Second Priority Representative hereunder.

Section 8.20.    Relative Rights. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement is intended to or will (a) except to the extent expressly provided herein, amend, waive or otherwise modify the provisions of the Senior Credit Agreement, any other Senior Debt Document or any Second Priority Debt Document, or permit the Company or any Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Senior Credit Agreement or any other Senior Debt Document or any Second Priority Debt Document or (b) obligate the Company or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Senior Credit Agreement or any other Senior Debt Document or any Second Priority Debt Document.

Section 8.21.    Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

as Senior Representative

By:
Name:
Title:

[Signature Page Intercreditor Agreement]

APOLLO INVESTMENT CORPORATION,
as Second Priority Representative

By:
Name:
Title:

[Signature Page Intercreditor Agreement]

BORROWER:	MLLER ENERGY RESOURCES, INC.

By:
Name:
Title:

GRANTORS:

[Signature Page Intercreditor Agreement]

ANNEX I
FORM OF SUPPLEMENT
SUPPLEMENT NO. __   dated as of [•] to the INTERCREDITOR AGREEMENT dated as of [•] (as heretofore amended, supplemented, restated or otherwise modified, the “Intercreditor Agreement”), among MILLER ENERGY RESOURCES, INC., a Tennessee corporation (the “Company”), and certain subsidiaries of the Company (together with the Company, each a “Grantor”), [•], as Senior Representative, and Apollo Investment Corporation, as Second Priority Representative.
A.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
B.    The Grantors have entered into the Intercreditor Agreement. Pursuant to the Senior Credit Agreement and certain Second Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Company are required to enter into the Intercreditor Agreement. Section 8.07 of the Intercreditor Agreement provides that such Subsidiaries may become party to the Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Senior Credit Agreement and the Second Priority Debt Documents.
Accordingly, the New Grantor agrees as follows:
SECTION 1. In accordance with Section 8.07 of the Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Intercreditor Agreement shall be deemed to include the New Grantor. The Intercreditor Agreement is hereby incorporated herein by reference.
SECTION 2. The New Grantor represents and warrants to the Senior Representative, the Second Priority Debt Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Senior Representative and the Second Priority Debt Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.
SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.10 of the Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the Intercreditor Agreement.
SECTION 8. The Company agrees to reimburse each of the Senior Representative and the Second Priority Debt Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Representative.

Annex I-2

IN WITNESS WHEREOF, the New Grantor, and the Senior Representative have duly executed this Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Acknowledged by:

[ ], as Senior Representative

By:
Name:
Title:

APOLLO INVESTMENT CORPORATION, as Second Priority Representative

By:
Name:
Title:

Annex I-3

SCHEDULE 7.05
LITIGATION

NONE.

Annex I-4

SCHEDULE 7.16
ENVIRONMENTAL MATTERS

NONE.

SCHEDULE 7.14
SUBSIDIARIES AND PARTNERSHIPS

SUBSIDIARIES

Full Legal Name:	Cook Inlet Energy, LLC
Jurisdiction of Organization:	Alaska
Organization Identification Number:	AK business license: 924411
AK State Unemployment: 01691651
AK entity: 120124
AK Dept of Commerce, Community & Economic Development: 120124
Qualification File No. Division of Oil & Gas: 2359
Alaska Dept of Natural Resources (DNR): 000050467 (state royalty ID)
Chief Executive Office/Sole Place of	601 W. 5th Avenue
Business:	Suite 310
Anchorage, AK 99501

Full Legal Name:	East Tennessee Consultants, Inc.
Jurisdiction of Organization:	Tennessee
Organization Identification Number:	TN Sec of State: 000128322
Chief Executive Office/Sole Place of	9534 Morgan County Highway
Business:	Sunbright, TN 37872

Full Legal Name:	East Tennessee Consultants II, L.L.C.
Jurisdiction of Organization:	Tennessee
Organization Identification Number:	TN Sec of State: 000322422
Chief Executive Office/Sole Place of	9534 Morgan County Highway
Business:	Sunbright, TN 37872

Full Legal Name:	Miller Rig & Equipment, LLC
Jurisdiction of Organization:	Delaware
Organization Identification Number:	DE 4613262
Chief Executive Office/Sole Place of	3651 Baker Highway
Business:	Huntsville, TN 37756

Full Legal Name:	Miller Drilling, TN LLC
Jurisdiction of Organization:	Tennessee
Organization Identification Number:	TN Sec of State: 000581094
TN State Unemployment: 06246855
Chief Executive Office/Sole Place of	3651 Baker Highway
Business:	Huntsville, TN 37756

Full Legal Name:	Miller Energy GP, LLC
Jurisdiction of Organization:	Delaware
Organization Identification Number:	DE 4671347
Chief Executive Office/Sole Place of	3651 Baker Highway
Business:	Huntsville, TN 37756

Full Legal Name:	Miller Energy Services, LLC
Jurisdiction of Organization:	Delaware
Organization Identification Number:	DE 4613258
Chief Executive Office/Sole Place of	3651 Baker Highway
Business:	Huntsville, TN 37756

SCHEDULE 7.18
GAS IMBALANCES

NONE.

SCHEDULE 7.19
MARKETING CONTRACTS

Cook Inlet Energy, LLC	Crude Oil Purchase Agreement (effective 02/01/2012)	Tesoro Refining and Marketing Company 19100 Ridgewood Pkwy San Antonio, TX 78259	Oil sale contract

SCHEDULE 7.20
SWAP AGREEMENTS

Miller Energy Resources, Inc.
Hedging Agreement
(“2002 Master Agreement” of the International Swaps and Derivatives Association, Inc.) dated December 6, 2010, as amended December 8, 2010, between BP Corporation North America Inc. and Miller Petroleum, Inc.
BP Corporation North America, Inc. 501 Westlake Park Boulevard Houston, TX 77079-2604
Miller Energy Resources, Inc.	Credit Support Annex to the Schedule to the ISDA Master Agreement dated as of December 6, 2010 between BP Corporation North America, Inc. and Miller Petroleum, Inc.	BP Corporation North America, Inc. 501 Westlake Park Boulevard Houston, TX 77079-2604

Counter Party	Type	Price per Bbl	Term (Months)	Effective Date	Termination Date	Volume	As of 12/31/13 MTM Value (Liability)
BP Corporation North America, Inc.	Brent Crude	$101.10	12	1/1/14	12/31/14	584,000	(4,519,499)
BP Corporation North America, Inc.	Brent Crude	$95.35	12	1/1/15	12/31/15	292,000	(2,153,323)
BP Corporation North America, Inc.	Brent Crude	$95.35	12	1/1/15	12/31/15	292,000	(2,153,323)
BP Corporation North America, Inc.	Brent Crude	$91.95	6	1/1/16	6/30/16	291,200	(1,832,933)

Miller Energy Resources, Inc.	Hedging Agreement (ISDA International Swaps and Derivatives Association, Inc. Master Agreement) dated December 17, 2013, between Cargill, Incorporated and Miller Energy Resources, Inc.	Cargill, Incorporated (acting through its Cargill Risk Management Business Unit) 9350 Excelsior Blvd. Hopkins, MN 55343

Counter Party	Type	Price per Bbl	Term (Months)	Effective Date	Termination Date	Volume	As of 1/28/14 MTM Value (Liability)
Cargill, Incorporated	Brent Crude	108.91	1	1/1/2014	1/31/2014	17,000	31,558
Cargill, Incorporated	Brent Crude	108.22	1	2/1/2014	2/28/2014	15,000	17,098
Cargill, Incorporated	Brent Crude	108.22	2	3/1/2014	4/30/2014	34,000	59,479
Cargill, Incorporated	Brent Crude	107.12	3	5/1/2014	7/31/2014	51,000	82,310
Cargill, Incorporated	Brent Crude	105.82	1	8/1/2014	8/31/2014	17,000	21,252
Cargill, Incorporated	Brent Crude	105.82	1	9/1/2014	9/30/2014	16,000	26,964
Cargill, Incorporated	Brent Crude	105.82	1	10/1/2014	10/31/2014	17,000	35,215
Cargill, Incorporated	Brent Crude	104.66	3	11/1/2014	1/31/2015	51,000	82,247
Cargill, Incorporated	Brent Crude	103.31	1	2/1/2015	2/28/2015	15,000	14,972
Cargill, Incorporated	Brent Crude	103.31	2	3/1/2015	4/30/2015	34,000	54,327
Cargill, Incorporated	Brent Crude	101.91	3	5/1/2015	7/31/2015	51,000	58,207
Cargill, Incorporated	Brent Crude	100.50	1	8/1/2015	8/31/2015	17,000	9,001
Cargill, Incorporated	Brent Crude	100.50	1	9/1/2015	9/30/2015	16,000	14,416
Cargill, Incorporated	Brent Crude	100.50	1	10/1/2015	10/31/2015	17,000	21,810
Cargill, Incorporated	Brent Crude	99.10	3	11/1/2015	1/31/2016	51,000	30,621
Cargill, Incorporated	Brent Crude	97.79	1	2/1/2016	2/29/2016	16,000	1,010
Cargill, Incorporated	Brent Crude	96.79	2	3/1/2016	4/30/2016	34,000	16,689
Cargill, Incorporated	Brent Crude	96.76	3	5/1/2016	7/31/2013	51,000	3,527
Cargill, Incorporated	Brent Crude	95.77	1	8/1/2016	8/31/2016	17,000	(7,679)
Cargill, Incorporated	Brent Crude	95.77	1	9/1/2016	9/30/2016	16,000	(3,602)
Cargill, Incorporated	Brent Crude	95.77	1	10/1/2016	10/31/2016	17,000	(16)
Cargill, Incorporated	Brent Crude	94.98	2	11/1/2016	12/31/2016	17,000	(16,667)

* For swaps with a term of more than one month, the volume is divided equally over the term of the swap, by month.

SCHEDULE 7.31
MATERIAL CONTRACTS

Loan Party	Style (or Title) of Contract and Effective Date	Name and Addresses of Other Parties	Description of Subject Matter
Miller Energy Resources, Inc.
-Loan and Security Agreement
(March 19, 2010)
-First Secured Promissory Note (November 1, 2009)
-Second Secured Promissory Note (December 15, 2009)
-Third Secured Promissory Note
(May 15, 2010)
- First Amendment to Promissory Notes
(June 29, 2012)
- Subordination Agreement to Apollo
(June 29, 2012)
		Miller Energy Income 2009-A, LP* c/o Miller Energy GP, LLC c/o Miller Energy Resources, Inc. 9721 Cogdill Road, Suite 302 Knoxville, TN 37932	Approximately $3MM secured loan; subordinated to 2012 Apollo Credit Facility
Cook Inlet Energy, LLC	Crude Oil Purchase Agreement (March 9, 2012)	Tesoro Refining and Marketing Company 19100 Ridgewood Pkwy San Antonio, TX 78259	Oil sale contract
Cook Inlet Energy, LLC	Assignment Oversight Agreement (November 5, 2009)	State of Alaska Department of Natural Resources 550 W. 7th Ave, Suite 1100 Anchorage, AK 99501	Conditions for assignment of leases to CIE
Cook Inlet Energy, LLC	Cook Inlet Energy, LLC Performance Bond Agreement (March 11, 2011)	State of Alaska Department of Natural Resources 550 W. 7th Ave, Suite 1100 Anchorage, AK 99501	Bonding requirements for the Osprey platform
Miller Energy Resources, Inc.	Agreement for Sale of Membership Interests in Cook Inlet Energy, LLC (December 10, 2009)
-David M. Hall
48110 David Hall Road
Kenai, Alaska 99611
-Walter J. Wilcox II ("JR")
2804 W. 35th Avenue
Anchorage, AK  99517
-Troy Stafford
c/o David L. Cooper, Esq.
208 Third Avenue North
Suite 300
Nashville, TN 37201
Purchased subsidiary
Cook Inlet Energy, LLC	Settlement Agreement (October 14, 2010)	Cook Inlet Pipe Line Company (“CIPL”) 4800 Foumace Place Bellaire, TX 77401	Settled tariff dispute
Cook Inlet Energy, LLC	10th Plan of Development (February 17, 2011)	State of Alaska Department of Natural Resources 550 W. 7th Ave, Suite 1100 Anchorage, AK 99501	Part of documentation required to restart Osprey platform

Cook Inlet Energy, LLC	RU Plan of Redevelopment (March 16, 2011)	State of Alaska Department of Natural Resources 550 W. 7th Ave, Suite 1100 Anchorage, AK 99501	Part of documentation required to restart Osprey platform
Miller Energy Resources, Inc.	Hedging Agreement (ISDA Master Agreement, addenda) (December 6, 2010) Amendment to the ISDA Master Agreement (December 8, 2010)	BP Corporation North America, Inc. 501 Westlake Park Boulevard Houston, TX 77079-2604	Hedging agreement
Miller Energy Resources, Inc.	Hedging Agreement (ISDA Master Agreement) (December 17, 2013)	Cargill, Incorporated (acting through its Cargill Risk Management Business Unit) 9350 Excelsior Blvd. Hopkins, MN 55343	Hedging agreement
Miller Energy Resources, Inc.	Consulting Agreement, as amended (March 12, 2010)	Bristol Capital LLC 6353 W. Sunset Boulevard, Suite 4006 Los Angeles, California 90028	Consulting agreement (amended 4/29/11 and 3/11/2012 )
Miller Energy Resources, Inc.	Guaranty Agreement (October 10, 2013)	Schlumberger Technology Corporation, M-I LLC, and Smith International, Inc. PO Box 201556 Houston, Texas 77216-1556	Guaranty on debt from purchase from Schlumberger Technology
Cook Inlet Energy, LLC	Bylaws (2007) Response Action Contract (2009)	Cook Inlet Spill Prevention and Response, Inc. (“CISPRI”) P.O. Box 7314 Nikiski, Alaska, 99635	Bylaws and spill response agreement
Cook Inlet Energy, LLC	Purchase and Sale Agreement (May 25, 2010) Lease Assignment (effective May 1, 2010)	Buccaneer Alaska, LLC 2500 Tanglewilde Ave, Suite 340 Houston, TX 77063	Assigned leases
Miller Energy Resources, Inc.	Contract of Construction and Sale for One, 2000 H.P. Offshore Winterized SCR Drilling Rig (June 12, 2011)	Voorhees Equipment and Consulting, Inc. 1011 Highway 6 South, Suite 115 Houston, TX 77077	Rig Construction Contract
Cook Inlet Energy, LLC	Susitna No. 4 Exploration License (February 11, 2011)	State of Alaska Department of Natural Resources 550 W. 7th Ave, Suite 1100 Anchorage, AK 99501	Exploration License
Miller Energy Resources, Inc.	Employment Agreement (July 29, 2013)	Scott M. Boruff c/o Miller Energy Resources, Inc. 9721 Cogdill Road, Suite 302 Knoxville, TN 37932	Employment Agreement with Chief Executive Officer

Miller Energy Resources, Inc.	Employment Agreement (July 29, 2013)	David J. Voyticky c/o Miller Energy Resources, Inc. 9721 Cogdill Road, Suite 302 Knoxville, TN 37932	Employment Agreement with President
Miller Energy Resources, Inc.	Employment Agreement (July 29, 2013)	Deloy Miller c/o Miller Energy Resources, Inc. 9721 Cogdill Road, Suite 302 Knoxville, TN 37932	Employment Agreement with Executive Chairman
Miller Energy Resources, Inc.	Employment Agreement (July 29, 2013)	David M. Hall c/o Miller Energy Resources, Inc. 9721 Cogdill Road, Suite 302 Knoxville, TN 37932	Employment Agreement with Chief Operating Officer
Miller Energy Resources, Inc.	Employment Agreement (July 29, 2013)	Kurt C. Yost c/o Miller Energy Resources, Inc. 9721 Cogdill Road, Suite 302 Knoxville, TN 37932	Employment Agreement with Senior Vice President and General Counsel
Cook Inlet Energy, LLC	Employment Agreement (March 25, 2013)	Conrad Perry c/o Cook Inlet Energy, LLC 601 W. 5th Avenue, Suite 310 Anchorage, AK 99501	Employment Agreement with Vice President and Drilling Manager
Miller Energy Resources, Inc.	Mutual Settlement and Release Agreement (January 24, 2014)	CNX Gas Company, LLC 1000 Consol Energy Drive CNX Center Canonsburg, PA 15317	Agreement settling lawsuit
Miller Energy Resources, Inc.	Consulting and Services Agreement (November 12, 2013)	John M. Brawley Financial Consulting, LLC 612 E 10 ½ ST Houston, TX 77008	Consulting Agreement
Miller Energy Resources, Inc.	Amended Consulting Agreement (September 18, 2013)	Highgate Capital, LLC 82 North Franklin Turnpike, Ho Ho Kus, NJ 07423	Kevin DeLeon Investor Relations Consulting Agreement
Miller Energy Resources, Inc.	Consulting Agreement	William R. Weakley 8512 Melinda Drive Nashville, Tennessee 37205	Investor Relations Consulting Agreement
Cook Inlet Energy, LLC	Farmout Agreement for ADL 17602 (September 20, 2012)	Hilcorp Alaska, LLC 3800 Centerpoint Drive, Suite 100 Anchorage, AK 99503	Farmout Agreement
Cook Inlet Energy, LLC	Farmout Agreement for ADL 18758 (September 20, 2012)	Hilcorp Alaska, LLC 3800 Centerpoint Drive, Suite 100 Anchorage, AK 99503	Farmout Agreement
Miller Energy Resources, Inc.	Lease Agreement (dated June 24, 2011)	Pellissippi Pointe II, LLC 9721 Cogdill Road Knoxville, TN 37932	Lease Agreement for corporate headquarters (third floor)

Cook Inlet Energy, LLC	Office Lease Agreement, (effective April 15, 2010) Fourth Amendment (effective April 15, 2013)	Peach Investments, LLC 3000 C Street Suite 105 Anchorage, AK 99503	Lease Agreement for office, as amended
Cook Inlet Energy, LLC	Daywork Drilling Contract (May 8, 2013)	Patterson-UTI Drilling Company LLC 1125 17th Street, Suite 800 Denver, CO 80202	Rig rental contract
Cook Inlet Energy, LLC	Letter Agreement extending Daywork Drilling Contract (September 6, 2013)	Patterson-UTI Drilling Company LLC 1125 17th Street, Suite 800 Denver, CO 80202	Extension of Rig rental contract
Cook Inlet Energy, LLC	Purchase and Sale Agreement (November 22, 2013)	Armstrong Cook Inlet, LLC, GMT Exploration Company, LLC, Dale Resources Alaska, LLC, Jonah Gas Company, LLC and Nerd Gas Company, LLC 1421 Blake Street Denver, CO 80202	North Fork Purchase and Sale Agreement
Miller Energy Resources, Inc.	At Market Issuance Sales Agreement (October 12, 2013)	MLV & Co. LLC 1251 Avenue of the Americas 41st Floor New York, NY 10020	Series C Preferred Stock At The Market Sales Agreement
Miller Energy Resources, Inc.	At Market Issuance Sales Agreement (October 17, 2013)	MLV & Co. LLC 1251 Avenue of the Americas 41st Floor New York, NY 10020	Series D Preferred Stock At The Market Sales Agreement

SCHEDULE 8.16
POST-CLOSING ITEMS

Requirement	Delivery Date
An electronic copy of a recorded Memorandum of Lease or similar instrument regarding the leasehold interest in the Cook Inlet Region, Inc. lease (a portion of the former BLM-A-035017 lease)	Seven (7) days after the Effective Date
Electronic copies of lease amendments to the Mental Health Trust leases numbered MHT-9300062 and MHT-9300063 extending the end of the primary term of each such lease to September 1, 2014 or December 31, 2014, as applicable, and ratifying that each such lease remains in full force and effect
Seven (7) days after the Effective Date
An electronic copy of recorded Assignment and Bill of Sale from Hilcorp Alaska, LLC assigning to CIE its thirty percent (30%) working interest in lease ADL 17602 with a reservation of a one percent (1%) overriding royalty interest
Thirty (30) days after the Effective Date

SCHEDULE 9.02
EXISTING DEBT

Description	Type	Amount
Apollo Credit Facility (Includes accrued interest through 1/31/14) To be extinguished on the Effective Date [25]	Term Loan between Borrower and Apollo Investment Corp. (Apollo Credit Facility (June 29, 2012))	$78,310,774
Miller Energy Income 2009, LP To be extinguished on the Effective Date [26]	Term Loan between Borrower and Miller Energy Income 2009, LP (-First Secured Promissory Note (November 1, 2009) -Second Secured Promissory Note (December 15, 2009) -Third Secured Promissory Note (May 15, 2010) - First Amendment to Promissory Notes (June 29, 2012))	$3,820,790
Pellissippi Pointe, LLC	Term Loan Guarantee between Borrower and FSGBank, National Association - Knoxville (July 12, 2012)	$849,218
Pellissippi Pointe II, LLC	Term Loan Guarantee between Borrower and FSGBank, National Association - Knoxville (July 12, 2012)	$1,846,356
Osprey Platform	Performance Bond Agreement between Cook Inlet Energy, LLC and State of Alaska, Department of Natural Resources (March 11, 2011)	$18,000,000

———————————
25    To be extinguished on the Effective Date
26    To be extinguished on the Effective Date

SCHEDULE 9.05
EXISTING INVESTMENTS

Guarantee of Pellissippi Pointe, LLC and Pellissippi Pointe II, LLC’s Debt. On June 24, 2011, the Borrower acquired a 48% minority interest in Pellissippi Pointe I, LLC and Pellissippi Pointe II, LLC for total cash consideration of $400. In connection with the transaction, the Borrower executed a five-year lease agreement with the investee and relocated its corporate offices to the new facility on November 7, 2011. Borrower does not exercise control over the financial and operating decisions made by the entities. On July 12, 2012, the Borrower signed a direct guarantee for 55% of the $5,074,000 outstanding loan obligations with FSG Bank for the Pellissippi Pointe equity investment.

SCHEDULE 9.13
TRANSACTIONS WITH AFFILIATES

From time to time the Borrower provides service work on oil and gas wells owned by Mr. Herman Gettelfinger (and family), a member of the Board of Directors.

From time to time the Borrower provides service work on oil and gas wells owned by Mr. Deloy Miller (and family), a member of the Board of Directors.

From November 2009 to May 2010 we entered into three secured promissory notes with the Miller 2009 Partnership to borrow $3,071,000 with maturity dates ranging from November 2013 to May 2014. On June 29, 2012, the maturity dates on the promissory notes were amended to reflect the later of (i) 91 days after the date on which the Apollo Credit Facility is extinguished, or (ii) July 31, 2017.

On June 24, 2011, we entered into a five year lease for our corporate office space with Pellissippi Pointe II, LLC, a limited liability company of which we own 48%. On January 31, 2012, we entered into a forty-four month lease for additional office space with the same entity.